PRELIMINARY TERM SHEET

RFMSI SERIES 2007-S4 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-S4

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor
(Commission File No. 333-140614)

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

GREENWICH CAPITAL MARKETS, INC.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE  PROSPECTUS AND THE
PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS PRELIMINARY  AND IS SUBJECT TO COMPLETION
OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,
SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET,  THE TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES
IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

APRIL 6, 2007

                             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
                             CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                                          PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide  progressively  more detail:

         -        the related base prospectus,  dated April 3, 2006 which provides general information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated April 6, 2007,  which provides  general  information  about series of certificates issued pursuant to the  depositor's  "Jumbo A" fixed rate program,  or the S Program,  some of which may not apply to the offered certificates; and

         -        this term sheet, which describes terms applicable to the classes of offered certificates  described herein,  provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the  transaction, and provides other information related to the offered certificates.

This term sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus filed by the depositor has been filed in connection with prior series of certificates issued under the S program, and may be found at http://www.sec.gov/Archives/edgar/data/774352/000089109207001326/e26819_s-3a.txt.

The registration statement to which this offering relates is Commission File Number 333-140614.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Defined terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE  CERTIFICATES,
SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET
IS  PRELIMINARY,  AND IS SUBJECT  TO  COMPLETION  OR  CHANGE.  THIS TERM  SHEET IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE  YOU WITH
INFORMATION  ABOUT THE  OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN
OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT
CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE  ACCEPTED YOUR OFFER TO PURCHASE THE
CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE DEPOSITOR AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE
ISSUING ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING THEM
MAY CHANGE (DUE, AMONG OTHER THINGS,  TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED
OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE
ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION
TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE
ISSUING ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE
COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING
FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER  THE ISSUER OF THE  CERTIFICATES  NOR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED  OR VERIFIED  ANY  STATISTICAL  OR
NUMERICAL  INFORMATION  PROVIDED  HEREIN,  ALTHOUGH THAT  INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUER OR
ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The offered certificates are complex securities.  You should possess,  either alone or together with an investment advisor, the expertise necessary to evaluate the  information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered certificates  in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things, all of the  applicable  risk factors in  connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

This is not an Excess Transaction as described in the term sheet supplement.

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                                 COLLATERAL STIPULATIONS--MORTGAGE POOL CHARACTERISTICS
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MORTGAGE LOAN TYPE:                                                                          30 Year Fixed Rate
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AGGREGATE STATED PRINCIPAL BALANCE EXCLUDING DISCOUNT FRACTION OF DISCOUNT               $312,000,000 (approximate)
MORTGAGE LOANS  (+/- 10%):
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GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                          6.380%
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WEIGHTED AVERAGE PASS-THRU RATE :                                                                  6.000%
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WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                                    358
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WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                                      71.00%
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CALIFORNIA CONCENTRATION MAXIMUM:                                                                  39.00%
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FULL/ALT DOCUMENTATION (+/- 10):                                                                   65.00%
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CASH OUT REFINANCE (+/- 10):                                                                       37.00%
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SINGLE FAMILY DETACHED (+/- 5):                                                                    92.00%
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SECOND/VACATION HOME (+/- 4)                                                                        4.00%
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INVESTOR PROPERTY:                                                                                  0.00%
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WEIGHTED AVERAGE FICO (+/- 10):                                                                      736
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INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                                                39%
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AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                                          $490,000
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PREPAYMENT PENALTIES :                                                                              < 3%
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The percentages set forth above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.  Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The number expressed in parenthesis for a category above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date.  For example, the Second/Vacation Home percentage could vary from 0% to 8% of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The percentage expressed in parenthesis for a category above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date.  For example, the Aggregate Stated Principal
Balance of the mortgage loans included in the trust, excluding the Discount Fraction of the Discount Mortgage Loans, on the Closing
Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:               The Class A  Certificates  (other  than the Class A-V and Class A-P  Certificates)  and the Class R
                                    Certificates.

UNDERWRITER:                        Greenwich  Capital Markets,  Inc., or Greenwich.  Greenwich will purchase the offered  certificates
                                    (other than a de minimis portion of the Class R Certificates)  on the closing date,  subject to the satisfaction of the conditions set forth in the underwriting agreement.

SIGNIFICANT SERVICERS:              Homecomings  Financial,  LLC, a  wholly-owned  subsidiary of  Residential  Funding,  is expected to subservice more than 20% of the mortgage loans.  GMAC Mortgage,  LLC, a wholly-owned  subsidiary of
                                    Residential Funding Company, LLC, may subservice a portion of the mortgage loans.

SIGNIFICANT ORIGINATORS:            Originators that originated 10% or more of the mortgage loans include Homecomings  Financial,  LLC, a wholly-owned subsidiary of Residential Funding.

CUT-OFF DATE:                       April 1, 2007.

CLOSING DATE:                       On or about April 27, 2007.

DISTRIBUTION DATE:                  25th of each month,  or the next business day if such day is not a business day,  commencing in May
                                    2007.

FORM OF CERTIFICATES:               Book-entry: Class A, Class A-P, Class A-V and Class M Certificates.
                                    Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:              Investors may hold the beneficial  interests in the Class A  Certificates,  other than any class of
                                    Interest Only Certificates and any class of Retail  Certificates,  Class M-1 Certificates and Class
                                    A-P  Certificates in minimum  denominations  representing an original  principal amount of $100,000 and integral  multiples of $1 in excess  thereof.  Class M-2 and Class M-3  Certificates in minimum denominations  of $250,000 and integral  multiples of $1 in excess thereof.  Class A-V Certificates
                                    and  any  other  class  of  Interest  Only  Certificates:   $2,000,000  notional  amount.  Class  R
                                    Certificates: 20% percentage interests.

                                    Any class of Class A Certificates that may be issued in minimum  denominations of less than $25,000 are  referred  to  herein  as  "Retail  Certificates"  and  are not  offered  hereby.  The  minimum denomination for any class of Retail Certificates will be set forth in the prospectus supplement.

SENIOR CERTIFICATES:                Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:           Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3. The  Subordinate  Certificates
                                    will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject  to the  considerations  contained  in the term sheet  supplement,  the Class A and Class M
                                    Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or individual  retirement  accounts.  Sales of the Class R  Certificates  to such plans or  retirement accounts  are  prohibited,  except  as  permitted  in  "ERISA  Considerations"  in the  term  sheet supplement.

                                    See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:                              When issued the offered  certificates  rated in at least the second highest rating  category by one of the rating  agencies  will be  "mortgage  related  securities"  for  purposes  of the  Secondary
                                    Mortgage Market  Enhancement Act of 1984, or SMMEA, and the remaining  classes of certificates will not be "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment" in the term sheet supplement and "Legal Investment  Matters" in the related base prospectus.

TAX STATUS:                         For  federal  income tax  purposes,  the  depositor  will  elect to treat the  portion of the trust consisting of the related  mortgage loans and certain other  segregated  assets as one or more real
                                    estate  mortgage  investment  conduits.   The  offered   certificates,   other  than  the  Class  R
                                    Certificates,  will represent  ownership of regular interests in a real estate mortgage  investment conduit and  generally  will be treated as  representing  ownership of debt for federal  income tax purposes.  You will be required to include in income all interest and original issue  discount,  if any, on such  certificates in accordance  with the accrual method of accounting  regardless of your usual methods of  accounting.  For federal income tax purposes,  the Class R  Certificates  for any series will represent residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding the federal income tax consequences of investing in the offered certificates,  including  important  information  regarding  the  tax  treatment  of  the  Class  R
                                    Certificates,  see "Material  Federal Income Tax  Consequences" in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates will be provided by the subordination of the Class M and Class B Certificates,  as and
to the extent  described  in the term sheet  supplement.  Realized  losses on the  mortgage  loans will be  allocated  to the Class B-3
Certificates,  then to the Class B-2 Certificates,  then to the Class B-1 Certificates, then to the Class M-3 Certificates, then to the
Class M-2 Certificates,  and then to the Class M-1 Certificates,  to the extent such class has a certificate  principal balance greater than zero.  When this  occurs,  the  certificate  principal  balance of the class to which the  realized  loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate  certificate  principal  balance of the  Subordinate  Certificates  has been reduced to zero,  realized  losses on the mortgage loans will be allocated among the Senior  Certificates in accordance with their  respective  remaining  certificate  principal balances or accrued interest as described in the term sheet supplement.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer  does not receive the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance  funds to cover the amount of the scheduled  payment that was not made.  However,  the Master  Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master  servicer may, but will not be required to:

         o        purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate principal  balance of the  certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.
However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall  to the holders of the most  subordinate classes of certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing  Agreement--Termination;
Retirement of Certificates" in the related base prospectus.

                                                    APRIL 6, 2007

Filed pursuant to Rule 433 under the Securities Act of 1933, as amended.

TERM SHEET SUPPLEMENT
FOR USE WITH BASE PROSPECTUS DATED APRIL 6, 2007

                                  RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                                     DEPOSITOR
                                         (COMMISSION FILE NO. 333-140614)

                                         RESIDENTIAL FUNDING COMPANY, LLC
                                            SPONSOR AND MASTER SERVICER

                                   S PROGRAM MORTGAGE PASS-THROUGH CERTIFICATES
                                                    (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust, also referred to as the issuing entity,  will be established to hold assets  transferred to it by the depositor.  The assets of each trust will be specified in the  prospectus  supplement for the related series of certificates  and will generally  consist of a pool of one- to four-family  residential  first lien mortgage loans.
The mortgage loans will be master serviced by Residential Funding Company, LLC.

THE CERTIFICATES

The certificates  will be issued in series,  each having its own designation.  Each series will be issued in one or more  classes  of senior  certificates  and one or more  classes  of  subordinated  certificates.  Each  class will evidence  beneficial  ownership of and the right to a specified  portion of future  payments on the mortgage  loans and any other assets  included in the related  trust.  A term sheet may accompany  this term sheet  supplement  for any series and may set forth  additional  information  about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
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THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR  ON THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR  ANY  DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU REQUEST IT BY CALLING
THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR ANY SERIES.  THE  INFORMATION  IN THIS TERM SHEET
SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.  THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,
IF  CONVEYED  PRIOR TO THE  TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO  PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,
SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF
AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE  COMMISSION NOR ANY STATE SECURITIES  COMMISSION HAS APPROVED OR DISAPPROVED OF
THE  OFFERED  CERTIFICATES  OR  DETERMINED  THAT THIS TERM SHEET  SUPPLEMENT,  ANY TERM SHEET FOR ANY SERIES OR THE
RELATED BASE PROSPECTUS IS ACCURATE OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE  CERTIFICATES OF ANY SERIES  REPRESENT  INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING ENTITY,  AND DO NOT
REPRESENT  INTERESTS IN OR  OBLIGATIONS  OF  RESIDENTIAL  FUNDING  MORTGAGE  SECURITIES I, INC., AS THE  DEPOSITOR,
RESIDENTIAL FUNDING COMPANY, LLC, AS THE SPONSOR, OR ANY OF THEIR AFFILIATES.

                                              EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the  Prospectus  Directive, each referred to in this term sheet  supplement as a Relevant  Member State,  each  underwriter  will represent and agree that with effect  from and  including  the date on which the  Prospectus  Directive  is  implemented  in that
Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of any class of  certificates  with a minimum  denomination  less than  $100,000 to the public in that Relevant Member State prior to the  publication of a prospectus in relation to the  certificates which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the  Prospectus  Directive,  except  that it may,  with  effect from and  including  the  Relevant
Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized or regulated to operate in the  financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last financial  year;  (2) a total  balance  sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the Prospectus Directive.

For the  purposes  of the  preceding  paragraph,  (i) "offer of  certificates  to the  public" in  relation  to any certificates  in any  Relevant  Member  State means the  communication  in any form and by any means of  sufficient information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase  or  subscribe  the  certificates,  as the  same  may be  varied  in  that  Member  State  by any  measure implementing  the  Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive"  means  Directive
2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  UNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a)      it has  only  communicated  or  caused  to be  communicated  and  will  only  communicate  or  cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section
         21 of the  Financial  Services  and  Markets  Act,  referred  to in this term  sheet  supplement  as FSMA)
         received  by it in  connection  with  the  issue or sale of the  certificates  in  circumstances  in which
         Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY TERM SHEET FOR ANY CLASS OF

  OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF
                                               OFFERED CERTIFICATES

We provide  information to you about any series of offered  certificates  in three or more separate  documents that provide progressively more detail:

-        the related  base  prospectus  which  provides  general  information,  some of which may not apply to your series of offered certificates;

-        this term sheet  supplement,  which  provides  general  information  about series of  certificates  issued pursuant  to the  depositor's  "Jumbo A" fixed rate  program,  or the S  Program,  some of which may not apply to your series of offered certificates; and

-        one or more term  sheets,  which may  describe  terms  applicable  to the classes of the series of offered certificates  described therein, may provide a description of certain collateral  stipulations regarding the mortgage  loans and the parties to the  transaction  and may provide  other  information  related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-140614.

The  depositor's  principal  offices  are  located at 8400  Normandale  Lake  Boulevard,  Suite  250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE ANY OF THE CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO
THE  CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR
CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE
OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE  THE
CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED  AND WILL NOT
CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER
TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING THEM MAY CHANGE (DUE, AMONG OTHER
THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED OR MAY
BE REMOVED OR REPLACED  AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR
MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE  THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON
THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON
THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY  PORTION OF THE  CERTIFICATES
WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY
COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

         Primary Mortgage Insurance and Primary Hazard

         Distributions on Certain Classes of

         Principal Distributions on the Senior
         Certificates ............................S-61
         Principal Distributions on Certain Classes of
         Insured Certificates ....................S-62
         Principal Distributions on the Class M

         Realized Losses and Interest Shortfalls..S-85
         Purchase Price...........................S-87
         Pass-Through Rates.......................S-88
         Floating Rate Certificate and Inverse
         Floating Rate Yield Considerations ......S-88
         Principal Only Certificate and Interest
         Only Certificate Yield Considerations ...S-89
         Class M-2 and Class M-3 Certificate Yield
         Considerations ..........................S-90
         Additional Yield Considerations Applicable

         Servicing and Other Compensation and

         Special Tax Considerations Applicable to
         Certificates Related to any Yield
         Maintenance Agreement ..................S-106
         Special Tax Considerations Applicable to
         Exchangeable Certificates ..............S-107
         Special Tax Considerations Applicable to

RATINGS  S-113
LEGAL INVESTMENT.................................S-114
ERISA CONSIDERATIONS.............................S-115

                                                        RISK FACTORS

         The offered  certificates  of any series are not suitable  investments  for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

         You should  carefully  consider the following risk factors in connection  with the purchase of the offered certificates:

RISK OF LOSS

UNDERWRITING STANDARDS                        Generally,  the mortgage loans have been originated using underwriting
MAY AFFECT RISK OF LOSS                       standards  that conform to those  published in  Residential  Funding's
ON THE MORTGAGE LOANS.                        Client  Guide,  as  application  to the  "Jumbo A"  program.  Applying these standards  creates  additional risks that realized losses on the mortgage loans will be allocated to certificateholders.
                                              Examples include the following:
                                              o   mortgage  loans that have  loan-to-value  ratios at origination of more than 80% of the value of the  mortgaged  property may have an increased  risk that the value of the mortgaged  property will not be sufficient to satisfy these mortgage loans upon foreclosure;
                                              o   mortgage  loans  underwritten  through  the  use  of an  automated underwriting  system  may not  require  the  delivery  of all or a portion of the related  credit  files,  which  increases  the risk
                                                  that  the   borrower's   credit   worthiness  is  not   accurately
                                                  represented; and
                                              o   mortgage  loans made to borrowers  whose income is not required to
                                                  be   disclosed   or  verified  may  increase  the  risk  that  the
                                                  borrower's income is less than that represented.
                                              Subject to some  limitations,  the mortgage  loans with  loan-to-value ratios  over  80% are  expected  to be  insured  by  primary  mortgage insurance  to the  extent  described  in this term  sheet  supplement.
                                              However,  if the insurer is unable to pay a claim,  the amount of loss incurred on those loans may be increased.
                                              In addition, in determining  loan-to-value ratios for certain mortgage loans, the value of the related mortgaged  property may be based on an appraisal  that  is up to 24  months  old  if  there  is a  supporting broker's price opinion,  automated  valuation,  drive-by  appraisal or other  certification  of value.  If such an appraisal does not reflect current  market  values and such  market  values  have  declined,  the likelihood that proceeds from a sale of the mortgaged  property may be insufficient to repay the mortgage loan is increased.

                                              See "The  Trusts--The  Mortgage  Loans" and "Certain  Legal  Aspects of
                                              Mortgage Loans" in the related base prospectus.

THE RETURN ON YOUR                            The  Servicemembers  Civil Relief Act, as amended,  or the Relief Act,
CERTIFICATES COULD BE                         provides relief to borrowers who enter active military  service and to
REDUCED BY SHORTFALLS DUE                     borrowers  in reserve  status who are called to active  duty after the
TO THE SERVICEMEMBERS CIVIL RELIEF ACT.       origination  of  their  mortgage  loan.  Current  or  future  military operations  may  increase  the  number of  citizens  who are in active military  service,  including  persons in reserve status who have been called or will be  called to active  duty.  The  Relief  Act  provides generally  that a borrower who is covered by the Relief Act may not be charged  interest on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active  duty.  Any  resulting  interest shortfalls  are not  required to be paid by the borrower at any future time. The master  servicer for the applicable  series of  certificates will  not be  required  to  advance  these  shortfalls  as  delinquent payments and the shortfalls  will not be covered by any form of credit enhancement on the certificates.  Interest  shortfalls on the mortgage loans  included  in the trust  established  for any  series due to the application  of the Relief Act or similar  legislation  or regulations will be applied to reduce  accrued  interest on each  interest-bearing class of certificates of that series on a pro rata basis.

                                              The Relief Act also  limits the ability of the  servicer to  foreclose on a mortgage  loan during the  borrower's  period of active duty and, in some cases,  during an  additional  three month period  thereafter.
                                              As a result,  there may be delays in payment  and  increased  realized losses on the  mortgage  loans.  Those delays and  increased  realized losses on the mortgage  loans  included in the trust  established  for any series will be borne  primarily  by the class of  certificates  of that series with a  certificate  principal  balance  greater than zero
                                              with  the   lowest   payment   priority,   other  than  any  class  of
                                              certificates  of any series covered by a financial  guaranty policy as and to the  extent  set forth in the  prospectus  supplement  for that class.

                                              We will not know how many mortgage  loans have been or may be affected by  the  application  of the  Relief  Act or  similar  legislation  or regulations.

                                              We do not know  how many of the  mortgage  loans  have  been or may be affected the  application of the Relief Act or similar  legislation or regulations.

                                              See  the  definition  of  Accrued   Certificate   Interest  under  the
                                              "Description  of the  Certificates--Glossary  of  Terms"  in this  term
                                              sheet    supplement   and   "Certain   Legal   Aspects   of   Mortgage
                                              Loans--Servicemembers Civil Relief Act" in the related base prospectus.

THE RETURN ON YOUR                            Realized  losses on the mortgage loans may occur due to a wide variety
CERTIFICATES MAY BE                           of  causes,  including  a  decline  in real  estate  values as well as
AFFECTED BY REALIZED                          adverse changes in the borrower's  financial  condition.  A decline in
LOSSES ON THE MORTGAGE                        real  estate  values  or  economic  conditions  nationally  or in  the
LOANS IN THE RELATED                          regions where the mortgaged  properties are  concentrated may increase
MORTGAGE POOL, WHICH                          the risk of realized losses on the mortgage loans.
COULD OCCUR DUE TO A
VARIETY OF CAUSES.

THE RETURN ON YOUR                            One risk of investing in mortgage-backed  securities is created by any
CERTIFICATES MAY BE                           concentration  of the  related  properties  in one or more  geographic
PARTICULARLY SENSITIVE TO                     regions.  If the  regional  economy or housing  market  weakens in any
CHANGES IN REAL ESTATE                        region having a  significant  concentration  of properties  underlying
MARKETS IN SPECIFIC REGIONS.                  mortgage loans included in the trust  established for any series,  the mortgage  loans in that region may  experience  high rates of loss and delinquency,  resulting in losses to holders of the related  series of certificates.  A region's  economic  condition and housing  market may also be adversely  affected by a variety of events,  including natural disasters  such as  earthquakes,  hurricanes,  floods,  tornadoes  and eruptions,  civil  disturbances  such as riots, by disruptions such as ongoing  power  outages,  or  terrorist  actions  or acts of war.  The economic  impact  of any of  those  events  may  also be felt in areas
                                              beyond  the  region   immediately   affected   by  the   disaster   or
                                              disturbance.  The  properties  underlying  the mortgage loans included in the trust  established  for any series may be concentrated in these regions.  This  concentration  may result in greater losses to holders
                                              of  the  certificates   than  those  generally   present  for  similar
                                              mortgage-backed securities without that concentration.

THE RETURN ON YOUR                            Except as is otherwise set forth in the  prospectus  supplement  for a
CERTIFICATES WILL BE                          class of  certificates,  the only credit  enhancement for any class of
REDUCED IF LOSSES EXCEED                      senior  certificates of any series will be the subordination  provided
THE CREDIT ENHANCEMENT                        by the  Class M and  Class B  Certificates  of that  series  (and with
AVAILABLE TO YOUR CERTIFICATES.               respect to any class of super senior  certificates,  the subordination
                                              provided   by  the  related   class  or  classes  of  senior   support
                                              certificates,  and with  respect to any class of insured  certificates of any  series,  the  credit  enhancement  provided  by the  financial guaranty  insurance  policy and any applicable  reserve fund as and to the extent set forth in the  prospectus  supplement  for that  class).
                                              The  only  credit  enhancement  for any  Class M  Certificates  of any series will be the subordination  provided by the Class B Certificates and any class of Class M  Certificates,  if any,  with a lower payment priority  than that  class.  You should  also be aware that the credit enhancement  provided  for  some  types  of  realized  losses  may  be limited.  See "Description of the  Certificates-Allocation  of Losses;
                                              Subordination" in this term sheet supplement.

THE VALUE OF YOUR                             If the  performance  of  the  mortgage  loans  included  in the  trust
CERTIFICATES MAY BE                           established for any series is substantially  worse than assumed by the
REDUCED IF LOSSES ARE HIGHER THAN EXPECTED.   rating agencies  rating any class of certificates of that series,  the ratings  of any  class of those  certificates  may be  lowered  in the future.  This would probably  reduce the value of those  certificates.
                                              None of the depositor,  the master  servicer nor any other entity will have any obligation to supplement any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A TRANSFER OF MASTER SERVICING IN THE EVENT   If the master servicer  defaults in its obligations  under the pooling
OF A MASTER SERVICER DEFAULT MAY INCREASE     and servicing  agreement,  the master  servicing of the mortgage loans
THE RISK OF PAYMENT APPLICATION ERRORS        may be transferred to the trustee or an alternate master servicer,  as described  under "The  Pooling  and  Servicing  Agreement-Rights  Upon
                                              Event of  Default"  in the related  base  prospectus.  In the event of such a transfer of master  servicing there may be an increased risk of
                                              errors  in  applying   payments  from  borrowers  or  in  transmitting
                                              information and funds to the successor master servicer.

SOME OF THE MORTGAGE                          A portion of the mortgage loans included in the trust  established for
LOANS HAVE AN INITIAL                         any  series  may  have  initial   interest  only  periods  of  varying
INTEREST-ONLY PERIOD,                         duration.  During  this  period,  the  payment  made  by  the  related
WHICH MAY INCREASE THE                        borrower  will  be  less  than  it  would  be  if  the  mortgage  loan
RISK OF LOSS AND                              amortized.  In  addition,  the  mortgage  loan  balance  will  not  be
DELINQUENCY ON THESE MORTGAGE LOANS.          reduced by the principal  portion of scheduled monthly payments during this period.  As a result,  no principal  payments will be made to the certificates  of the related series from mortgage loans of this nature during their interest-only period, except in the case of a prepayment.
                                              After the initial  interest-only period, the scheduled monthly payment on these mortgage  loans will increase,  which may result in increased delinquencies  by the  related  borrowers,  particularly  if  interest rates have  increased  and the  borrower  is unable to  refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage  loan not  amortizing  during the early years of these mortgage  loans.  Although  the amount of  principal  included in each
                                              scheduled   monthly  payment  for  a  traditional   mortgage  loan  is
                                              relatively  small during the first few years after the  origination of a mortgage loan, in the aggregate the amount can be significant.

                                              Mortgage  loans with an initial  interest-only  period are  relatively new in the mortgage  marketplace.  The  performance  of these mortgage loans may be  significantly  different  than mortgage loans that fully amortize.  In particular,  there may be a higher  expectation by these borrowers  of  refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an initial  interest-only  period,  which may result in higher or lower  prepayment  speeds than would otherwise be the case.  In addition,  the failure to build equity in the related mortgaged  property  by the  related  mortgagor  may  affect the loss, delinquency and prepayment experience of these mortgage loans.

RISK RELATING TO PRIMARY
MORTGAGE INSURERS

YOU MAY INCUR LOSSES IF A PRIMARY MORTGAGE    Subject to limited  exceptions,  the  mortgage  loans  included in the
INSURER FAILS TO MAKE PAYMENTS UNDER A        trust   established   for  any  series  that  have  an  LTV  ratio  at
PRIMARY MORTGAGE INSURANCE POLICY             origination  in excess of 80% are  expected to be insured by a primary mortgage  insurance  policy. If such a mortgage loan were subject to a foreclosure and the value of the related  mortgaged  property were not sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce  the  losses  on,  such  mortgage  loan.  If the  insurer is unable or refuses to pay a claim,  the amount of such losses  would be allocated  to  holders  of the  related  classes  of  certificates  as realized losses.
RISKS RELATING TO COOPERATIVE LOANS
COOPERATIVE LOANS HAVE CERTAIN                Some  of the  mortgage  loans  may  not be  secured  directly  by real
CHARACTERISTICS THAT MAY INCREASE THE RISK    property but may be cooperative  loans. A cooperative  loan is secured
OF LOSS                                       by a first lien on shares issued by the cooperative  corporation  that owns the related  apartment  building  and on the related  proprietary lease or occupancy  agreement  granting  exclusive  rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics  that may increase the likelihood of realized  losses, although  historically  the rate of  losses on  cooperative  loans has been comparable to losses on non-cooperative mortgage loans.
                                              The proprietary  lease or occupancy  agreement  securing a cooperative loan is  subordinate,  in most cases,  to any blanket  mortgage on the related  cooperative  apartment building or on the underlying land. If the cooperative is unable to meet the payment  obligations (i) arising under an  underlying  mortgage,  the  mortgagee  holding an underlying
                                              mortgage   could   foreclose  on  that   mortgage  and  terminate  all
                                              subordinate  proprietary  leases  and  occupancy  agreements  or  (ii)
                                              arising under its land lease,  the holder of the  landlord's  interest
                                              under  the  land  lease  could   terminate  it  and  all   subordinate
                                              proprietary leases and occupancy agreements.

                                              Additionally,  the  proprietary  lease or occupancy  agreement  may be terminated  and  the  cooperative  shares  may  be  cancelled  by  the cooperative  if the  tenant-stockholder  fails to pay  maintenance  or other  obligations  or  charges  owed  by  the  tenant-stockholder.  A default  by the  tenant-stockholder  under  the  proprietary  lease or occupancy  agreement  will  usually  constitute  a  default  under the security agreement between the lender and the  tenant-stockholder.  In the event of a  foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions  on its  ability to  transfer the  collateral  and the use of proceeds from any sale of  collateral.
                                              See   "Certain   Legal   Aspects  of   Mortgage   Loans--The   Mortgage
                                              Loans--Cooperative Loans" in the related base prospectus.

LIMITED OBLIGATIONS
PAYMENTS ON THE                               The certificates  offered in each series will represent interests only
MORTGAGE LOANS ARE THE                        in the trust  established  for that series.  The  certificates  do not
PRIMARY SOURCE OF                             represent an ownership  interest in or  obligation  of the  depositor,
PAYMENTS ON YOUR CERTIFICATES.                the master servicer or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of  certificates  are not  sufficient  to make all  payments  provided for under the pooling and  servicing  agreement  for that  series,  investors  will  have no recourse to the  depositor,  the master  servicer or any other entity,
                                              and  will  incur  losses.   Additional  credit   enhancement  will  be
                                              provided  for any class of insured  certificates  of any series by the applicable  financial  guaranty  insurance  policy and any  applicable reserve  fund  as  and to  the  extent  set  forth  in the  prospectus supplement for that class.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD                          A  secondary  market for the  offered  certificates  may not  develop.
YOUR CERTIFICATES TO                          Even if a secondary  market does  develop,  it may not  continue or it
MATURITY IF THEIR MARKETABILITY IS LIMITED.   may be illiquid.  Neither the  underwriters for the related series nor any other person will have any  obligation to make a secondary  market in your  certificates,  and you  generally  have no right  to  request redemption  of your  certificates.  Illiquidity  means  you may not be able to find a buyer to buy your securities  readily or at prices that will  enable you to realize a desired  yield.  Illiquidity  can have a severe adverse effect on the market value of your certificates.
                                              Any  class  of  offered   certificates  may  experience   illiquidity,
                                              although  generally  illiquidity  is more likely for classes  that are especially  sensitive  to  prepayment,  such  as  any  Principal  Only
                                              Certificates and any Interest Only Certificates,  or credit risk, such as the Class M Certificates,  or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS
BANKRUPTCY PROCEEDINGS                        The transfer of the mortgage loans from any  applicable  seller to the
COULD DELAY OR REDUCE                         depositor  will  be  intended  by  the  parties  to  be  and  will  be
DISTRIBUTIONS ON THE CERTIFICATES.            documented  as  a  sale.   However,  if  any  seller  were  to  become
                                              bankrupt,  a trustee in bankruptcy could attempt to recharacterize the sale of the  applicable  mortgage  loans  as a loan  secured  by those mortgage loans or to consolidate  those mortgage loans with the assets of that  seller.  Any  such  attempt  could  result  in a delay  in or reduction of  collections  on the mortgage loans included in the trust
                                              established  for  any  series   available  to  make  payments  on  the
                                              certificates of that series.

THE BANKRUPTCY OF A BORROWER MAY INCREASE     If  a  borrower  becomes  subject  to  a  bankruptcy   proceeding,   a
THE RISK OF LOSS ON A MORTGAGE LOAN.          bankruptcy court may require  modifications of the terms of a mortgage loan without a permanent  forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have  included  reducing the amount of each monthly  payment,  changing the rate of interest and altering the repayment  schedule.  In addition,  a court having federal  bankruptcy jurisdiction  may permit a debtor to cure a monetary  default relating to a mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and reinstating the original mortgage loan payment  schedule,  even though the lender  accelerated  the  mortgage loan and final  judgment  of  foreclosure  had been  entered  in state court.  In  addition,  under the federal  bankruptcy  law, all actions against a  borrower  and the  borrower's  property  are  automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON YOUR                             The yield to  maturity  on each class of offered  certificates  of any
CERTIFICATES WILL VARY                        series will depend on a variety of factors, including:
DEPENDING ON VARIOUS
FACTORS.                                           -   the rate and timing of  principal  payments  on the  mortgage loans  included  in the trust  established  for that  series,
                                                       including   prepayments,   defaults  and  liquidations,   and
                                                       repurchases due to breaches of representations or warranties;

                                                   -   the  allocation of principal  payments on the mortgage  loans in the related  mortgage  pool among the  various  classes of offered certificates included in that series;

                                                   -   realized  losses  and  interest  shortfalls  on the  mortgage loans in the related mortgage pool;

                                                   -   the pass-through rate for that class; and

                                                   -   the purchase price of that class.

                                              The  rate  of  prepayments  is one of the  most  important  and  least predictable of these factors.

                                              No  assurances  are given that the  mortgage  loans will prepay at any particular rate.

                                              In addition,  the master  servicer may purchase any mortgage loan that is at least three months  delinquent.  Such repurchases would increase the prepayment rates on the mortgage loans.

                                              In general,  if you purchase a certificate  at a price higher than its outstanding  certificate principal balance and principal distributions on your  certificate  occur  faster  than you  assumed  at the time of purchase,  your yield will be lower than you anticipated.  Conversely, if you purchase a  certificate  at a price lower than its  outstanding certificate  principal  balance and  principal  distributions  on that class  occur more  slowly  than you  assumed at the time of  purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON                    Since  mortgagors,  in most cases,  can prepay their mortgage loans at
THE MORTGAGE LOANS WILL VARY                  any  time,  the rate and  timing  of  principal  distributions  on the
DEPENDING ON FUTURE MARKET                    offered  certificates  are highly  uncertain and are dependent  upon a
CONDITIONS AND OTHER FACTORS.                 wide  variety  of  factors,  including  general  economic  conditions,
                                              interest  rates,  the   availability  of  alternative   financing  and
                                              homeowner  mobility.  Generally,  when market interest rates increase, borrowers are less likely to prepay their mortgage  loans.  This could result  in a slower  return  of  principal  to you at a time  when you might  have  been  able to  reinvest  your  funds at a higher  rate of interest  than the  pass-through  rate on your class of  certificates.
                                              On the other hand, when market interest rates decrease,  borrowers are generally  more  likely to prepay  their  mortgage  loans.  This could result  in a faster  return  of  principal  to you at a time  when you might not be able to reinvest  your funds at an interest  rate as high as the pass-through rate on your class of certificates.

                                              Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage loans.  These refinancing  programs may
                                              be  offered  by  the  master   servicer,   any  subservicer  or  their
                                              affiliates,   and  may  include  streamlined  documentation  programs.
                                              Streamlined   documentation  programs  involve  less  verification  of
                                              underwriting information than traditional documentation programs.
                                              See   "Certain   Yield   and   Prepayment    Considerations--Prepayment
                                              Considerations"  in this  term  sheet  supplement  and  "Maturity  and
                                              Prepayment Considerations" in the related base prospectus.

THE RECORDING OF                              The mortgages or  assignments  of mortgage for all or a portion of the
MORTGAGES IN THE NAME OF                      mortgage  loans included in the trust  established  for any series may
MERS MAY AFFECT THE YIELD ON THE              have  been  or may be  recorded  in the  name of  Mortgage  Electronic
CERTIFICATES.                                 Registration  Systems,  Inc.,  or  MERS,  solely  as  nominee  for the originator and its successors and assigns.  Subsequent  assignments of those  mortgages  are  registered  electronically  through  the  MERS(R)
                                              System.  However,  if  MERS  discontinues  the  MERS(R)System  and  it becomes  necessary  to record an  assignment  of the  mortgage  to the trustee for any series,  then any  related  expenses  shall be paid by the  related  trust  and  will  reduce  the  amount  available  to pay principal of and interest on the certificates  included in that series with certificate  principal balances greater than zero with the lowest payment priorities.

                                              The  recording of  mortgages  in the name of MERS is a relatively  new practice in the mortgage lending industry.  Public recording  officers and  others  in the  mortgage  industry  may  have  limited,  if  any, experience  with lenders seeking to foreclose  mortgages,  assignments
                                              of  which  are   registered   with  MERS.   Accordingly,   delays  and
                                              additional   costs   in   commencing,   prosecuting   and   completing
                                              foreclosure  proceedings  and  conducting  foreclosure  sales  of  the mortgaged  properties could result.  Those delays and additional costs could in turn  delay  the  distribution  of  liquidation  proceeds  to holders of the related  certificates and increase the amount of losses on the mortgage loans.

                                              For additional  information  regarding MERS and the MERS(R)System,  see
                                              "Description  of the Mortgage  Pool" and "Certain Yield and Prepayment
                                              Considerations--Realized  Losses and Interest  Shortfalls" in this term sheet  supplement and "Description of the  Certificates--Assignment  of
                                              Trust Assets" in the related base prospectus.

SPECIFIC RISK FACTORS APPLICABLE TO SOME CLASSES OF CERTIFICATES

THE YIELD ON YOUR CERTIFICATES WILL BE        The offered  certificates of each class included in a series will have
AFFECTED BY THE SPECIFIC TERMS THAT APPLY     different  yield  considerations  and different  sensitivities  to the
TO THAT CLASS, DISCUSSED BELOW.               rate and timing of principal  distributions,  as more fully  described in this term sheet  supplement and the  prospectus  supplement for any class of any series.  A description of the categories of  certificates that may be included in any series is set forth under  "Description of the  Certificates--General"  in the related  base  prospectus,  and the
                                              following  is  a  general  discussion  of  yield   considerations  and
                                              prepayment  sensitivities  of some of the  categories of  certificates that may be included in any series.

                                              See "Certain Yield and Prepayment  Considerations"  in this term sheet supplement."

CLASS A CERTIFICATES                          The Class A Certificates  of any series,  other than any interest only certificates,  may be  subject to various  priorities  for  payment of principal.  Distributions  of principal on the Class A Certificates of any  series  entitled  to  principal  distributions  with  an  earlier priority of payment  will be affected  by the rates of  prepayment  of the related  mortgage loans early in the life of the related  mortgage pool.  Those classes of Class A  Certificates  of any series  entitled to principal  distributions  with a later  priority of payment will be affected  by the rates of  prepayment  of the related  mortgage  loans experienced  both  before  and after  the  commencement  of  principal distributions  on  those  classes,  and  will  be  more  likely  to be
                                              affected  by  losses  on  the  mortgage   loans  not  covered  by  any
                                              applicable credit  enhancement since these classes will be outstanding for a longer period of time.

                                              See  "Description of the  Certificates-Principal  Distributions on the
                                              Senior Certificates" in this term sheet supplement.
CLASS A-P CERTIFICATES                        The Class A-P  Certificates  of any series  will  receive a portion of the  principal  payments  only on the mortgage  loans  included in the trust  established  for that series that have net mortgage rates lower
                                              than  the  discount   mortgage  rate  set  forth  in  the   prospectus
                                              supplement  for that  series.  Therefore,  the  yield on the Class A-P
                                              Certificates  included in any series will be  extremely  sensitive  to the rate and  timing of  principal  prepayments  and  defaults  on the mortgage  loans in the related  mortgage  pool that have net  mortgage rates lower than the specified discount mortgage rate.

                                              Mortgage  loans  with  lower  mortgage  rates  are less  likely  to be
                                              prepaid  than  mortgage   loans  with  higher   mortgage   rates.   If
                                              prepayments  of principal on the mortgage  loans in a series that have net mortgage  rates lower than the  specified  discount  mortgage rate occur  at a rate  slower  than  an  investor  assumed  at the  time of purchase,  the investor's yield in the Class A-P Certificates  will be adversely affected.

CLASS A-V CERTIFICATES                        The Class A-V  Certificates  of any series  will  receive a portion of the interest  payments only from mortgage  loans included in the trust established  for that series that have net mortgage  rates higher than the discount mortgage rate set forth in the prospectus  supplement for that  series.  Therefore,  the  yield on the  Class  A-V  Certificates included in any series  will be  extremely  sensitive  to the rate and timing of principal  prepayments and defaults on the mortgage loans in the related  mortgage  pool that have net  mortgage  rates higher than the specified discount mortgage rate.

                                              Mortgage  loans  with  higher  mortgage  rates  are more  likely to be prepaid  than  mortgage  loans  with  lower  mortgage  rates.  If  the mortgage  loans in a series that have net  mortgage  rates higher than the  specified  discount  mortgage  rate are  prepaid at a rate faster than an  investor  assumed  at the  time of  purchase,  the  yield  to investors in the Class A-V  Certificates  will be adversely  affected.
                                              Investors in the Class A-V Certificates  included in any series should fully  consider  the  risk  that a rapid  rate of  prepayments  on the mortgage  loans that have net mortgage rates higher than the specified discount  mortgage rate for that series could result in the failure of such investors to fully recover their investments.

CLASS M CERTIFICATES                          The yield to  investors  in any class of the Class M  Certificates  of any  series  will be  sensitive  to the rate and  timing  of  realized losses on the mortgage  loans  included in the trust  established  for that  series,  if those  realized  losses  are not  covered  by a more subordinate  class of Class M Certificates or the Class B Certificates of that series.

                                              It is not expected  that a class of Class M  Certificates  included in any series will receive any distributions of principal  prepayments on the  mortgage  loans in the related  mortgage  pool for the first five years after the  closing  date for that  series  unless the  aggregate certificate  principal balance of the senior certificates  included in that series has been  reduced to zero during that  period.  After this
                                              initial  period,  all  or  a   disproportionately   large  portion  of
                                              principal  prepayments on the mortgage  loans in the related  mortgage pool may be  allocated  to the senior  certificates  of that series as
                                              described   in   this   term   sheet   supplement,   and   none  or  a
                                              disproportionately  small  portion  of  principal  prepayments  on the mortgage  loans  in the  related  mortgage  pool  may be  paid  to the holders of the Class M and Class B  Certificates  unless the aggregate certificate  principal balance of the senior certificates  included in that  series  has been  reduced  to zero.  As a result,  the  weighted average lives of the Class M  Certificates  included in any series may be longer than would otherwise be the case.

                                              See   "Description   of   the   Certificates--Allocation   of   Losses;
                                              Subordination" in this term sheet supplement.

ACCRUAL CERTIFICATES AND PARTIAL ACCRUAL      Because  accrual   certificates   are  not  entitled  to  receive  any
CERTIFICATES                                  distributions  of interest for some period of time and partial accrual certificates  are entitled to smaller  distributions  of interest that are based on only a portion of the  certificate  principal  balance of that class,  accrual  certificates and partial accrual certificates of
                                              any  series  will  likely  experience   significant  price  and  yield
                                              volatility.  Investors  should  consider  whether this  volatility  is suitable to their investment needs.

COMPANION CERTIFICATES                        A class of companion  certificates  of any series may receive small or large  distributions  of  principal on each  distribution  date to the extent necessary to stabilize  principal  distributions to one or more classes of planned principal  classes,  targeted  principal classes or scheduled  principal  classes  of that  series.  Due to the  companion nature of these  classes  of  certificates,  these  certificates  will likely  experience  price and yield  volatility.  Investors in a class of companion  certificates  should consider whether this volatility is suitable to their investment needs.

COMPONENT CERTIFICATES                        A class  of  component  certificates  of any  series  may  consist  of
                                              components   with   different    principal   and   interest    payment
                                              characteristics.   As  each   component   of  a  class  of   component
                                              certificates  may be  identified  as  falling  into one or more of the categories set forth under  "Description of the  Certificates--General"
                                              in the related base prospectus,  that class of component  certificates may  bear  the  risks,  including  the  price  and  yield  volatility, associated  with the  categories  of  certificates  described in these risk  factors to the extent of each  applicable  component.  Investors in a class of  component  certificates  should  consider  whether  the risks and  volatility  associated  with any component of that class is suitable to their investment needs.

EXCHANGEABLE CERTIFICATES                     The  characteristics of any class of exchangeable  certificates of any series will reflect,  in the aggregate,  generally the characteristics of the related  exchanged  certificates of that series.  Investors are encouraged  to also  consider  a number of  factors  that will limit a certificateholder's  ability to exchange  exchanged  certificates  for exchangeable certificates and vice versa:

                                              o        At the time of the  proposed  exchange,  a  certificateholder must own  certificates of the related class or classes in the exact proportions  necessary to make the desired exchange and must  pay the  exchange  fee,  if set  forth  in the  related prospectus supplement.

                                              o        A  certificateholder  that does not own the  certificates may be unable to obtain the necessary  exchanged  certificates or exchangeable certificates.

                                              o        The  certificateholder of any class of certificates  required for a  desired  combination  may  refuse  to  sell  them at a reasonable  price  (or any  price)  or may be  unable to sell them.

                                              o        Certain  certificates  may have been purchased or placed into other financial structures and thus be unavailable.

                                              o        Principal  distributions  and reductions in notional  amounts will decrease the amounts available for exchange over time.

                                              o        Only  the  combinations  listed  in  the  related  prospectus supplement are permitted.

                                              o        The  record  dates  for  exchangeable  certificates  and  the exchanged  certificates  that are the subject of the exchange must be the same.

FLOATING RATE CERTIFICATES AND INVERSE        The interest rate on any class of floating rate certificates  included
FLOATING RATE CERTIFICATES                    in any series will vary in  accordance  with the  applicable  interest rate  index set forth in the  prospectus  supplement  for that  class.
                                              The interest rate on any class of inverse  floating rate  certificates included  in any  series  will  vary  inversely  with  the  applicable interest rate index set forth in the  prospectus  supplement  for that class.  Therefore,  the yield to  investors  on any class of  floating rate  certificates  or  inverse  floating  rate  certificates  will be extremely  sensitive to fluctuations  of the applicable  interest rate index.

INSURED CERTIFICATES                          Investors in any class of insured  certificates  of any series  should be aware that  payments  of  principal  on those  certificates  may be allocated  according  to a random  lot  procedure,  to the  extent set
                                              forth  in  the  prospectus   supplement  for  that  class  of  insured
                                              certificates  of that series.  Therefore it is highly  uncertain  that payments  will be made to any  investor in those  certificates  on the date desired by that investor.

                                              In addition,  any class of insured  certificates  of any series may be subject to special  rules  regarding  the  procedures,  practices  and limitations  applicable  to  the  distribution  of  principal  to  the holders  of  these  certificates,  to  the  extent  set  forth  in the prospectus  supplement for that class of insured  certificates of that series.  Insured certificates  subject to these procedures,  practices and  limitations  may not be an appropriate  investment for you if you require  distribution  of  a  particular  amount  of  principal  on  a predetermined  date or an  otherwise  predictable  stream of principal distributions.  If you purchase insured  certificates subject to these
                                              procedures,   practices  and  limitations,  we  cannot  give  you  any
                                              assurance  that  you will  receive  a  distribution  in  reduction  of principal on any particular distribution date.

                                              See  "Description  of  the  Certificates-Principal   Distributions  on
                                              Certain   Classes  of  Insured   Certificates"   in  this  term  sheet
                                              supplement.

                                              Investors in a class of insured  certificates  of any series should be aware that the related  financial  guaranty  insurance policy will not cover  interest  shortfalls  attributable  to  prepayments or interest shortfalls  related to Relief Act  reductions on the related  mortgage loans,  except as is otherwise set forth in the prospectus  supplement for that class of insured certificates of that series.

INTEREST ONLY CERTIFICATES                    A class of interest only certificates  included in any series will not be entitled  to  principal  distributions  and will  receive  interest distributions  based on a  notional  amount,  which,  other  than with respect  to any  Class  A-V  Certificates,  may be  based  on all or a portion of the  certificate  principal  balance of one or more classes of certificates  included in the related series.  Investors in a class of interest only  certificates  should be aware that the yield on that class will be extremely  sensitive to the rate and timing of principal payments on the  related  class or classes of  certificates,  and that rate may  fluctuate  significantly  over time. A faster than  expected rate  of  principal  payments  on the  related  class  or  classes  of certificates  will have an adverse effect on the yield to investors in a class of  interest  only  certificates  and  could  result  in their failure to fully recover their initial investments.

LOCKOUT CERTIFICATES                          As described in the  prospectus  supplement  for that class of lockout certificates of any series,  a class of lockout  certificates  may not
                                              receive   distributions  of  principal   prepayments  on  the  related
                                              mortgage  loans  for a  period  of  time  and,  as  described  in  the prospectus  supplement  for  that  class of  certificates,  may not be expected to receive  distributions of scheduled  principal payments on
                                              the  related   mortgage  loans  for  a  period  of  time.   After  the
                                              expiration  of the initial  period,  such  certificates  may receive a distribution  of principal  prepayments on the related  mortgage loans that is smaller  than that class's pro rata share and, as described in the prospectus supplement for that class of certificates,  may receive
                                              a  distribution  of  scheduled   principal  payments  on  the  related
                                              mortgage loans that is smaller than that class's pro rata share.

PLANNED PRINCIPAL CERTIFICATES OR PACS        Based  on the  structuring  assumptions  described  in the  prospectus
                                              supplement   for  that   class,   any  class  of   planned   principal
                                              certificates  included  in any  series  will  be  structured  so  that principal  payments will be made in accordance with a schedule related to that class,  but only if the mortgage  loans  included in the trust established  for  that  series  prepay  at a  constant  rate  within a specified  range.  If prepayments on the mortgage loans in the related mortgage pool occur at a rate below that range,  the weighted  average
                                              lives  of  that  class  of  planned  principal   certificates  may  be
                                              extended.  On the other hand,  if  prepayments  on the mortgage  loans occur at a rate above that range,  the weighted  average lives of that class of planned principal certificates may be reduced.

PRINCIPAL ONLY CERTIFICATES                   A class of principal only  certificates  included in any series is not
                                              entitled  to  receive  distributions  of  interest.   Investors  in  a
                                              principal  only  certificate  should be aware that if  prepayments  of principal on the mortgage loans included in the trust  established for that series and  distributed to that class occur at a rate slower than an investor  assumed at the time of  purchase,  the  investor's  yield will be lower than anticipated.

SCHEDULED PRINCIPAL CERTIFICATES              Based  on the  structuring  assumptions  described  in the  prospectus
                                              supplement   for  that  class,   any  class  of  scheduled   principal
                                              certificates  included  in any  series  will  be  structured  so  that principal  payments will be made in accordance with a schedule related to that class,  but only if the mortgage  loans  included in the trust established  for that  series  prepay at the rate or rates  assumed in developing  the  applicable  schedule.  If prepayments on the mortgage loans in the related  mortgage  pool occur at a rate below the assumed rate or rates,  the weighted  average lives of that class of scheduled principal  certificates  may  be  extended.  On  the  other  hand,  if prepayments on the mortgage  loans in the related  mortgage pool occur at a rate above the assumed rate or rates,  the weighted average lives of that class of scheduled principal certificates may be reduced.

SENIOR SUPPORT CERTIFICATES                   Investors  in a class of senior  support  certificates  of any  series should be aware that all or a portion of losses on the mortgage  loans included in the trust established for that series otherwise  allocable to the related class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent  set  forth  in  the  prospectus  supplement  for  that  class.
                                              Therefore,  the yield to  maturity  on that  class of  senior  support
                                              certificates   will  be  extremely   sensitive  to  losses   otherwise
                                              allocable   to  the   related   class  or  classes  of  super   senior
                                              certificates.

TARGETED PRINCIPAL CERTIFICATES OR TACS       Based  on the  structuring  assumptions  described  in the  prospectus
                                              supplement   for  that  class,   any  class  of   targeted   principal
                                              certificates  of any series is structured so that  principal  payments on the  mortgage  loans  included  in the trust  established  for that series  will be made in  accordance  with a  schedule  related to that class,  but only if the mortgage  loans in the related  mortgage  pool prepay at the  constant  rate  assumed  in  establishing  the  related schedule.  If  prepayments  on  the  mortgage  loans  in  the  related mortgage  pool occur at a rate below that rate,  the weighted  average lives  of  that  class  of  targeted  principal  certificates  may  be extended.  On the other hand, if  prepayments on the mortgage loans in the  related  mortgage  pool  occur at a rate  above  that  rate,  the
                                              weighted   average   lives  of  that  class  of   targeted   principal
                                              certificates may be reduced.

CERTIFICATES RELATED TO ANY YIELD             As  set   forth  in  the   prospectus   supplement   for  a  class  of
MAINTENANCE AGREEMENT                         certificates,  the holders of certain  certificates may benefit from a series of interest rate cap payments  pursuant to a yield  maintenance agreement.  The  purpose  of  a  yield  maintenance  agreement  is  to
                                              partially   mitigate  the  risk  to  the   investors  in  the  related
                                              certificates that the pass-through rate on their  certificates will be lower than the index plus the related margin.

                                              However,   the  amount  payable  to  those  investors  under  a  yield maintenance  agreement may be based on a notional  amount equal to the lesser of the  aggregate  certificate  principal  balance  of  related certificates  and an amount  determined  based on an  assumed  rate of prepayments on the mortgage loans.  Accordingly,  if prepayments occur at a slower  rate  than  assumed,  the  amount  payable  on the  yield maintenance  agreement  will be less than the amount of interest  that would accrue on those  certificates  at the excess of the index over a certain rate per annum as set forth in the  prospectus  supplement for such  class.  In  addition,  if the index  exceeds a certain  rate per annum as set  forth in the  prospectus  supplement  for such  class of certificates,  no  additional  amounts  are  payable  under  the yield maintenance  agreement.  Any  amount by which the  amount  paid by the yield  maintenance  agreement  provider  is less  than the  difference between the index plus the related  margin and a rate set forth in the prospectus  supplement  for  such  class of  certificates  will not be payable  from  any  source  on that  distribution  date or any  future distribution date.

                                              Furthermore,  investors  under the  yield  maintenance  agreement  are subject  to the risk that the  yield  maintenance  agreement  provider will default on all or a portion of its payment  obligations under the yield maintenance agreement.
RECENT DEVELOPMENTS

RECENT DEVELOPMENTS IN THE RESIDENTIAL        Recently,  the  residential  mortgage  market in the United States has
MORTGAGE MARKET MAY ADVERSELY AFFECT THE      experienced a variety of difficulties and changed economic  conditions
RETURN ON YOUR CERTIFICATES.                  that may  adversely  affect  the  yield on the  offered  certificates.
                                              Delinquencies  and losses with respect to  residential  mortgage loans generally  have  increased  in  recent  months,  and may  continue  to increase.  In  addition,  in  recent  months  housing  prices  in many states have declined or stopped  appreciating,  after extended periods of  significant  appreciation.  A  continued  decline  or an  extended flattening  of those  values may  result in  additional  increases  in delinquencies  and losses on  residential  mortgage  loans  generally, particularly with respect to second homes and investor  properties and with respect to any  residential  mortgage loans whose  aggregate loan amounts  (including  any  subordinate  liens)  are close to or greater than the related property values.

                                              You should  consider  that the  general  market  conditions  discussed above  may  affect  the  performance  of the  mortgage  loans  and may adversely affect the return on the offered certificates.

                                                   INTRODUCTION

         The  depositor  will  establish a trust with  respect to each series on the closing  date for that series, under a series  supplement,  dated as of the cut-off  date for that series,  to the  standard  terms of pooling and servicing  agreement,  dated as of November 1, 2006,  among the  depositor,  the master  servicer  and the trustee, together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the closing  date for each  series,  the depositor  will  deposit  into the trust a pool of mortgage  loans  secured by first  liens on one- to  four-family residential  properties,  that in the aggregate will  constitute a mortgage pool with terms to maturity of not more than 40 years.  The trust will not have any  additional  equity.  The  pooling  and  servicing  agreement  for each series will  authorize  the trust to engage only in selling the  certificates  in exchange for the  mortgage  loans included in that trust,  entering into and performing  its  obligations  under the pooling and servicing  agreement for that series,  activities  necessary,  suitable or  convenient  to such actions and other  activities  as may be required in connection with the conservation of the trust fund and making  distributions to  certificateholders  of that series.

         The pooling  and  servicing  agreement  will  provide  that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without  recourse all the right,  title and interest of the depositor in and to the mortgage  loans.  Furthermore,  the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale, if the mortgage loans for any reason are held to not be property of the trustee,  the  conveyance of the mortgage  loans shall also be deemed to be a grant by the  depositor to the trustee of a security  interest in the mortgage  loans and related collateral.

         Some  capitalized  terms  used in  this  term  sheet  supplement  have  the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                     SPONSOR AND MASTER SERVICER

         Residential Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase programs from mortgage loan originators or sellers  nationwide,  including  affiliates, that meet its  seller/servicer  eligibility  requirements  and services  mortgage loans for its own account and for others.  See  "Mortgage  Loan  Program--Qualifications  of  Sellers" in the related  base  prospectus  for a general description of applicable  seller/servicer  eligibility requirements.  Residential Funding Company, LLC's principal executive  offices are located at 8400 Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its
telephone number is (952) 857-7000.  Residential Funding Company,  LLC conducts operations from its headquarters in
Minneapolis  and from  offices  located  primarily  in  California,  Texas,  Maryland,  Pennsylvania  and New York.
Residential Funding Company, LLC finances its operations primarily through its securitization program.

         Residential Funding Company,  LLC was founded in 1982 and began operations in 1986,  acquiring,  servicing and  securitizing  residential  jumbo  mortgage  loans  secured by first liens on one- to  four-family  residential properties  such as the  mortgage  loans  described in this term sheet  supplement.  GMAC LLC,  previously  General
Motors Acceptance  Corporation,  purchased  Residential Funding Company, LLC in 1990. In 1995,  Residential Funding
Company,  LLC expanded its business to include "subprime" first lien mortgage loans,  Residential  Funding Company,
LLC also began to acquire and service "Alt-A" loans,  closed-end  loans and revolving loans secured by second liens in 1995.

         Residential  Funding Company,  LLC's overall  procedures for originating and acquiring  mortgage loans are described  under  "Mortgage  Loan  Program" in the related base  prospectus.  Residential  Funding  Company,  LLC's material  role and  responsibilities  in this  transaction,  including  as master  servicer,  are  described in the
related  base  prospectus  under  "Mortgage  Loan   Program--Qualifications  of  Sellers"  and  "--Limited  Right  of
Substitution"  and in this term sheet  supplement  under "Pooling and Servicing  Agreement-The  Master Servicer and
Subservicers-Master Servicer."

         The following  tables set forth the aggregate  principal  amount of publicly  offered  securitizations  of mortgage  loans  sponsored  by  Residential  Funding  Company,  LLC for the past five  years.  Residential  Funding
Company,  LLC sponsored  approximately  $31.6  billion and $2.9 billion in initial  aggregate  principal  amount of mortgage-backed  securities in the 2002 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Company,  LLC sponsored  approximately $61.8 billion and $3.0 billion in initial  aggregate  principal amount of  mortgage-backed  securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The percentages shown under "Percentage  Change from
Prior  Year"  represent  the ratio of (a) the  difference  between  the  current and prior year volume over (b) the prior year volume.

                                             SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS
                                                                 YEAR ENDED DECEMBER 31,
 VOLUME BY OUTSTANDING PRINCIPAL
             BALANCE                     2002             2003            2004             2005             2006

Prime Mortgages(1)                  $16,177,753,813  $18,964,072,062 $11,953,278,792  $24,149,038,614  $40,241,885,054

Non-Prime Mortgages(2)              $15,475,700,554  $27,931,235,627 $24,408,531,445  $27,928,496,334  $21,581,547,796

Total                               $31,653,454,367  $46,895,307,689 $36,361,810,237  $52,077,534,948  $61,823,432,850

Prime Mortgages(1)                           51.11%          40.44%           32.87%           46.37%             65.09%

Non-Prime Mortgages(2)                       48.89%          59.56%           67.13%           53.63%             34.91%

Total Volume                                  100.00%       100.00%          100.00%          100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                          (1.28)%          17.22%         (36.97)%          102.03%          66.64%

Non-Prime Mortgages(2)                      104.52%          80.48%         (12.61)%           14.42%        (22.73)%

Total                                        32.14%          48.15%         (22.46)%           43.22%          18.71%

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                 YEAR ENDED DECEMBER 31,
 VOLUME BY OUTSTANDING PRINCIPAL         2002             2003            2004             2005             2006
             BALANCE

Prime Mortgages(1)                   $2,875,005,049    3,207,008,585   2,085,015,925    2,409,506,573    3,012,549,922
Non-Prime Mortgages(2)                           -                -               -                -                -
Total                                $2,875,005,049    3,207,008,585   2,085,015,925    2,409,506,573    3,012,549,922

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%           0.00%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           17.90%          11.55%         (34.99)%           15.56%          25.03%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total Volume                                 17.90%          11.55%         (34.99)%           15.56%          25.03%

-------------------------------------------------------------------------------------------------------------------
FIRST LIEN MORTGAGE LOANS
                                                                 YEAR ENDED DECEMBER 31,
    VOLUME BY NUMBER OF LOANS            2002             2003            2004             2005             2006

Prime Mortgages(1)                        68,077           86,166          55,773           91,631          141,188

Non-Prime Mortgages(2)                   136,789          200,446         170,696          173,796          132,069

Total                                    204,866          286,612         226,469          265,427          273,257

Prime Mortgages(1)                         33.23%           30.06%          24.63%           34.52%            51.67%

Non-Prime Mortgages(2)                     66.77%           69.94%          75.37%           65.48%            48.33%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           17.87%          26.57%         (35.27)%           64.29%          54.08%

Non-Prime Mortgages(2)                       91.47%          46.54%         (14.84)%            1.82%        (24.01)%

Total                                        58.56%          39.90%         (20.98)%           17.20%           2.95%

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS
                                                                 YEAR ENDED DECEMBER 31,
    VOLUME BY NUMBER OF LOANS            2002             2003            2004             2005             2006

Prime Mortgages(1)                        73,188           84,962          51,614           53,071           60,951
Non-Prime Mortgages(2)                         -                -               -                -                -
Total                                     73,188           84,962          51,614           53,071           60,951

Prime Mortgages(1)                         100.00%          100.00%         100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                       0.00%            0.00%           0.00%            0.00%            0.00%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           16.26%          16.09%         (39.25)%            2.82%          14.85%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total                                        16.26%          16.09%         (39.25)%            2.82%          14.85%
_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

          The following tables set forth the annual average  outstanding  principal balance,  calculated as of year end of mortgage loans master serviced by Residential  Funding Company,  LLC for the past five years, and the annual average number of such loans for the same period.  Residential  Funding  Company,  LLC was the master servicer of a residential  mortgage  loan  portfolio  of  approximately  $68.2  billion and $4.1  billion in average  outstanding principal  amount  during the 2002  calendar  year backed by first lien  mortgage  loans and junior  lien  mortgage loans,  respectively.  Residential  Funding  Company,  LLC was the master  servicer of a residential  mortgage loan portfolio  of  approximately  $140.1  billion and $8.5  billion in average  outstanding  principal  during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  The  percentages shown under "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                            MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                  YEAR ENDED DECEMBER 31,
VOLUME BY OUTSTANDING PRINCIPAL
BALANCE                                  2002             2003            2004             2005              2006

Prime Mortgages(1)                     $43,282,264,857  $33,749,084,171 $32,453,682,854  $47,935,800,813  $ 83,052,457,702
Non-Prime Mortgages(2)                 $24,910,565,613  $39,334,697,127 $50,509,138,736  $53,938,083,312  $ 57,013,557,376
Total                                  $68,192,830,470  $73,083,781,298 $82,962,821,590  $101,873,884,125 $140,066,015,078

Prime Mortgages(1)                           63.47%          46.18%           39.12%           47.05%            59.30%

Non-Prime Mortgages(2)                       36.53%          53.82%           60.88%           52.95%            40.70%

Total                                       100.00%         100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                         (15.75)%        (22.03)%          (3.84)%           47.71%            73.26%

Non-Prime Mortgages(2)                       51.62%          57.90%           28.41%            6.79%             5.70%

Total Based on Average Number of              0.57%           7.17%           13.52%           22.79%            37.49%
Loans

===================================================================================================================
JUNIOR LIEN MORTGAGE LOANS

                                                                  YEAR ENDED DECEMBER 31,
VOLUME BY OUTSTANDING
 PRINCIPAL BALANCE                       2002             2003            2004             2005              2006

Prime Mortgages(1)                  $4,102,615,571   $4,365,319,862  $5,135,640,057   $5,476,133,777   $ 8,536,345,778
Non-Prime Mortgages(2)                          0                0               0                 0                 0
Total                               $4,102,615,571   $4,365,319,862  $5,135,640,057   $5,476,133,777   $ 8,536,345,778

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%             0.00%

Total                                       100.00%         100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           16.79%           6.40%           17.65%            6.63%            55.88%

Non-Prime Mortgages(2)                            -               -                -                -                 -

Total                                        16.79%           6.40%           17.65%            6.63%            55.88%

FIRST LIEN MORTGAGE LOANS
-------------------------------------------------------------------------------------------------------------------
                                                                  YEAR ENDED DECEMBER 31,
VOLUME BY NUMBER OF LOANS                2002             2003            2004             2005              2006

Prime Mortgages(1)                       202,938          168,654         156,745          201,903            312,825

Non-Prime Mortgages(2)                   242,625          341,863         414,639          411,550            405,577

Total                                    445,563          510,517         571,384          613,453            718,402

Prime Mortgages(1)                          45.55%           33.04%          27.43%           32.91%              43.54%

Non-Prime Mortgages(2)                      54.45%           66.96%          72.57%           67.09%              56.46%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                         (14.71)%        (16.89)%          (7.06)%           28.81%             54.94%

Non-Prime Mortgages(2)                       44.37%          40.90%           21.29%          (0.74)%            (1.45)%

Total                                         9.74%          14.58%           11.92%            7.36%             17.11%

===================================================================================================================
JUNIOR  LIEN MORTGAGE LOANS
                                                                  YEAR ENDED DECEMBER 31,
VOLUME BY PERCENTAGE
OF NUMBER OF LOANS                       2002             2003            2004             2005              2006

Prime Mortgages(1)                       118,773          127,833         147,647          143,713            199,652

Non-Prime Mortgages(2)                         -                -               -                -                  -

Total                                    118,773          127,833         147,647          143,713            199,652

Prime Mortgages(1)                        100.00%          100.00%         100.00%           100.00%          100.00%

Non-Prime Mortgages(2)                      0.00%            0.00%           0.00%             0.00%            0.00%

Total                                     100.00%          100.00%         100.00%           100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           14.16%           7.63%           15.50%          (2.66)%             38.92%

Non-Prime Mortgages(2)                            -               -                -                -                  -

Total                                        14.16%           7.63%           15.50%          (2.66)%             38.92%
_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential  Funding Company,  LLC's overall  procedures for originating and acquiring  mortgage loans are described  under  "Description  of the  Mortgage  Pool--The  Program"  in this term  sheet  supplement.  Residential
Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer,  are described  in the  accompanying  prospectus  under  "Mortgage  Loan  Program--Qualification  of  Sellers"  and  "The
Trusts--Limited Right of Substitution" and in this term sheet supplement under "Pooling and Servicing  Agreement--The
Master Servicer and Subservicers--Master Servicer."

         Residential Funding Company, LLC's wholly-owned  subsidiary,  Homecomings Financial,  LLC, or Homecomings, is  expected to have  originated  and sold to  Residential  Funding  Company,  LLC  certain of the  mortgage  loans included in the mortgage pool.  Residential  Funding Company,  LLC's affiliate,  GMAC Mortgage,  LLC is expected to subservice  certain of the mortgage  loans  included in the mortgage  pool.  See  "Affiliations  Among  Transaction
Parties," "Description of the Mortgage  Pool--Originators" and "Pooling and Servicing  Agreement--The Master Servicer
and Subservicers" in this term sheet supplement.

                                      AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                                   -------------------------------
                                                              GMAC LLC
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      Residential Capital LLC
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
                                 |                                |                             |
                                 |                                |                             |
                   --------------------------    --------------------------------   ----------------------------
                   GMAC Mortgage, LLC            Residential Funding Company, LLC    Residential Funding Mortgage
                         (Subservicer)            (Sponser and Master Servicer)           Securities I, Inc
                                                                                              (Depositor)
                   -------------------------     --------------------------------    ----------------------------
                                                                  |
                                                                  |

                                                   -------------------------------
                                                    Homecomings Financial, LLC
                                                            (Subservicer)
                                                   -------------------------------

                                              DESCRIPTION OF THE MORTGAGE POOL

         GENERAL

         The mortgage  pool for each series will consist of mortgage  loans with an  aggregate  principal  balance, and having other  characteristics that conform to the stipulations set forth in the prospectus  supplement for that series.  The  mortgage  loans  are  secured  by  first  liens  on fee  simple  or  leasehold  interests  in one- to four-family  residential  real  properties or an interest in shares issued by a cooperative  apartment  corporation and the related  proprietary  lease.  The  property  securing  the  mortgage  loan is referred to as the  mortgaged property.  The mortgage  pool for each series will  consist of  conventional,  fixed-rate,  level  monthly  payment first lien mortgage loans with terms to maturity of generally not more than 40 years from the date of origination.

         All of the  mortgage  loans  included  in the  trust  established  for  any  series  have  been or will be purchased  by the  depositor  through  its  affiliate,  Residential  Funding  or  Homecomings  Financial,  LLC,  or
Homecomings,  a wholly-owned  subsidiary of Residential  Funding,  from  unaffiliated  sellers as described in this term sheet supplement and in the related base prospectus, or affiliated sellers.

         The mortgage  loans  included in the trust for any series will be selected  for  inclusion in the mortgage pool from among  mortgage  loans  purchased in  connection  with the Jumbo A Program  described  below based on the
Sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations and warranties  regarding the  mortgage  loans  included  in the  trust  established  for  any  series  as of the  date  of  issuance  of the certificates  of that series.  In connection  with any mortgage  loans  included in the trust  established  for any series that are secured by a leasehold  interest,  Residential  Funding  shall have  represented  to the  depositor that, among other things:  the use of leasehold  estates for residential  properties is an accepted practice in the area where the related  mortgaged  property is located;  residential  property in such area consisting of leasehold estates is readily  marketable;  the lease is  recorded  and no party is in any way in breach of any  provision  of such  lease;  the  leasehold  is in full force and effect and is not  subject to any prior lien or  encumbrance  by which the leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not  terminate  less  than ten years  after  the  maturity  date of such  mortgage  loan.  The  depositor  and
Residential  Funding will be required to  repurchase  or  substitute  for any mortgage loan included in the related mortgage  pool as to which a breach of its  representations  and  warranties  with  respect to that  mortgage  loan occurs, if such breach materially and adversely affects the interests of the  certificateholders  of that series in any of those mortgage loans (without regard to any applicable  financial  guaranty  insurance  policy for any class of that series).  Residential  Funding will not assign to the depositor,  and  consequently  the depositor will not assign to the trustee for the benefit of the  certificateholders  any of the representations and warranties made by the mortgage  collateral  sellers or the right to require the related mortgage  collateral seller to repurchase any such mortgage loan in the event of a breach of any of its  representations  and warranties.  Accordingly,  the only representations  and warranties  regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the  certificateholders  of that series  will be the  limited  representations  and warranties  made by  Residential  Funding  and the  depositor  described  in this  paragraph.  See  "Mortgage  Loan
Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

         A limited amount of Realized  Losses on mortgage loans  included in the trust  established  for any series as to which  there was fraud in the  origination  of those  mortgage  loans will be  covered  by the  subordination provided by the Class M Certificates  and the Class B  Certificates  of that series as described in this term sheet supplement  under  "Description  of the  Certificates--Allocation  of Losses;  Subordination,"  and,  subject to any applicable  limitations,  all such Realized Losses allocated to a class of Insured  Certificates of any series will be covered by the applicable financial guaranty insurance policy.

         Certain  aspects  of  Cooperative  Loans  that may be  included  in the trust  established  for any series differ from those of other types of mortgage  loans.  See "Certain  Legal  Aspects of Mortgage  Loans--The  Mortgage
Loans--Cooperative Loans" in the related base prospectus.

         The original  mortgages for many of the mortgage  loans included in the trust  established  for any series have  been,  or in the future  may be, at the sole  discretion  of the  master  servicer,  recorded  in the name of
Mortgage Electronic  Registration  Systems,  Inc., or MERS, solely as nominee for the originator and its successors and  assigns,  and  subsequent  assignments  of those  mortgages  have  been,  or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System.  In some other cases, the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record ownership was or will be  later  assigned  to MERS,  solely  as  nominee  for the  owner of the  mortgage  loan,  and  subsequent assignments  of the  mortgage  were,  or in the  future  may be, at the sole  discretion  of the  master  servicer, registered  electronically  through the MERS(R)System.  For each of these mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the  trustee,  and does not have any interest in the mortgage  loan.  For  additional  information  regarding the recording of mortgages in the name of MERS,  see "Certain  Yield and  Prepayment  Considerations--General"  in this term sheet  supplement and
"Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

         A portion of the mortgage  loans  included in the trust  established  for any series may be subject to the
Homeownership  and Equity  Protection  Act of 1994,  as amended,  as of the  closing  date for that  series,  and a portion  of the  mortgage  loans  included  in the  trust  established  for any  series  may be loans  that,  under applicable  state or local law in effect at the time of  origination  of the  loan,  are  referred  to as (1) "high cost"  or  "covered"  loans or (2) any  other  similar  designation  if the law  imposes  greater  restrictions  or additional  legal  liability for  residential  mortgage  loans with high interest  rates,  points and/or fees.  See
"Certain  Legal  Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership  Act and Similar  State Laws" in the
related base prospectus.

         A portion of the mortgage  loans included in the trust  established  for any series may be 30 days or more delinquent  in payment  of  principal  and  interest.  For a  description  of the  methodology  used to  categorize mortgage loans as delinquent, see "Static Pool Information" in this term sheet supplement.

         A portion of the mortgage  loans  included in the trust  established  for any series may be balloon  loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

         A portion of the mortgage  loans  included in a loan group for any series,  in lieu of an  appraisal,  may obtain a valuation  of the mortgage  property by using an automated  valuation  platform  developed by  Residential
Funding.  See "Automated Valuation Platform" in this term sheet supplement.

         In  addition,  a portion of the mortgage  loans  included in the trust  established  for any series may be
Buy-Down Mortgage Loans and/or mortgage loans that have been made to an international borrower.

         A portion of the mortgage loans included in the trust  established for any series will require  mortgagors to pay  interest  only on those  mortgages  for an  initial  period of varying  duration.  Under the terms of these loans,  borrowers are required to pay only accrued interest each month, with no corresponding  principal  payments, until the end of the interest  only period.  Once the interest  only period ends,  principal  payments are required to amortize the loan over its remaining term, in addition to accrued interest.

         Certain  of  the  stipulations  on the  characteristics  of  the  mortgage  loans  included  in the  trust established  for any series may be  stipulations  regarding  the Credit  Scores of the related  mortgagors.  Credit
Scores are obtained by many  mortgage  lenders in  connection  with  mortgage  loan  applications  to help assess a borrower's  credit-worthiness.  In  addition,  Credit  Scores may be  obtained  by  Residential  Funding  after the origination  of a mortgage  loan if the seller  does not  provide to  Residential  Funding a Credit  Score.  Credit
Scores are obtained from credit  reports  provided by various  credit  reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information  currently on file for the borrower at a particular credit  reporting  organization.  Information  utilized to create a Credit Score may include,  among other  things, payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit,  and  bankruptcy  experience.  Credit Scores range from  approximately  350 to  approximately  840, with higher scores  indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit Score purports only to be a measurement of the relative  degree of risk a borrower represents  to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected  to be less likely to default in payment than a borrower  with a lower score.  In  addition,  it should be noted that Credit  Scores were developed to indicate a level of default  probability  over a two-year  period,  which does not  correspond  to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for  consumer  loans  in  general,  and  assess  only the  borrower's  past  credit  history.
Therefore,  a Credit Score does not take into  consideration  the differences  between  mortgage loans and consumer loans generally,  or the specific  characteristics  of the related  mortgage loan, for example,  the LTV ratio, the collateral  for the mortgage  loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit  Score would not be lower if obtained as of the date of issuance of a series of certificates.

         A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage  loan.  The  prepayment  charge  generally  applies to  prepayments  made within up to five years  following the  origination of such mortgage  loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts  prepaid  during the  twelve-month  period  immediately  preceding the date of  prepayment,  exceeds twenty percent (20%) of the original  principal amount of the mortgage loan.  Prepayment  charges received on the mortgage loans included in the trust  established for any series will not be available for  distribution on the certificates included in that series.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement  and
"Certain Legal Aspects of the Mortgage  Loans--Default  Interest and Limitations on Prepayments" in the related base prospectus.

                  SHARIA MORTGAGE LOANS

         A portion of the mortgage loans included in the trust  established  for any series may be Sharia  mortgage loans.  Sharia  mortgage loans are mortgage loans that have been  structured to comply with Islamic  religious law, which  prohibits  the charging of interest on loans.  Generally,  ownership of the  mortgaged  property  securing a
Sharia  mortgage loan is vested in two  co-owners,  the borrower,  referred to as the  "consumer",  and an indirect wholly-owned  subsidiary of the originator,  referred to as the "co-owner,"  pursuant to a co-ownership  agreement.
Both the consumer and co-owner possess certain rights,  which indicate their respective rights of ownership,  under the co-ownership agreement,  including the "indicia of ownership".  Certain indicia of ownership,  such as the sole right to occupy the property and the  obligation  to pay taxes on the property,  belong to the consumer,  and other indicia of  ownership,  such as the right of re-entry for purposes of inspection of the property and the ability to cure any defects  regarding  the  property,  belong to the  co-owner.  The  consumer is  obligated  to make monthly payments to the  co-owner  pursuant  to an  obligation  to pay.  Each  monthly  payment is  comprised  of a "profit payment" and an "acquisition  payment".  The profit payment is made in  consideration  of the consumer's  exclusive right to use and enjoy the mortgaged  property.  The sum of the acquisition  payments required to be made under the obligation  to pay will equal the portion of the  purchase  price or  refinance  amount paid by the co-owner at the time of  origination.  A lien on the  mortgaged  property  to secure  the  obligations  of the  consumer  under the obligation to pay and the  co-ownership  agreement is  established  pursuant to a mortgage or security  instrument, which is  filed in the real  property  records  of the  applicable  recording  office.  The  originator's  security interest in both the  co-owner's  and the  consumer's  interest in the  mortgaged  property,  along with the rights under the  co-ownership  agreement and the  obligation  to pay,  will be assigned to the trust as the  originator's assignee.  Title to the  mortgaged  property is retained by the consumer  and the  co-owner or the consumer  alone.
Upon a default by the  consumer  under the  obligation  to pay or the  co-ownership  agreement,  the trust,  as the originator's  assignee,  will have the power to sell the  property  and use the proceeds of the sale to satisfy the full amount owed by the consumer under the obligation to pay and the co-ownership agreement.

         For all purposes under this term sheet  supplement,  the profit factor on any Sharia mortgage loan will be deemed to be the mortgage rate on that mortgage loan,  any amounts  received with respect to the profit payment for any Sharia mortgage loan will be deemed to be interest  collected on that mortgage loan, any amounts  received with respect to the acquisition  payment for any Sharia  mortgage loan will be deemed to be principal  collected on that mortgage  loan,  references  in this  term  sheet  supplement  to a note or  mortgage  note  will be  deemed  to be references to the obligation to pay for any Sharia  mortgage loan and  references in this term sheet  supplement to a mortgage will be deemed to be  references to a mortgage or security  instrument,  as  applicable,  for any Sharia mortgage loan.

                  STATIC POOL INFORMATION

         Current static pool data with respect to mortgage  loans  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com.  Information  presented  under "RFMSI" as the  issuer/shelf  and "S" as the series will include  information  regarding  prior  securitizations  of mortgage  loans that are similar to the mortgage loans included in the mortgage pool for any series,  based on  underwriting  criteria and credit  quality, and that information is referred to in this prospectus supplement as Static Pool Data.

         The  Static  Pool  Data is not  deemed  to be a part of the  prospectus  or the  depositor's  registration statement to the extent that the Static Pool Data  relates to (a) any issuing  entity that was  established  before
January 1, 2006 and (b)  information  relating to assets of any issuing  entity  established on or after January 1,
2006 and relating to periods prior to January 1, 2006.

         As used in the Static Pool Data and in this term sheet  supplement,  a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly  scheduled due date; "60 to
89 days" or "60 or more days"  delinquent  when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last business day immediately  prior to the second following  monthly  scheduled due date;
and so on. The  determination  as to whether a mortgage  loan falls into these  categories  is made as of the close of business  on the last  business  day of each month.  Grace  periods  and  partial  payments do not affect  these determinations.

         From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments  under the modified  terms for a trial period,  before the  modifications  become  final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment terms.  The trial period is designed  to  evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer has  determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static Pool
Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

                  PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Subject to limited  exceptions,  each of the  mortgage  loans  included in the trust  established  for any series  generally will be required to be covered by a standard hazard insurance  policy,  which is referred to as a primary hazard insurance  policy.  Each primary hazard  insurance  policy is required to include extended  coverage in an amount  equal to the lesser of the  principal  balance  owing on the mortgage  loan or 100% of the  insurable value of the improvements;  provided,  however,  that the coverage may not be less than the minimum amount required to fully  compensate for any loss or damage on a replacement  cost basis.  The master  servicer may elect to obtain and maintain a blanket primary hazard  insurance  policy with extended  coverage  insuring against hazard losses on the  mortgage  loans,  which may contain a  deductible  clause.  To the extent that the master  servicer  elects to obtain a blanket  primary  hazard  insurance  policy,  a primary  hazard  insurance  policy is not  maintained on a mortgaged  property,  and a loss  occurs on that  mortgaged  property  that would have been  covered by a compliant primary  hazard  insurance  policy that is not covered by the blanket  primary hazard  insurance  policy due to the deductible clause, the master servicer will deposit into the Certificate Account  an amount equal to the loss.

         Subject to limited  exceptions,  each mortgage loan included in the trust  established for any series with an LTV ratio at  origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred  to as a  primary  insurance  policy,  covering  at  least  30% of the  balance  of the  mortgage  loan at origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the  mortgage  loan at origination  if the LTV ratio is between  90.00% and 85.01% and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         All of the primary  insurance  policies on the mortgage  loans included in the trust  established  for any series were or will be issued by insurers  having a claim paying  ability,  as of the cut-off date for that series, acceptable  to the rating  agencies  for that  series.  The insurers may include but are not limited to one or more of Radian F/K/A  Commonwealth,  Triad Guaranty,  Republic Mortgage  Insurance,  N.C.,  Mortgage Guaranty  Insurance
Corporation,  PMI Mortgage  Insurance Co.,  United  Guaranty  Residential  Ins. Co. and General  Electric  Mortgage
Insurance Company, which,  collectively,  are referred to herein as the primary insurers.  However, no assurance as to the actual  ability of any of the  primary  insurers  to pay claims can be given by the  depositor,  the issuing entity or the underwriters  for the applicable  series.  See "Insurance  Policies on Mortgage Loans" in the related base prospectus.

                  UNDERWRITING STANDARDS

         All of the  mortgage  loans  in the  mortgage  pool  were  originated  generally  in  accordance  with the underwriting  criteria of Residential  Funding  described under "Mortgage Loan  Program--Underwriting  Standards" in the related base prospectus.  Residential  Funding may perform only sample quality  assurance  reviews to determine whether the mortgage loans in any mortgage pool were  underwritten  in accordance with  applicable  standards.  See
"Mortgage Loan Program--Underwriting Standards" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of  specific  criteria  by which the  underwriting evaluation is made.  However,  the  application  of the  underwriting  standards  does not imply that each specific criterion was  satisfied  individually.  Rather,  a mortgage loan will be considered to be originated in accordance with the underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with  the  underwriting  standards  described  above,  even  if one  or  more  specific  criteria  included  in the underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

                  AUTOMATED VALUATION PLATFORM

         In some cases,  for mortgage loans  underwritten  through  Residential  Funding's  automated  underwriting system,  in lieu of an  appraisal,  a valuation of the  mortgaged  property  will be obtained by using an automated valuation platform  developed by Residential  Funding.  There are multiple  automated  valuation models included in
Residential  Funding's automated  underwriting  system. Based upon, among other factors, the geographic area, price range and other  attributes  of a  qualifying  mortgage  loan,  a  mortgage  loan is  directed  to the  appropriate automated valuation model for that particular  mortgage loan. An automated  valuation model evaluates,  among other things,  various types of  publicly-available  information such as recent sales prices for similar homes within the same  geographic  area and within the same price range.  Residential  Funding uses  automated  valuation  models in lieu of full  appraisals for qualifying  first lien mortgage loans which meet specified  underwriting  criteria and receive an acceptable valuation.

                  ADDITIONAL INFORMATION

         A current  report on Form 8-K will be available to purchasers  of the offered  certificates  of any series and will be filed by the issuing  entity,  in its own name,  together with the pooling and servicing  agreement for that series,  including any applicable  financial  guaranty insurance policy for that series which will be attached as an exhibit to the related pooling and servicing  agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered certificates of that series.

                                                   DESCRIPTION OF THE CERTIFICATES

         GENERAL

         Certificates  of each  series will  include  the  following  classes of senior  certificates,  referred to herein as the Senior Certificates:

-        One or more classes of Class A Certificates, or the Class A Certificates;

-        One or more classes of Class A-P Certificates;

-        One or more classes of Class A-V Certificates, or the Variable Strip Certificates;

-        One or more classes of Class R Certificates, or the Residual Certificates;

         In addition to the Senior  Certificates,  except as is otherwise  set forth in the  prospectus  supplement for that series, each series of certificates will include the following classes of subordinate certificates:

-        Class M-1 Certificates;

?        Class M-2 Certificates;

-        Class M-3 Certificates,  and together with the Class M-1 Certificates and the Class M-2 Certificates,  the
           Class M Certificates;

-        Class B-1 Certificates;

-        Class B-2 Certificates; and

-        Class B-3 Certificates,  and together with the Class B-1 Certificates and the Class B-2 Certificates,  the
           Class B Certificates.

         Only the  Senior  Certificates  and the  Class M  Certificates  of any  series  are  offered  hereby.  See
"Glossary" in the related base prospectus for the meanings of capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

         The  offered  certificates  of any  series  may  consist  of any one or a  combination  of the  categories described in "Description of the Certificates--General" in the related base prospectus.

         The  certificates  of any series will  evidence the entire  beneficial  ownership  interest in the related trust.  For any series, the trust will consist of:

-        the mortgage loans transferred to that trust;

-        with respect to any class of Insured  Certificates  of that series,  any  applicable  reserve fund and any applicable rounding account;

-        cash  deposited in respect of the mortgage loans  transferred  to that trust in the Custodial  Account and in the Certificate Account and belonging to the trust;

-        property  acquired by  foreclosure  of the  mortgage  loans  transferred  to that trust or deed in lieu of foreclosure;

-        any applicable primary insurance policies and primary hazard insurance policies;

-        a yield maintenance agreement, if applicable; and

-        all proceeds of any of the foregoing.

         Except as is otherwise set forth in the prospectus  supplement for any  applicable  class of  certificates of any series,  the Senior  Certificates,  other than the Residual  Certificates,  and the Class M Certificates for
each series will be available only in book-entry form through  facilities of The Depository Trust Company,  or DTC, and are  collectively  referred to as the DTC  registered  certificates.  The DTC registered  certificates  will be issued,  maintained and transferred on the book-entry  records of DTC and its participants.  Except as is otherwise set  forth in the  prospectus  supplement  for of any  applicable  class of  certificates  of any  series,  the DTC registered  certificates for each series will be issued in minimum  denominations of: $100,000,  in the case of the
Class A and Class M-1  Certificates  of each  series,  or  $250,000 in the case of the Class M-2  Certificates  and
Class M-3 Certificates of each series,  and, in each case,  integral multiples of $1 in excess thereof;  $1,000 and integral  multiples  of $1,000 in excess  thereof,  in the case of  Insured  Certificates  of that  series;  and an initial notional amount of $2,000,000,  and integral  multiples of $1 in excess thereof in the case of any class of
Interest Only Certificates of that series.  The Residual  Certificates  will be issued in registered,  certificated form in minimum  denominations of a 20% percentage  interest,  except,  in the case of one Residual  Certificate of each class of Residual  Certificates  for any series as  otherwise  described in this term sheet  supplement  under
"Material Federal Income Tax Consequences."

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede & Co.,  as the nominee of DTC. No  beneficial  owner will be entitled to receive a  certificate of any class in fully  registered  form,  or a  definitive  certificate,  except as  described  in the related base
prospectus  under   "Description  of  the   Certificates--Form   of  Certificates."   Unless  and  until  definitive
certificates  are issued for the DTC  registered  certificates  under the limited  circumstances  described in this term sheet supplement:

-        all  references to actions by  certificateholders  with respect to the DTC registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

-        all  references  in this term sheet  supplement  to  distributions,  notices,  reports and  statements  to certificateholders  with  respect  to the DTC  registered  certificates  shall  refer to  distributions, notices,  reports and  statements to DTC or Cede & Co., as the  registered  holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

           EXCHANGEABLE CERTIFICATES

         All or a portion  of the  certificates  for any  series  may be  Exchangeable  Certificates,  which may be exchanged for a  proportionate  interest in the related  Exchanged  Certificates  for that series,  in combinations shown in the related prospectus  supplement.  All or a portion of the Exchanged  Certificates may also be exchanged for the related  Exchangeable  Certificates  in the same  manner.  The  classes of  Exchanged  Certificates  and of
Exchangeable  Certificates  that are  outstanding  at any given time,  and the  outstanding  Certificate  Principal
Balances and Notional  Amounts,  as  applicable,  of these  classes will depend upon any related  distributions  of principal or  reductions  in Notional  Amounts,  as  applicable,  as well as any  exchanges  that occur.  Exchanged
Certificates  or  Exchangeable  Certificates  in any  combination  may be exchanged only in the proportion that the original  Certificate  Principal  Balances or Notional  Amounts,  as applicable,  of such  certificates bear to one another  as  shown  in the  related  prospectus  supplement.  Holders  of  Exchangeable  Certificates  will  be the beneficial  owners of a  proportionate  interest in the  Exchanged  Certificates  in the related  group of combined certificates,  referred  to  herein  as a  Combination  Group,  and  will  receive  a  proportionate  share  of the distributions on those certificates.

         Procedures.  The procedures for exchanging any of the classes of Exchangeable  Certificates  and Exchanged
Certificates  included  in a series  that are  outstanding  at any  given  time  will be set  forth in the  related prospectus supplement.

         Additional  Considerations.  The  characteristics  of the Exchangeable  Certificates will reflect,  in the aggregate,  generally the characteristics of the related Exchanged  Certificates.  Investors are encouraged to also consider a number of factors that will limit a certificateholder's  ability to exchange Exchanged  Certificates for
Exchangeable Certificates and vice versa:

o        At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange and must pay the exchange fee, if set forth in the related prospectus supplement.
o        A certificateholder that does not own the certificates may be unable to obtain the necessary Exchanged
                  Certificates or Exchangeable Certificates.

o        The certificateholder of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

o        Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

o        Principal distributions and reductions in notional amounts will decrease the amounts available for exchange over time.

o        Only the combinations listed in related prospectus supplement are permitted.

o        The Record Dates for Exchangeable Certificates and the Exchanged Certificates that are the subject of the exchange must be the same.

                  GLOSSARY OF TERMS

         The  following  terms  are  given  the  meanings  shown  below  to help  describe  the  cash  flows on the certificates for any series:

         ACCRETION  DIRECTED  CERTIFICATES--For  any series,  any class of Class A Certificates that are categorized as Accretion Directed Certificates in the prospectus supplement for that class of certificates.

         ACCRETION  TERMINATION DATE--For any class of Accretion Directed  Certificates  included in any series, the earlier  of (a) the  distribution  date on  which  the  aggregate  Certificate  Principal  Balance  of the  related
Accretion  Directed  Certificates  of that series is reduced to zero and (b) the Credit Support  Depletion Date for that series.

         ACCRUAL  CERTIFICATES--For  any series,  any class of Class A Certificates  that are categorized as Accrual
Certificates in the prospectus supplement for that class of certificates.

         ACCRUAL  DISTRIBUTION  AMOUNT--With  respect to any specified  class or classes of Accrual  Certificates of any series and each distribution  date preceding the Accretion  Termination date for that class, an amount equal to the aggregate amount of Accrued  Certificate  Interest on such class or classes Accrual  Certificates for that date which will be added to the Certificate  Principal  Balance  thereof,  and distributed in the manner described under
"Description of the Certificates-Principal  Distributions on the Senior Certificates" to the holders of the related class or classes of Accretion  Directed  Certificates  of that series as principal in reduction of the  Certificate
Principal  Balances  thereof.  Any  distributions of the Accrual  Distribution  Amount for any specified classes or classes of Accrual  Certificates  to the related class or classes of Accretion  Directed  Certificates  will reduce the Certificate  Principal  Balances of such related class or classes of  certificates  by that amount.  The amount that is added to the Certificate  Principal  Balances of any class of Accrual  Certificates will accrue interest at the pass-through rate for that class. On each  distribution  date on or after the Accretion  Termination Date for a class of Accretion  Directed  Certificates of any series,  the entire Accrued  Certificate  Interest on the related
Accrual  Certificates  for that date will be  payable to the  holders of those  certificates,  as  interest  to the extent not required to fully reduce the amounts of the  Accretion  Directed  Certificates  to zero on the Accretion
Termination Date; provided,  however,  that if the Accretion Termination Date is the Credit Support Depletion Date,
the entire  Accrual  Distribution  Amount for that date will be payable as  interest  to the holders of the Accrual
Certificates.

         ACCRUED CERTIFICATE  INTEREST--With  respect to any distribution date and any class of offered certificates of any series,  an amount  equal to (a) in the case of each class of offered  certificates  of that  series,  other than any Interest Only Certificates and Principal Only  Certificates,  interest accrued during the related Interest
Accrual Period on the Certificate  Principal  Balance of the certificates of that class,  immediately prior to that distribution  date at the related  pass-through  rate and (b) in the case of the Interest Only Certificates of that series,  interest accrued during the related  Interest  Accrual Period on the related  Notional Amount  immediately prior to that  distribution  date at the  then-applicable  pass-through  rate on that  class for that  distribution date;  in each case less interest  shortfalls  on the mortgage  loans  included in the trust  established  for that series,  if any,  allocated  thereto for that  distribution  date to the extent not  covered,  with  respect to the
Senior  Certificates for that series, by the  subordination  provided by the related Class B Certificates and Class
M  Certificates  and,  only with  respect to any class of Insured  Certificates  of any series,  by any  applicable reserve fund and the additional credit enhancement  provided by the applicable  financial guaranty insurance policy for interest  shortfalls  other than Prepayment  Interest  Shortfalls or interest  shortfalls due to application of the Relief Act,  after  depletion  of any  subordination,  and,  with respect to the Class M  Certificates,  to the extent not covered by the  subordination  provided by the Class B Certificates  and any class or classes of Class M
Certificates having a lower payment priority, including in each case:

                  (i)      any  Prepayment  Interest  Shortfall  on  the  mortgage  loans  included  in  the  trust established  for that series to the extent not covered by the master  servicer as  described  in this term sheet supplement under "Description of the Certificates-Interest Distributions";

                  (ii)     in the  case of an  Excess  Transaction,  the  interest  portions  of  Realized  Losses, including Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses and Extraordinary
         Losses on the mortgage  loans  included in the trust  established  for that series not  allocated  through subordination;

                  (iii)    in the case of an Excess  Transaction,  the interest  portion of any Advances  that were made with  respect to  delinquencies  on the mortgage  loans  included in the trust  established  for that series that were  ultimately  determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess
         Bankruptcy Losses or Extraordinary Losses; and

                  (iv)     any other interest  shortfalls on the mortgage  loans included in the trust  established for that series not covered by the  subordination  provided by the related Class M Certificates or Class B
         Certificates,  including interest shortfalls  relating to the Servicemembers  Civil Relief Act, or similar legislation or regulations, all allocated as described below.

         Any reductions  will be allocated  among the holders of all classes of  certificates  in proportion to the respective  amounts of Accrued  Certificate  Interest that would have been payable on that distribution date absent these reductions.  In the case of each class of Class A Certificates  (other than any Principal Only  Certificates)
and the Class M Certificates of any series,  Accrued Certificate  Interest on that class will be further reduced by the allocation of the interest  portion of certain  losses on the mortgage loans included in the trust  established for that  series,  if any,  as  described  below  under  "Description  of the  Certificates-Allocation  of  Losses;
Subordination."  Accrued  Certificate  Interest on each class of Senior  Certificates of any series (other than any
Principal Only Certificates) will be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ADVANCE--With  respect to any mortgage  loan and any  distribution  date,  an amount equal to the scheduled payments of  principal,  other than any Balloon  Amount in the case of a Balloon  Loan,  and  interest  due on that mortgage  loan during the related Due Period  which were not  received as of the close of business on the  business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and any series, an amount equal to the aggregate of:

          o      the  aggregate  amount  of  scheduled  payments  on the  mortgage  loans  included  in  the  trust established  for that  series due during the  related  Due Period and  received on or prior to the related  determination  date,  after  deduction  of the  related  master  servicing  fees  and any subservicing  fees,  which are  collectively  referred to as the servicing fees and payment of any premium  and to the  applicable  Certificate  Insurer  with  respect  to  any  financial  guaranty insurance policy related to that series;

          o      all unscheduled  payments on the mortgage loans included in the trust established for that series, including mortgagor prepayments,  Insurance Proceeds,  Liquidation Proceeds, Subsequent Recoveries
                 and proceeds from repurchases of and  substitutions  for these mortgage loans occurring during the preceding  calendar  month or, in the case of mortgagor  prepayments  in full,  during the related
                 Prepayment Period; and

          o      all  Advances on the mortgage  loans  included in the trust  established  for that series made for that distribution date, in each case net of amounts reimbursable  therefrom to the master servicer and any subservicer.

         In addition to the  foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage  loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such  amounts as included in the  Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not  obligated to do so. As described in this term sheet  supplement  under  "Description of the  Certificates-Principal  Distributions  on the Senior  Certificates,"  any amount with respect to which such election is so made shall be treated as having been  received on the last day of the preceding  calendar  month for the purposes of  calculating  the amount of  principal  and interest  distributions  to any class of  certificates.
With  respect  to any  distribution  date,  the  determination  date  is the  second  business  day  prior  to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any distribution date and any series, the amount of
Advances  or  Servicing  Advances  that were  added to the  outstanding  principal  balance of the  mortgage  loans included in the trust  established  for that series  during the  preceding  calendar  month and  reimbursed  to the master  servicer or  subservicer  on or prior to such  distribution  date,  plus the  Capitalization  Reimbursement
Shortfall  Amount remaining  unreimbursed  from any prior  distribution  date for that series and reimbursed to the master servicer or subservicer on or prior to such distribution date,  provided,  however,  that at no time can the
Capitalization  Reimbursement  Amount be more than five percent of the aggregate  cut-off date principal balance of the  mortgage  loans,  unless such limit is  increased  from time to time with the consent of the Rating  Agencies.
The master  servicer or  subservicer  will be entitled to be  reimbursed  for these amounts only from the principal collections on the mortgage loans in the related mortgage pool.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With respect to any distribution date and any series, the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the principal balance of the mortgage loans included in the trust  established  for that series during the preceding  calendar month exceeds the amount of principal  payments on the mortgage  loans in the related  mortgage  pool  included in the  Available
Distribution Amount for that series on that distribution date.

         CERTIFICATE  PRINCIPAL  BALANCE--With  respect to any offered  certificate  of any  series,  other than the
Interest  Only  Certificates,  as of any date of  determination,  an  amount  equal  to the sum of (x) the  initial
Certificate  Principal  Balance of that  certificate and (y) in the case of any class of Accrual  Certificates,  an amount  equal to the Accrued  Certificate  Interest  added to the  Certificate  Principal  Balance of that class of
Accrual Certificates on each distribution date prior to the applicable  Accretion  Termination Date, reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that certificate and
(b) any reductions in the Certificate  Principal Balance of that certificate  deemed to have occurred in connection with  allocations  of  Realized  Losses for that  series in the  manner  described  in this term sheet  supplement, provided  that,  after the  Certificate  Principal  Balances of the Class B  Certificates  for any series have been reduced to zero, the  Certificate  Principal  Balance of any  certificate of the class of Class M Certificates  for that series  outstanding with the highest payment priority to which Realized Losses,  other than, in the case of an
Excess Transaction,  Excess Bankruptcy Losses,  Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary
Losses,  on the mortgage  loans  included in the trust  established  for that series have been  allocated  shall be increased by the  percentage  interest  evidenced  thereby  multiplied by the amount of any  Subsequent  Recoveries thereon not  previously  allocated,  but not by more than the amount of Realized  Losses  previously  allocated  to reduce the Certificate  Principal Balance of that certificate,  and the Certificate  Principal Balance of the class of certificates  with a Certificate  Principal  Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage  interest  evidenced thereby multiplied by the excess, if any, of (i) the  then-aggregate  Certificate  Principal  Balance of all  classes of  certificates  of that  series  then outstanding  over (ii) the  then-aggregate  Stated  Principal  Balance of all of the mortgage  loans in the related mortgage pool.

         CLASS A-P  COLLECTION  SHORTFALL--With  respect  to each Final  Disposition  of a  Discount  Mortgage  Loan included  in the  trust  established  for any  series  in  connection  with  each  distribution  date or any  prior distribution  date,  the extent that (1) the amount  included  under  clause (iii) of the  definition  of Class A-P
Principal  Distribution  Amount for that distribution date for that series is less than (2) the amount described in
(a) under clause (iii) of the  definition of Class A-P Principal  Distribution  Amount.  Notwithstanding  any other provision of this term sheet supplement,  any distribution  relating to any Class A-P Collection  Shortfall for any series,  to the extent not covered by any amounts  otherwise  distributable  to the Class B-3  Certificates of that series,  shall result in a reduction  of the amount of principal  distributions  on that  distribution  date on (i)
first, the Class B-2 Certificates  and Class B-1 Certificates of that series,  in that order, and (ii) second,  the
Class M Certificates of that series, in each case in reverse order of their payment priority.

         CLASS  A-P  PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect  to any  distribution  date  and any  series,  a distribution  allocable  to  principal  made to  holders  of the Class A-P  Certificates  of that  series  from the
Available  Distribution  Amount  remaining after the Senior Interest  Distribution  Amount,  other than any Accrual
Distribution Amount, for that series is distributed, equal to the aggregate of:

                  (i)      the  related  Discount  Fraction  of the  principal  portion  of the  scheduled  monthly payment on each Discount  Mortgage Loan included in the trust  established  for that series due during the related  Due Period,  whether or not  received on or prior to the  related  determination  date,  less the
         Discount  Fraction of the principal  portion of any related Debt Service  Reductions  which  together with other Bankruptcy Losses for that series are in excess of the applicable Bankruptcy Amount;

                  (ii)     the related Discount  Fraction of the principal  portion of all unscheduled  collections on each  Discount  Mortgage  Loan included in the trust  established  for that series,  other than amounts received in connection  with a Final  Disposition  of a Discount  Mortgage Loan  described in clause (iii)
         below,  including  mortgagor  prepayments,  repurchases  of Discount  Mortgage  Loans or, in the case of a substitution,  amounts  representing  a principal  adjustment,  as  required by the pooling and  servicing agreement for that series,  Liquidation  Proceeds,  Subsequent  Recoveries and Insurance Proceeds,  to the
         extent applied as recoveries of principal,  received  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

                  (iii)    in connection  with the Final  Disposition  of a Discount  Mortgage Loan included in the trust  established  for that series that did not result in any Excess Special Hazard Losses,  Excess Fraud
         Losses,  Excess Bankruptcy  Losses or Extraordinary  Losses for that series, an amount equal to the lesser of (a) the applicable  Discount  Fraction of the Stated Principal  Balance of that Discount  Mortgage Loan immediately  prior to that  distribution date and (b) the aggregate amount of collections on that Discount
         Mortgage Loan to the extent applied as recoveries of principal;

                  (iv)     any amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

                  (v)      an  amount  equal to the  aggregate  of the  Class A-P  Collection  Shortfalls  for that series for all  distribution  dates on or prior to such  distribution  date,  less any amounts  paid under this clause on a prior distribution  date, until paid in full;  provided,  that  distributions  under this clause (v) shall only be made to the extent of Eligible Funds on any distribution date; minus

                  (vi)     the  related  Discount  Fraction  of the  portion  of the  Capitalization  Reimbursement
         Amount  for that  series for such  distribution  date,  if any,  related to each  Discount  Mortgage  Loan included in the related mortgage pool.

Notwithstanding  the  foregoing,  on  or  after  the  Credit  Support  Depletion  Date,  the  Class  A-P  Principal
Distribution  Amount with  respect to any  distribution  date will equal the  Discount  Fraction  of the  principal portion of scheduled  payments and  unscheduled  collections  received or advanced in respect of Discount  Mortgage
Loans  included  in  the  related  mortgage  pool  minus  the  related  Discount  Fraction  of the  portion  of the
Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan.

         CLASS M  PERCENTAGE--With  respect to the Class M-1,  Class M-2 and Class M-3  Certificates  for any series and any distribution  date, a percentage equal to the Certificate  Principal  Balance of the related class of Class
M  Certificates  of that  series  immediately  prior to that  distribution  date  divided by the  aggregate  Stated
Principal  Balance of all of the mortgage loans included in the trust  established for that series,  other than the related  Discount  Fraction  of the  Stated  Principal  Balance of each  Discount  Mortgage  Loan for that  series, immediately prior to that distribution date.

         COMBINATION  GROUP--For  any  series,  the group of  Exchangeable  Certificates  set  forth in the  related prospectus supplement.

         CREDIT SUPPORT  DEPLETION  DATE--For any series,  the first  distribution date on which the first aggregate
Certificate Principal Balance of the Class M Certificates and the Class B Certificates has been reduced to zero.

         DECEASED  HOLDER--For any series with a class of Random Lot Insured  Certificates,  a beneficial owner of a
Random Lot Insured  Certificate  of that class who was a natural  person living at the time that holder's  interest was acquired  and whose  executor or other  authorized  representative  causes to be furnished to the  participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

         DISCOUNT  FRACTION--With  respect to each Discount  Mortgage Loan included in the trust established for any series,  a fraction,  expressed as a  percentage,  the  numerator of which is the Discount  Mortgage  Rate for that series minus the Net Mortgage Rate for such Discount  Mortgage  Loan and the  denominator  of which is the Discount
Mortgage  Rate for that  series.  The Class A-P  Certificates  of any series will be entitled to payments  based on the Discount Fraction of the Discount Mortgage Loans included in the trust established for that series.

         DISCOUNT MORTGAGE  LOAN--For any series,  any mortgage loan with a Net Mortgage Rate less than the Discount
Mortgage Rate for that series.

         DISCOUNT MORTGAGE RATE--For any series, the rate set forth in the prospectus supplement for that series.

         DUE DATE--With  respect to any  distribution  date and any mortgage  loan,  the date during the related Due
Period on which scheduled payments are due.

         DUE  PERIOD--With  respect to any  distribution  date,  the calendar month in which the  distribution  date occurs.

         ELIGIBLE  FUNDS--With  respect to any distribution  date and for any series,  an amount equal to the excess of (i) the  Available  Distribution  Amount for that series over (ii) the sum of the Senior  Interest  Distribution
Amount, the Senior Principal  Distribution  Amount  (determined  without regard to clause (iv) of the definition of
"Senior Principal  Distribution Amount"), the Class A-P Principal Distribution Amount (determined without regard to clause (v) of the  definition of "Class A-P  Principal  Distribution  Amount") and the aggregate  amount of Accrued
Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates for that series.

         EXCESS BANKRUPTCY  LOSSES--For any Excess Transaction,  Bankruptcy Losses on the mortgage loans included in the trust established for any series in excess of the Bankruptcy Amount for that series.

         EXCESS  FRAUD  LOSSES--For any Excess  Transaction,  Fraud Losses on the  mortgage  loans  included in the trust established for any series in excess of the Fraud Loss Amount for that series.

         EXCESS  SPECIAL  HAZARD  LOSSES--For any Excess  Transaction,  Special Hazard Losses on the mortgage loans included in the trust established for any series in excess of the Special Hazard Amount for that series.

         EXCESS  SUBORDINATE  PRINCIPAL  AMOUNT--For any series and with respect to any  distribution  date on which the  Certificate  Principal  Balance of the most  subordinate  class or classes of certificates of that series then outstanding  is to be reduced to zero and on which  Realized  Losses for that  series are to be  allocated  to that class or those  classes,  the  amount,  if any,  by which (i) the  amount of  principal  that  would  otherwise  be distributable  on that class or those classes of  certificates on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal  Balance of that class or those  classes of  certificates immediately  prior to that  distribution  date over the aggregate  amount of Realized  Losses for that series to be allocated  to that class or those  classes of  certificates  on that  distribution  date,  as reduced by any amount calculated pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount."

         EXCHANGEABLE  CERTIFICATES--For  any series,  the class of  certificates  set for as such in the prospectus supplement for such series.

         EXCHANGED  CERTIFICATES--For  any  series,  the  class of  certificates  set for as such in the  prospectus supplement for such series.

         EXCESS  TRANSACTION--A  series of certificates in which Fraud Losses,  Bankruptcy Losses and Special Hazard
Losses up to the Fraud Loss Amount,  Bankruptcy Amount and Special Hazard Amount,  respectively,  and Extraordinary
Losses are  allocated as set forth herein in a manner  distinct  from  Realized  Losses  (other than Fraud  Losses,
Bankruptcy Losses, Special Hazard Losses and Extraordinary Losses).

         FINAL  DISPOSITION--With  respect to a  defaulted  mortgage  loan,  a Final  Disposition  is deemed to have occurred upon a  determination  by the master  servicer that it has received all  Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INSURED  CERTIFICATES--For  any series, any class of certificates  specified to be insured  certificates in the prospectus supplement for that class of certificates.

         INTEREST  ACCRUAL PERIOD--For any  distribution  date and for all classes of  certificates  other than any
Floating Rate Certificates and any Inverse Floating Rate  Certificates of any series,  the calendar month preceding the  month in which  the  distribution  date  occurs,  and for any  distribution  date  and for any  Floating  Rate
Certificates  and any Inverse Floating Rate  Certificates of any series,  the period beginning on the 25th calendar day of the month  preceding  the month in which  such  distribution  date  occurs and ending on the 24th day of the month in which such  distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions of interest on any distribution  date for all classes of certificates of any series,  including any Floating Rate Certificates and
Inverse Floating Rate Certificates,  will reflect interest accrued,  and receipts for that interest accrued, on the mortgage  loans  included in the trust  established  for that series for the preceding  calendar  month,  as may be reduced by any  Prepayment  Interest  Shortfall and other  shortfalls  in  collections  of interest  thereon to the extent described in this term sheet supplement.

         LIBOR--For any  distribution  date and for any class of Floating  Rate  Certificates  and Inverse  Floating
Rate  Certificates of that series for which it is the applicable  index for any such class,  the arithmetic mean of the London Interbank Offered Rate quotations for one-month  Eurodollar  deposits,  determined  monthly as described in this term sheet supplement.

         INTEREST  ONLY  CERTIFICATES--For  any series,  the Class A-V  Certificates  and any other class of Class A
Certificates  specified  to be  interest  only  certificates  in  the  prospectus  supplement  for  that  class  of certificates.

         NET MORTGAGE  RATE--As to a mortgage loan included in the trust  established  for any series,  the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

         NON-DISCOUNT  MORTGAGE  LOAN--For any series,  the mortgage loans other than the Discount Mortgage Loans of that series.

         NOTIONAL  AMOUNT--With  respect  to any  date of  determination,  the  Notional  Amount  of the  Class  A-V
Certificates for any series is equal to the aggregate  Stated  Principal  Balance of the mortgage loans included in the trust  established for that series  immediately  prior to that date, and the Notional Amount of any other class of Interest  Only  Certificates  included in that series will be the  notional  amount set forth in the  prospectus supplement for that class.  Reference to a Notional Amount is solely for convenience in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

         PRINCIPAL ONLY  CERTIFICATES--For  any series,  the Class A-P  Certificates  and any other class of Class A
Certificates  specified  to be  principal  only  certificates  in the  prospectus  supplement  for  that  class  of certificates.

         RANDOM LOT INSURED  CERTIFICATES--For  any series, any class of Insured Certificates of that series subject to random lot procedures and special rules  regarding the procedures,  practices and limitations  applicable to the distribution  of principal on the related  mortgage  loans,  as  described  in this term sheet  supplement  and the prospectus supplement for that class.

         RECORD  DATE--With  respect to any  certificates  and any  distribution  date, the close of business on the last business day of the preceding calendar month.

         ROUNDING  ACCOUNT--For any series with a class of Random Lot Insured  Certificates,  a non-interest bearing account  to be  established  on the  closing  date  for that  series  as more  fully  described  in the  prospectus supplement for that class.

         SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE--For  each series and with respect to any  distribution  date occurring  during the first five years  following the closing date for that series,  100%.  The Senior  Accelerated
Distribution  Percentage for any distribution  date occurring after the first five years following the closing date for that series will be as follows:

         o      with  respect to any  distribution  date  during the sixth  year  after the  closing  date for that series,  the  Senior  Percentage  for  that  series  on that  distribution  date  plus  70% of the
                 Subordinate Percentage for that series on that distribution date;

         o      with  respect to any  distribution  date  during the seventh  year after the closing  date for that series,  the  Senior  Percentage  for  that  series  on that  distribution  date  plus  60% of the
                 Subordinate Percentage for that series on that distribution date;

         o      with  respect to any  distribution  date  during the eighth  year after the  closing  date for that series,  the  Senior  Percentage  for  that  series  on that  distribution  date  plus  40% of the
                 Subordinate Percentage for that series on that distribution date;

         o      with  respect to any  distribution  date  during the ninth  year  after the  closing  date for that series,  the  Senior  Percentage  for  that  series  on that  distribution  date  plus  20% of the
                 Subordinate Percentage for that series on that distribution date; and

         o      with respect to any distribution  date for that series  thereafter,  the Senior Percentage for that series on that distribution date.

If on any  distribution  date for that series the Senior  Percentage  exceeds the initial  Senior  Percentage,  the
Senior Accelerated Distribution Percentage for that series on that distribution date will once again equal 100%.

         Any scheduled  reduction to the Senior  Accelerated  Distribution  Percentage  for any series shall not be made as of any distribution date unless either:

                  (a)(i)(X)  the  outstanding  principal  balance of mortgage  loans in the related  mortgage  pool delinquent 60 days or more,  including  mortgage loans in bankruptcy,  foreclosure and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  Certificate  Principal Balance of the
         Class M Certificates  and Class B Certificates  for that series,  is less than 50% or (Y) the  outstanding principal  balance of mortgage loans in the related  mortgage pool  delinquent 60 days or more,  including mortgage loans in bankruptcy,  foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding  principal  balance of all mortgage loans in the related mortgage pool averaged over the last six months, does not exceed 2%, and

                  (ii)     Realized  Losses on the  mortgage  loans in the related  mortgage  pool to date for that distribution  date,  if occurring  during the sixth,  seventh,  eighth,  ninth or tenth year,  or any year thereafter,  after  the  closing  date  for  that  series,  are  less  than  30%,  35%,  40%,  45% or 50%, respectively,  of the sum of the initial  Certificate  Principal  Balances of the Class M Certificates and
         Class B Certificates for that series; or

                  (b)(i)  the  outstanding  principal  balance  of  mortgage  loans in the  related  mortgage  pool delinquent 60 days or more,  including  mortgage loans in bankruptcy,  foreclosure and REO,  averaged over the last six months,  as a  percentage  of the  aggregate  outstanding  principal  balance of all mortgage loans in the related mortgage pool averaged over the last six months, does not exceed 4%, and

                  (ii)     Realized  Losses on the  mortgage  loans in the related  mortgage  pool to date for that distribution  date,  if occurring  during the sixth,  seventh,  eighth,  ninth or tenth year,  or any year thereafter,  after  the  closing  date  for  that  series,  are  less  than  10%,  15%,  20%,  25% or 30%, respectively,  of the sum of the initial  Certificate  Principal  Balances of the Class M Certificates and
         Class B Certificates for that series.

         Notwithstanding  the  foregoing,  upon  reduction  of the  Certificate  Principal  Balances  of the Senior
Certificates of any series,  other than the Class A-P Certificates,  to zero, the Senior  Accelerated  Distribution
Percentage for that series will equal 0%.

         SENIOR  INTEREST  DISTRIBUTION  AMOUNT--For  any series  and with  respect to any  distribution  date,  the aggregate amount of Accrued  Certificate  Interest to be distributed to the holders of the Senior  Certificates for that series on that distribution date, including any Accrual Distribution Amount.

         SENIOR  PERCENTAGE--For  any series and with respect to each distribution date, the percentage equal to the aggregate  Certificate  Principal  Balance  of the Senior  Certificates  of that  series,  other than the Class A-P
Certificates,  immediately  prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans included in the trust  established for that series,  other than the Discount  Fraction of the Stated Principal  Balance of the Discount  Mortgage Loans,  immediately  prior to that  distribution  date. The initial  Senior  Percentage  for any series is less than the  initial  percentage  interest  in the  related  trust evidenced by the Senior  Certificates  in the aggregate  because that  percentage is calculated  without  regard to either the  Certificate  Principal  Balance of the Class A-P  Certificates  or the Discount  Fraction of the Stated
Principal Balance of each Discount Mortgage Loan.

         SENIOR  PRINCIPAL  DISTRIBUTION  AMOUNT--For  any series and with  respect to any  distribution  date,  the lesser of (a) the balance of the Available  Distribution  Amount  remaining after the Senior Interest  Distribution
Amount and Class A-P Principal  Distribution  Amount (determined  without regard to clause (v) of the definition of
"Class A-P Principal Distribution Amount") have been distributed for that series and (b) the sum of:

                  (i)      the product of (A) the  then-applicable  Senior  Percentage and (B) the aggregate of the following amounts:

                          (1)       the principal  portion of all scheduled  monthly payments on the mortgage loans included in the trust  established  for that series  other than the related  Discount  Fraction of the principal  portion of those  payments with respect to each Discount  Mortgage Loan, due during the related Due Period,  whether or not  received on or prior to the related  determination  date, less the principal  portion of Debt Service  Reductions,  other than the related Discount Fraction of the principal  portion of the Debt Service  Reductions  with respect to each Discount  Mortgage
                 Loan,  which together with other  Bankruptcy  Losses on the related mortgage pool are in excess of the Bankruptcy Amount for that series;

                          (2)       the  principal  portion of all proceeds of the  repurchase  of a mortgage  loan included  in the trust  established  for that  series or, in the case of a  substitution,  amounts representing a principal  adjustment,  other than the related  Discount  Fraction of the principal portion of those  proceeds  with  respect to each  Discount  Mortgage  Loan,  as  required  by the related pooling and servicing agreement during the preceding calendar month; and

                          (3)       the  principal  portion of all other  unscheduled  collections  on the mortgage loans  included  in the  trust  established  for that  series,  including  Subsequent  Recoveries, received during the preceding  calendar month,  other than full and partial mortgagor  prepayments and any amounts  received in connection  with a Final  Disposition of a mortgage loan described in clause  (ii) below,  to the extent  applied as  recoveries  of  principal,  other than the related
                 Discount  Fraction of the  principal  portion of those  unscheduled  collections,  with respect to each Discount Mortgage Loan;

                  (ii)     in  connection  with the Final  Disposition  of a mortgage  loan on the  mortgage  loans included in the trust  established  for that series (x) that occurred in the preceding  calendar month and
         (y) in the case of an  Excess  Transaction,  that did not  result in any  Excess  Special  Hazard  Losses,
         Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                          (1)       the  then-applicable  Senior Percentage for that series of the Stated Principal
                  Balance of that mortgage loan, other than the related  Discount  Fraction of the Stated Principal
                  Balance, with respect to a Discount Mortgage Loan; and

                          (2)       the then-applicable Senior Accelerated  Distribution Percentage for that series of the related  unscheduled  collections on the mortgage loans included in the trust  established for that series,  including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections,  with respect to a Discount  Mortgage  Loan,  included in clause (iii) of the  definition  of Class A-P  Principal
                  Distribution Amount;

                  (iii)    the then-applicable  Senior Accelerated  Distribution  Percentage for that series of the aggregate of all partial  mortgagor  prepayments on the mortgage  loans included in the trust  established for that series made during the preceding  calendar  month and mortgagor  prepayments  in full made during the related Prepayment  Period,  other than the related Discount Fraction of mortgagor  prepayments,  with respect to each Discount Mortgage Loan;

                  (iv)     any Excess Subordinate Principal Amount for that series on that distribution date; and

                  (v)      any amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant  to clauses (i) through  (iii)  above that remain  undistributed  to the extent that any of those amounts are not  attributable  to Realized  Losses  which were  allocated to the Class M  Certificates  or
         Class B Certificates of that series; minus

                  (vi)     the  Capitalization  Reimbursement  Amount for that  series on such  distribution  date, other than the related Discount  Fraction of any portion of that amount related to each Discount  Mortgage
         Loan,  multiplied by a fraction,  the numerator of which is the Senior Principal  Distribution  Amount for that series on such distribution  date,  without giving effect to this clause (vi), and the denominator of which is the sum of the  principal  distribution  amounts for all classes of  certificates  of that series other than the Class A-P  Certificates,  without giving effect to any  reductions  for the  Capitalization
         Reimbursement Amount.

         SENIOR SUPPORT  CERTIFICATES--For  any series,  any class of Class A Certificates of that series  specified to be senior support certificates in the prospectus supplement for that class of certificates.

         SUBORDINATE  PERCENTAGE--As of any date of  determination  for any series, a percentage equal to 100% minus the Senior Percentage for that series as of that date.

         SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with  respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         SUPER SENIOR  CERTIFICATES--For  any series,  any class of Class A Certificates of any series  specified to be super senior certificates in the prospectus supplement for that class of certificates.

         SUPER SENIOR OPTIMAL  PERCENTAGE--For  any specified  class or classes of Super Senior  Certificates of any series  and as to any  distribution  date on or  after  the  Credit  Support  Depletion  Date for  that  series,  a percentage  expressed as a fraction,  the numerator of which is the  Certificate  Principal  Balance of those Super
Senior  Certificates  immediately  prior to that  distribution  date and the  denominator of which is the aggregate
Certificate  Principal  Balance of the Senior  Certificates  (other  than the Class A-P  Certificates)  immediately prior to that distribution date.

         SUPER SENIOR OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--For  any specified  class or classes of Super Senior
Certificates of any series and as to any distribution  date on or after the Credit Support  Depletion Date for that series and with  respect to those  Super  Senior  Certificates,  an amount  equal to the product of (a) the related
Super Senior Optimal  Percentage and (b) the amounts  described in clause (b) of the definition of Senior Principal
Distribution Amount for that series.

                  DISTRIBUTIONS ON CERTAIN CLASSES OF EXCHANGEABLE CERTIFICATES

         In the event that any class of  Exchangeable  Certificates  comprising a Combination  Group for any series are  exchanged  for their related  Exchanged  Certificates,  such  Exchanged  Certificates  will be entitled to the principal  distributions  on each class of  Exchangeable  Certificates.  Such Exchanged  Certificates  will also be entitled to the combined pass-through rate of the related Exchangeable  Certificates.  In addition,  such Exchanged
Certificates  will be allocated  the  Realized  Losses and  interest  shortfalls  allocable to the class of related
Exchangeable Certificates in a Combination Group.

         In the event that any class of  Exchanged  Certificates  for any series are  exchanged  for their  related
Exchangeable  Certificates  in  a  Combination  Group,  such  Exchangeable  Certificates  will  be  entitled  to  a proportionate  share  of  the  principal  distributions  on the  related  class  of  Exchanged  Certificates.  Such
Exchangeable  Certificates  will also be entitled to a proportionate  share of the pass-through rate of the related
Exchanged  Certificates.  In addition,  Exchangeable  Certificates in a Combination Group will bear a proportionate share of Realized Losses and interest shortfalls allocable to the class of related Exchanged Certificates.

                  INTEREST DISTRIBUTIONS

         Holders of each class of Senior  Certificates  of any series other than the  Principal  Only  Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued Certificate  Interest on that class on each  distribution  date,  to the extent of the  Available  Distribution  Amount  for that  series on that distribution date,  commencing on the first distribution date in the case of all classes of Senior  Certificates of that series entitled to interest  distributions,  other than any class of Accrual  Certificates of that series, and commencing  on the Accretion  Termination  Date for that class in the case of those  Accrual  Certificates.  To the extent  provided in the prospectus  supplement for a class of  certificates,  holders of any class of  certificates intended to be the  beneficiary  of a yield  maintenance  agreement will also be entitled to receive  payments,  if any, made pursuant to such yield maintenance agreement.

         Holders  of each  class of Class M  Certificates  of any  series  will be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution  date, to the extent of the Available  Distribution  Amount for that series on that distribution date after  distributions of interest  and  principal  to the Senior  Certificates  of that  series,  reimbursements  for some  Advances  on the mortgage loans in the related  mortgage pool to the master servicer and  distributions of interest and principal to any class of Class M Certificates of that series having a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued  Certificate  Interest on each class of  certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage  loans in the related  mortgage  pool  allocable  thereto.  However,  in the event that any such  interest shortfall on the related  mortgage  loans for any series is allocated  to a class of Insured  Certificates  of that series,  the amount of such allocated  interest  shortfall,  subject to any applicable  limitations,  will be drawn under the applicable  financial  guaranty  insurance  policy for that class and  distributed to the holders of that class of Insured Certificates; provided that:

                  (i)      no such draw will be made in  respect  of any such  shortfall  on the  related  mortgage loans caused by the Relief Act or similar legislation or regulations; and

                  (ii)     no such  draw  will be made in  respect  of any  Prepayment  Interest  Shortfall  on the related mortgage loans.

         Shortfalls  described  in clauses (i) and (ii) with respect to the  mortgage  loans  included in the trust established  for any series with a class of Insured  Certificates  may be covered by any amounts  available  in any applicable  reserve  fund  for  that  class,  if any,  described  in the  prospectus  supplement  for  that  class.
Notwithstanding  the foregoing,  if payments are not made as required under the financial guaranty insurance policy for any class of  Insured  Certificates  of any series or if not  otherwise  covered  by the  applicable  financial guaranty  insurance  policy,  any interest  shortfalls  on the mortgage  loans in the related  mortgage pool may be allocated to that class of Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment  Interest  Shortfalls  will  result  because  interest  on  prepayments  in full is paid by the related  mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the  related  mortgage loans as of the Due Date in the month of prepayment.

         However,  with respect to any distribution date for any series, any Prepayment  Interest Shortfalls on the mortgage loans in the related  mortgage pool resulting from  prepayments in full or prepayments in part made during the  preceding  calendar  month  that are  being  distributed  to the  certificateholders  of that  series  on that distribution  date will be  offset  by the  master  servicer,  but only to the  extent  those  Prepayment  Interest
Shortfalls  do not  exceed an amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the  Stated  Principal
Balance of the mortgage loans in the related mortgage pool  immediately  preceding that  distribution  date and (b)
the sum of the master  servicing  fee  payable to the master  servicer  for its  master  servicing  activities  and reinvestment  income  received  by the master  servicer  on amounts  payable  with  respect to that  series on that distribution  date.  No  assurance  can be  given  that  the  master  servicing  compensation  available  to  cover
Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any Prepayment  Interest  Shortfalls  which are not covered by the master servicer on any  distribution  date will not be reimbursed on any future  distribution  date.
See "Pooling and Servicing  Agreement--Servicing  and Other Compensation and Payment of Expenses" in this term sheet supplement.

         If on any  distribution  date the  Available  Distribution  Amount  for any  series is less  than  Accrued
Certificate  Interest on the Senior  Certificates of that series for that distribution  date, the shortfall will be allocated  among the  holders  of all  classes  of  Senior  Certificates  of that  series  in  proportion  to their respective  amounts of Accrued  Certificate  Interest for that  distribution  date. In addition,  the amount of any such interest  shortfalls  on the mortgage  loans in the related  mortgage pool that are covered by  subordination, specifically,  interest  shortfalls  not  described  in  clauses  (i)  through  (iv) in the  definition  of Accrued
Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be  distributable  to holders of the certificates  of that series  entitled  to those  amounts on  subsequent  distribution  dates,  in each case to the extent of the  Available  Distribution  Amount for that series after  interest  distributions  as described in this term sheet  supplement.  However,  any  interest  shortfalls  resulting  from the failure of the yield  maintenance agreement  provider  to make  payments  pursuant  to the yield  maintenance  agreement  will not be unpaid  Accrued
Certificate Interest and will not be paid from any source on any distribution date.

         These interest  shortfalls  could occur,  for example,  if delinquencies on the mortgage loans included in the related mortgage pool were  exceptionally  high and were concentrated in a particular month and Advances by the master  servicer  did not cover  the  shortfall.  Any  amounts  so  carried  forward  will not bear  interest.  Any interest  shortfalls  will not be offset by a reduction in the  servicing  compensation  of the master  servicer or otherwise,  except to the limited  extent  described in the second  preceding  paragraph with respect to Prepayment
Interest Shortfalls.

         Prior to the  distribution  date on which the  Accretion  Termination  Date for any series with a class of
Accrual  Certificates  occurs,  interest shortfalls  allocated to each class of Accrual Certificates of that series will  reduce  the amount  that is added to the  Certificate  Principal  Balance of that class in respect of Accrued
Certificate  Interest  on that  distribution  date,  and will  result in a  corresponding  reduction  of the amount available  for  distribution  relating  to  principal  on the  related  class  or  classes  of  Accretion  Directed
Certificates  and will cause the Certificate  Principal  Balance of those  certificates to be reduced to zero later than  would  otherwise  be the  case.  See  "Certain  Yield  and  Prepayment  Considerations"  in this  term  sheet supplement.  Because any interest  shortfalls on the mortgage  loans in the related  mortgage  pool  allocated to a class of Accrual  Certificates  of any series prior to the  distribution  date on which the  Accretion  Termination
Date for that class  occurs will  result in the  Certificate  Principal  Balance of that class being less than they would  otherwise  be, the amount of Accrued  Certificate  Interest that will accrue on that class in the future and the amount that will be  available  for  distribution  relating  to  principal  on the related  class or classes of
Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

         The  pass-through  rates on all classes of offered  certificates of any series will be as described in the prospectus supplement for a class of certificates.

         The  pass-through  rate on the Variable Strip  Certificates of any series on each  distribution  date will equal the weighted  average,  based on the Stated  Principal  Balance of the mortgage loans included in the related mortgage pool immediately  preceding that  distribution  date of the pool strip rates on each of the mortgage loans in the related  mortgage  pool.  The pool strip rate on any mortgage loan included in the related  mortgage pool is equal to its Net Mortgage Rate minus the Discount Mortgage Rate for that series, but not less than 0.00%.

         As described in this term sheet supplement,  the Accrued  Certificate  Interest allocable to each class of certificates of any series,  other than the Principal Only  Certificates,  which are not entitled to  distributions of interest,  is based on the  Certificate  Principal  Balance of that class or, in the case of the  Interest  Only
Certificates, on the Notional Amount of that class.

                  DETERMINATION OF LIBOR

         For any class of Floating  Rate  Certificates  and Inverse  Floating Rate  Certificates  of any series for which LIBOR is the  applicable  index,  LIBOR for any Interest  Accrual Period after the initial  Interest  Accrual
Period will be determined  as described in the three  succeeding  paragraphs,  except is otherwise set forth in the prospectus supplement for that class.

         On each  distribution  date,  LIBOR shall be  established  by the trustee and as to any  Interest  Accrual
Period for any class of Floating  Rate  Certificates  and Inverse  Floating  Rate  Certificates  of that series for which LIBOR is the applicable  index,  other than the initial  Interest  Accrual Period,  LIBOR will equal the rate for United States dollar  deposits for one month which  appears on the Dow Jones  Telerate  Screen Page 3750 of the
Moneyline  Telerate  Capital  Markets Report as of 11:00 A.M.,  London time, on the second LIBOR business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate adjustment  date.  Telerate Screen Page 3750 means the display  designated  as page 3750 on the  Telerate  Service or any other page as may replace page 3750 on that service for the purpose of displaying  London  interbank  offered  rates of major banks.  If the rate does not appear on that page or any other page as may  replace  that page on that  service,  or if the  service is no longer offered,  any other  service for  displaying  LIBOR or  comparable  rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

         The reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the  reference  banks,  which shall be three  major  banks that are engaged in  transactions  in the
London interbank market,  selected by the trustee after  consultation with the master servicer.  The reference bank rate will be  determined  as of 11:00 A.M.,  London  time,  on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance of any class of  Floating  Rate
Certificates  and Inverse  Floating Rate  Certificates of that series for which LIBOR is the applicable  index then outstanding.  The trustee will request the  principal  London  office of each of the  reference  banks to provide a quotation  of its rate.  If at least two  quotations  are  provided,  the rate will be the  arithmetic  mean of the quotations.  If on that date fewer than two quotations  are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City,  selected by the trustee  after  consultation with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal
Balance of any class of Floating  Rate  Certificates  and Inverse  Floating  Rate  Certificates  of that series for which LIBOR is the applicable  index then  outstanding.  If no quotations  can be obtained,  the rate will be LIBOR for the prior  distribution date;  provided however,  if, under the priorities listed previously in this paragraph,
LIBOR  for a  distribution  date  would be  based  on  LIBOR  for the  previous  distribution  date  for the  third consecutive  distribution  date,  the  trustee  shall,  after  consultation  with the  master  servicer,  select an alternative  comparable  index over which the trustee has no control,  used for  determining  one-month  Eurodollar lending  rates that is  calculated  and  published  or otherwise  made  available by an  independent  party.  LIBOR business  day means any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the  master  servicer's  subsequent  calculation  of the pass-through  rates applicable to any class of Floating Rate  Certificates  and Inverse Floating Rate  Certificates
of that series for which LIBOR is the applicable  index for the relevant  Interest  Accrual Period,  in the absence of manifest error, will be final and binding.

                  PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         The holders of the Senior  Certificates of any series,  other than the Interest Only  Certificates,  which are not entitled to  distributions  of  principal,  will be entitled to receive on each  distribution  date, in the priority  described in this term sheet  supplement and the prospectus  supplement for that series and to the extent of the  portion of the  Available  Distribution  Amount for that series  remaining  after the  distribution  of the applicable  Senior  Interest  Distribution  Amount,  other than any Accrual  Distribution  Amount,  a  distribution allocable  to  principal  equal  to the sum of the  related  Senior  Principal  Distribution  Amount,  any  Accrual
Distribution  Amount for a class of Accrual  Certificates and the Class A-P Principal  Distribution Amount for that series.

         After  distribution  of the  applicable  Senior  Interest  Distribution  Amount,  other  than any  Accrual
Distribution Amount for a class of Accrual  Certificates,  distributions of principal on the Senior Certificates of each series on each distribution date will be made as follows:

         (a)      Prior to the occurrence of the Credit Support Depletion Date for that series:
                           (1)      the  Class  A-P  Principal   Distribution  Amount  for  that  series  shall  be
                  distributed to the Class A-P  Certificates,  in reduction of the  Certificate  Principal  Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                           (2)      any Accrual  Distribution  Amount for a class of Accrual  Certificates  of that series shall be  distributed  (x) first,  to the related  class or classes of Accretion  Directed
                  Certificates in reduction of the Certificate  Principal  Balance  thereof,  until the Certificate
                  Principal  Balance  thereof has been reduced to zero, in accordance  with the priority of payment set forth in the prospectus  supplement for that class,  and (y) second,  to the related class or classes of Accrual  Certificates,  in reduction of the Certificate  Principal  Balances  thereof, until the Certificate Principal Balances thereof have been reduced to zero;

                           (3)      the Senior  Principal  Distribution  Amount shall be distributed to the Class A
                  Certificates  for that  series,  other  than any  Interest  Only  Certificates,  in the  order of priority described in the prospectus supplement for that series;

         (b)      On or after the  occurrence of the Credit Support  Depletion Date for any series,  all priorities relating to distributions  as described in clause (a) above relating to principal among the Senior  Certificates of that series will be  disregarded.  Instead,  an amount  equal to the Class A-P  Principal  Distribution  Amount for that series will be distributed to the Class A-P Certificates,  and then the Senior Principal  Distribution  Amount for that series will be distributed to the Senior  Certificates of that series remaining,  other than the Class A-P
Certificates,  pro rata in accordance with their respective outstanding  Certificate Principal Balances;  provided, however,  that until  reduction  of the  Certificate  Principal  Balance  of any class or  classes of Super  Senior
Certificates  to zero,  the  aggregate  amount  distributable  to any  related  class or classes of Senior  Support
Certificates  and such  class  or  classes  of Super  Senior  Certificates  in  respect  of the  aggregate  Accrued
Certificate  Interest  thereon  and in  respect  of  their  aggregate  pro rata  portion  of the  Senior  Principal
Distribution  Amount for that series  will be  distributed  among those  certificates  in the  following  priority:
first,  to such class or classes of Super Senior  Certificates,  up to an amount  equal to the Accrued  Certificate
Interest thereon;  second, to the related class or classes of Super Senior  Certificates,  up to an amount equal to the related Super Senior Optimal Principal  Distribution Amount, in reduction of the Certificate  Principal Balance thereof,  until the Certificate  Principal Balance thereof has been reduced to zero; third, to the related class or classes of Senior Support  Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  and fourth,  to the related class or classes of Senior  Support  Certificates,  the  remainder,  until the  Certificate
Principal Balance thereof has been reduced to zero.

         (c)      After reduction of the Certificate  Principal Balances of the Senior  Certificates of any series, other than the Class A-P  Certificates,  to zero but prior to the Credit  Support  Depletion  Date for that series, the Senior  Certificates,  other than the Class A-P Certificates,  will be entitled to no further  distributions of principal  and the  Available  Distribution  Amount for that series will be paid solely to the holders of the Class
A-P, the Class A-V, Class M and Class B Certificates, in each case as described in this term sheet supplement.

                  PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

         A class of Insured  Certificates  for any series may be subject to random lot procedures and special rules regarding the  procedures,  practices and limitations  applicable to the  distribution of principal on the mortgage loans included in the trust established for that series.

         General.  Beneficial  owners of any class of Random  Lot  Insured  Certificates  have the right to request that  distributions of principal be made with respect to their  certificates on any distribution date on which that class of certificates is entitled to receive  distributions  of principal.  As to  distributions of principal among holders of any class of Random Lot  Insured  Certificates,  Deceased  Holders  who  request  distributions  will be entitled  to first  priority,  and  beneficial  owners of any class of Random Lot Insured  Certificates  other than
Deceased Holders, referred to as Living Holders, who request distributions will be entitled to a second priority.

         Prospective  certificateholders  in any class of Random Lot Insured  Certificates  of any series should be aware that  distributions of principal on those  certificates  may be significantly  earlier or later than the date that may be desired by that  certificateholder.  All such  requested  distributions  are subject to the  priorities described below under  "--Priority of Requested  Distributions"  and are further subject to the limitation that they be made (i) only in lots  equal to  integral  multiples  of $1,000 of the  related  initial  Certificate  Principal
Balance,  each such certificate  referred to as an Individual Insured  Certificate and (ii) only to the extent that the  portion of the Senior  Principal  Distribution  Amount for the  applicable  series  allocated  to any class of
Random Lot Insured  Certificates on the applicable  distribution  date (plus any amounts available from the related
Rounding Account for that series) provides  sufficient funds for such requested  distributions.  To the extent that amounts  available for  distributions  in respect of principal on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal  distributions  applicable to that  distribution  date,  such excess  amounts will be  distributed to the beneficial  owners of any class of Random  Lot  Insured  Certificates  by random  lot,  as  described  below  under
"--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates" below.

         On  each  distribution  date  on  which  amounts  are  available  for  distribution  in  reduction  of the
Certificate  Principal Balance of any class of Random Lot Insured  Certificates of any series, the aggregate amount allocable to such  distributions  for that class will be rounded,  as necessary,  to an amount equal to an integral multiple of $1,000,  except as provided  below,  in accordance  with the  limitations  set forth in this term sheet supplement.  Such rounding will be accomplished on the first distribution date on which  distributions of principal on that class of Random Lot Insured  Certificates  are made by withdrawing  from the related  Rounding  Account for that series the amount of funds,  if any,  needed to round the amount  otherwise  available  for that  distribution with  respect to that class of Random Lot  Insured  Certificates  upward to the next  higher  integral  multiple of
$1,000.  On each  succeeding  distribution  date on which  distributions  of  principal on that class of Random Lot
Insured  Certificates  are to be made,  the  aggregate  amount  allocable  to that  class  of  Random  Lot  Insured
Certificates  will be applied first to repay any funds  withdrawn from the Rounding  Account for that series on the prior  distribution  date,  and then the remainder of such  allocable  amount,  if any,  will be similarly  rounded upward through  another  withdrawal  from the Rounding  Account for that series and distributed in reduction of the
Certificate  Principal  Balance of that class of Random  Insured Lot  Certificates.  This process will  continue on succeeding  distribution  dates  until the  Certificate  Principal  Balance  of that  class of Random  Lot  Insured
Certificates  has been reduced to zero.  Thus,  the  aggregate  distribution  made in reduction of the  Certificate
Principal  Balance of that class of Random Lot Insured  Certificates on each distribution date may be slightly more or less than would be the case in the absence of such  rounding  procedures,  but such  difference  will be no more than $999.99 on any distribution  date. Under no circumstances  will the sum of all distributions made in reduction of the Certificate  Principal  Balance of any class of Random Lot Insured  Certificates of any series,  through any distribution  date,  be less than the sum of such  distributions  that would have  resulted  in the absence of such rounding procedures.

         Notwithstanding  any provisions in this term sheet supplement to the contrary,  on each  distribution date following the first  distribution  date on which any Realized  Losses are allocated to the Insured  Certificates of any series,  including  any Realized  Losses  allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution in reduction of the Certificate  Principal Balance of the Insured Certificates will be made pro rata among the holders of the Insured  Certificates  in  accordance  with the  outstanding  Certificate
Principal  Balance and will not be made in integral  multiples of $1,000 or pursuant to requested  distributions or mandatory distributions by random lot.

         There is no assurance  that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted  a  request  for a  distribution  will  receive  the  distribution  at  any  particular  time  after  the distribution  is  requested,  since  there can be no  assurance  that funds  will be  available  for  making  those distributions  on any  particular  distribution  date,  or,  even if  funds  are  available  for  making  principal distributions  on that  class of Random  Lot  Insured  Certificates,  that such  distributions  will be made to any particular  beneficial  owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for mandatory  distributions  described  below under  "--Mandatory  Distributions  of Principal on any
Class of Random Lot Insured  Certificates,"  there can be no assurance that on any  distribution  date on which the funds available for  distribution in respect of principal of that class of Random Lot Insured  Certificates  exceed the  aggregate  amount  of  distributions  requested  by  beneficial  owners of  certificates  of that  class,  any particular  beneficial  owner will receive a principal  distribution  from those excess funds.  THUS, THE TIMING OF
DISTRIBUTIONS  IN  REDUCTION  OF  THE  CERTIFICATE   PRINCIPAL  BALANCE  FOR  ANY  PARTICULAR  RANDOM  LOT  INSURED
CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER,  IS
HIGHLY  UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL  OWNER OF THAT
CERTIFICATE.

         Priority  of  Requested   Distributions.   Subject  to  the  limitations  described  in  this  term  sheet supplement,  including the timing and the order of the receipt of the request for  distributions as described below under "--Procedure for Requested  Distributions,"  beneficial owners of any class of Random Lot Insured Certificates of any series have the right to request  that  distributions  be made in  reduction  of the  Certificate  Principal
Balance of those  certificates.  On each distribution  date on which  distributions in reduction of the Certificate
Principal  Balance of any class of Random Lot Insured  Certificates are made, those  distributions  will be made in the following order of priority among the beneficial  owners of that class:  (i) any request by a Deceased  Holder, in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder,  in an amount up to but not  exceeding  $10,000 per request.  Thereafter,  distributions  will be made as provided in clauses (i)
and (ii) above up to a second  $100,000 and $10,000,  respectively.  This sequence of  priorities  will be repeated for each  request for  principal  distributions  made by the  beneficial  owners of any class of Random Lot Insured
Certificates of any series until all such requests have been honored.

         Procedure  for  Requested  Distributions.  Under the current  procedures  of DTC, a  beneficial  owner may request  that  distributions  in  reduction  of the  Certificate  Principal  Balance  of  its  Random  Lot  Insured
Certificates  be made on a  distribution  date by  delivering  a written  request  for those  distributions  to the participant or indirect  participant  that maintains the beneficial  owner's  account with respect to that class of
Random Lot Insured  Certificates  so that such  request is received by the trustee  from DTC on DTC's  "participant terminal  system" on or before the close of  business  on the last  business  day of the month next  preceding  the month in which the related  distribution date occurs,  or the record date for such  distribution  date. In the case of a request on behalf of a Deceased Holder,  appropriate  evidence of death and any tax waivers are required to be forwarded to the  participant  under  separate  cover.  Furthermore,  those  requests of Deceased  Holders that are incomplete may not be honored by the  participant.  The participant  shall forward a certification  satisfactory to the trustee for that series  certifying the death of the beneficial owner and the receipt of the appropriate  death and tax  waivers.  The  participant  should  in turn  make  the  request  of DTC (or,  in the  case of an  indirect participant,  such firm must notify the related  participant  of such request,  which  participant  should make the request of DTC) on DTC's  participant  terminal  system.  The trustee will not accept a request from a person other than DTC. DTC may  establish  such  procedures  as it deems fair and equitable to establish the order of receipt of requests for those  requests for  distributions  received by it on the same day. None of the master  servicer,  the depositor,  the related  Certificate  Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or withdrawals of those  distributions to the trustee or for any changes made to the procedures  described  herein by DTC, any participant or any indirect participant.  Requests  for  distributions  are to be  honored  in the  order  of  their  receipt  (subject  to the priorities  described in the previous  paragraph).  The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those  established from time to time by DTC.  Requests for distributions of principal  received by DTC and forwarded to the trustee on DTC's  participant  terminal system after the record date for such  distribution  date and requests for  principal  distributions  received in a timely manner but not accepted with respect to a given  distribution  date, will be treated as requests for  distributions on the next succeeding  distribution  date and each succeeding  distribution  date thereafter until each request is accepted or is  withdrawn as  described  below.  Each  request for  distributions  in reduction of the  Certificate
Principal  Balance of a Random Lot  Insured  Certificate  of any series  submitted  by a  beneficial  owner of that certificate will be held on DTC's  participant  terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing.  Each Random Lot Insured  Certificate of any series covered by that request will continue to bear interest at the related  pass-through  rate through the Interest  Accrual Period related to such distribution date.

         In the  case of a  request  on  behalf  of a  Deceased  Holder,  the  related  participant  shall  forward certification  satisfactory  to the trustee  certifying  the death of the  beneficial  owner and the receipt of the appropriate death and tax waivers.  Random Lot Insured Certificates  beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be  beneficially  owned by a single owner.  The death of a tenant by the entirety,  joint tenant or tenant in common will be deemed to be the death of the  beneficial  owner, and the Random Lot Insured  Certificates of any series so beneficially  owned will be eligible to request  priority with respect to distributions in reduction of the Certificate  Principal Balance of those certificates,  subject to the limitations stated in this term sheet supplement.  Any Random Lot Insured Certificates  beneficially owned by a trust  will be  considered  to be  beneficially  owned  by each  beneficiary  of the  trust to the  extent  of such beneficiary's  beneficial  interest in that trust,  but in no event will a trust's  beneficiaries  collectively  be deemed  to be  beneficial  owners  of a number  of  Individual  Insured  Certificates  greater  than the  number of
Individual  Insured  Certificates  of which such trust is the owner.  The death of a beneficiary of a trust will be deemed to be the death of a  beneficial  owner of the Random Lot  Insured  Certificates  beneficially  owned by the trust but only to the extent of such  beneficiary's  beneficial  interest in that trust. The death of an individual who was a tenant by the  entirety,  joint  tenant or tenant in common in a tenancy  which is the  beneficiary  of a trust will be deemed to be the death of the  beneficiary  of the trust.  The death of a person  who,  during his or her  lifetime,  was  entitled to  substantially  all of the  beneficial  ownership  interests in Random Lot Insured
Certificates  of any  series  will be  deemed  to be the  death  of the  beneficial  owner  of  those  certificates regardless of the  registration of ownership,  if that beneficial  interest can be established to the  satisfaction of the  participant.  Such  beneficial  interest will be deemed to exist in typical cases of street name or nominee ownership,  ownership by a trustee,  ownership under the Uniform Gift to Minors Act and community property or other joint  ownership  arrangements  between a husband and wife.  Beneficial  interest  shall include the power to sell, transfer  or  otherwise  dispose of a Random Lot  Insured  Certificate  of any series and the right to receive  the proceeds  therefrom,  as well as interest and distributions of principal with respect thereto. As used in this term sheet  supplement,  a request for a distribution in reduction of the Certificate  Principal Balance of a Random Lot
Insured  Certificate  of any series by a Deceased  Holder  shall  mean a request  by the  personal  representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

         With  respect  to Random  Lot  Insured  Certificates  of any  series as to which  beneficial  owners  have requested  distributions to be made on a particular  distribution date and on which  distributions of principal are being made, the trustee will notify DTC prior to that  distribution  date whether,  and the extent to which,  those certificates  have been accepted for  distributions.  Participants  and indirect  participants  holding  Random Lot
Insured  Certificates  of any series  are  required  to forward  such  notices  to the  beneficial  owners of those certificates.  Individual  Insured  Certificates that have been accepted for a distribution will be due and payable on the applicable  distribution  date and will cease to bear interest after the Interest  Accrual Period related to such distribution date.

         Any  beneficial  owner of a Random Lot Insured  Certificate of any series who has requested a distribution may withdraw its request by so notifying in writing the  participant  or indirect  participant  that maintains that beneficial owner's account. In the event that such account is maintained by an indirect  participant,  the indirect participant  must notify the related  participant  which in turn must forward the  withdrawal of such  request,  on
DTC's  participant  terminal  system.  If that  notice of  withdrawal  of a request for  distribution  has not been received  on DTC's  participant  terminal  system on or before  the record  date for such  distribution  date,  the previously  made  request for  distribution  will be  irrevocable  with respect to the making of  distributions  in reduction  of the  Certificate  Principal  Balance  of  that  Random  Lot  Insured  Certificate  on the  applicable distribution date.

         Mandatory  Distributions of Principal on any Class of Random Lot Insured  Certificates.  To the extent, if any, that  distributions in reduction of the Certificate  Principal  Balance of that class of Insured  Certificates on a distribution  date exceed the outstanding  Certificate  Principal  Balance of that class of Random Lot Insured
Certificates  with  respect to which  distribution  requests  have been  received by the  applicable  record  date, additional Random Lot Insured  Certificates of that class in lots equal to Individual Insured  Certificates will be selected  to  receive  principal  distributions  in  accordance  with the  then-applicable  established  random lot procedures of DTC, and the then-applicable  established  procedures of the participants and indirect  participants, which may or may not be by random lot. No prior  notice will be  provided by the  depositor,  the master  servicer, the related Certificate  Insurer or the trustee to the beneficial owners of the Random Lot Insured  Certificates of that  class  for  those  distributions  made by random  lot.  Investors  may ask  those  participants  or  indirect participants  what  allocation  procedures  they use.  Participants  and indirect  participants  holding Random Lot
Insured  Certificates  of that class  selected for  mandatory  distributions  of principal  are required to provide notice of those mandatory distributions to the affected beneficial owners.

                  PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M  Certificates  of each  series  will be  entitled  to receive on each distribution  date, to the extent of the portion of the  Available  Distribution  Amount for that series  remaining after:

-        the sum of the Senior Interest  Distribution  Amount,  Class A-P Principal  Distribution Amount and Senior
           Principal Distribution Amount for that series is distributed;

-        reimbursement  is made to the master  servicer  for some  Advances on the mortgage  loans  included in the trust  established  for that  series  remaining  unreimbursed  following  the final  liquidation  of the related mortgage loan to the extent described below under "Description of the Certificates--Advances";

-        the aggregate  amount of Accrued  Certificate  Interest and principal  required to be  distributed  to any class of Class M  Certificates  of that series  having a higher  payment  priority on that  distribution date is distributed to holders of that class of Class M Certificates; and

-        the aggregate amount of Accrued  Certificate  Interest required to be distributed to that class of Class M
           Certificates on that distribution date is distributed

a distribution allocable to principal in the sum of the following:

                  (i)      the  product  of (A)  the  then-applicable  related  Class  M  Percentage  and  (B)  the aggregate of the following amounts:

                           (1)      the principal  portion of all scheduled  monthly payments on the mortgage loans included in the trust  established for that series,  other than the related Discount  Fraction of the principal  portion of those  payments with respect to a Discount  Mortgage  Loan,  due during the related Due Period,  whether or not received on or prior to the related  determination  date, less the principal portion of Debt Service  Reductions,  other than the related Discount Fraction of the  principal  portion of the Debt Service  Reductions  with  respect to a Discount  Mortgage
                  Loan,  which  together  with  other  Bankruptcy  Losses  for that  series  are in  excess  of the
                  Bankruptcy Amount for that series;

                           (2)      the  principal  portion of all proceeds of the  repurchase  of a mortgage  loan included  in the trust  established  for that series or, in the case of a  substitution,  amounts representing a principal  adjustment,  other than the related Discount  Fraction of the principal portion of the proceeds  with  respect to a Discount  Mortgage  Loan,  as required by the related pooling and servicing agreement during the preceding calendar month; and

                           (3)      the principal portion of all other unscheduled  collections received in respect of mortgage  loans  included  in the trust  established  for that  series,  including  Subsequent
                  Recoveries,  received during the preceding  calendar month, other than full and partial mortgagor prepayments and any amounts  received in connection  with a Final  Disposition of a mortgage loan described in clause (ii) below,  to the extent  applied as recoveries  of  principal,  other than the related Discount  Fraction of the principal  amount of those  unscheduled  collections,  with respect to a Discount Mortgage Loan;

                  (ii)     that class' pro rata share,  based on the  Certificate  Principal  Balance of each class of Class M  Certificates  and Class B  Certificates  of that  series  then  outstanding,  of all  amounts received in connection  with the Final  Disposition of a mortgage loan included in the trust  established for that series,  other than the related  Discount  Fraction of those  amounts with respect to a Discount
          Mortgage  Loan,  (x) that occurred  during the preceding  calendar month and (y) in the case of an Excess
          Transaction,  that did not result in any Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
          Bankruptcy  Losses or Extraordinary  Losses,  to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates of that series;

                  (iii)    the portion of  mortgagor  prepayments  in full on the  mortgage  loans  included in the trust established for that series made by the respective  mortgagors during the related Prepayment Period and the portion of partial mortgagor  prepayments on the mortgage loans in the related mortgage pool made by the respective  mortgagors  during the preceding  calendar month,  other than the Discount Fraction of those mortgagor  prepayments with respect to a Discount Mortgage Loan, allocable to that class of Class M
          Certificates as described in the third succeeding paragraph;

                  (iv)     if  that  class  is  the  most  senior  class  of   certificates  of  that  series  then
          outstanding,  with a  Certificate  Principal  Balance  greater  than zero,  an amount equal to the Excess
          Subordinate  Principal  Amount for that series,  if any, to the extent of Eligible Funds for that series;
          and

                  (v)      any amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant  to clauses (i) through  (iii) above that remain  undistributed  to the extent that any of those amounts  are  not  attributable  to  Realized  Losses  which  were  allocated  to any  class  of  Class M
          Certificates with a lower payment priority or the Class B Certificates of that series; minus

                  (vi)     the  Capitalization  Reimbursement  Amount for that  series on such  distribution  date, other than the related Discount  Fraction of any portion of that amount related to each Discount Mortgage
          Loan,  multiplied by a fraction,  the numerator of which is the  principal  distribution  amount for such class of Class M  Certificates,  without giving effect to this clause (vi), and the  denominator of which is the sum of the principal  distribution  amounts for all classes of certificates of that series,  other than the  Class  A-P  Certificates,  without  giving  effect  to any  reductions  for the  Capitalization
          Reimbursement Amount for that series.

         References in this term sheet  supplement to "payment  priority" of the Class M Certificates of any series refer to a payment priority among those classes of certificates as follows:  first, to the Class M-1  Certificates;
second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

         As to  each  class  of  Class  M  Certificates  of any  series,  on any  distribution  date,  any  Accrued
Certificate  Interest  thereon  remaining unpaid from any previous  distribution  date will be distributable to the extent of the Available  Distribution  Amount  available for that purpose.  Notwithstanding  the foregoing,  if the
Certificate  Principal  Balances  of the Class B  Certificates  of any series  have been  reduced  to zero,  on any distribution  date,  with  respect  to the  class  of  Class M  Certificates  of that  series  outstanding  on that distribution  date with a  Certificate  Principal  Balance  greater  than zero with the  lowest  payment  priority,
Accrued  Certificate  Interest  thereon  remaining  unpaid  from  any  previous   distribution  date  will  not  be
distributable,  except in the limited  circumstances  provided in the related pooling and servicing  agreement.  In addition,  any interest shortfalls  resulting from the failure of the yield maintenance  agreement provider to make payments pursuant to the yield maintenance  agreement will not be unpaid Accrued Certificate  Interest and will not be paid from any source on any distribution date.

         All mortgagor  prepayments  on the mortgage  loans  included in the trust  established  for any series not otherwise  distributable to the Senior  Certificates of that series will be allocated on a pro rata basis among the class  of  Class M  Certificates  of that  series  with  the  highest  payment  priority  then  outstanding  with a
Certificate  Principal  Balance  greater  than  zero and each  other  class of  Class M  Certificates  and  Class B
Certificates  of that series for which certain loss levels  established for that class in the pooling and servicing agreement  have not been  exceeded.  The related loss level on any  distribution  date would be satisfied as to any
Class  M-2,  Class  M-3 or  Class B  Certificates  of that  series,  respectively,  only if the sum of the  current percentage  interests in the related  mortgage  pool  evidenced by that class and each class,  if any,  subordinate thereto were at least equal to the sum of the initial  percentage  interests in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto.

         As  stated  above  under   "Description  of  the   Certificates--Principal   Distributions  on  the  Senior
Certificates,"  the Senior Accelerated  Distribution  Percentage for each series will be 100% during the first five years  after  the  closing  date  for  that  series,  unless  the  Certificate  Principal  Balances  of the  Senior
Certificates  of that  series,  other than the Class A-P  Certificates,  are reduced to zero before the end of that five-year  period,  and will  thereafter  equal 100%  whenever  the Senior  Percentage  of that series  exceeds the initial  Senior  Percentage.  Furthermore,  as  described  in this term sheet  supplement,  the Senior  Accelerated
Distribution  Percentage  for each series will exceed the Senior  Percentage  during the sixth  through ninth years following  the closing  date for that series,  and  scheduled  reductions  to the Senior  Accelerated  Distribution
Percentage  may be  postponed  due to the loss and  delinquency  experience  of the  mortgage  loans in the related mortgage  pool.  Accordingly,  each class of the Class M  Certificates  of any series  will not be  entitled to any mortgagor  prepayments on the mortgage  loans in the related  mortgage pool for at least the first five years after the closing date for that series,  unless the  Certificate  Principal  Balances of the Senior  Certificates of that series  (other than the Class A-P  Certificates)  have been reduced to zero before the end of such period,  and may receive no mortgagor  prepayments or a  disproportionately  small portion of mortgagor  prepayments relative to the related  Class M  Percentage  during  certain  periods  after  this  five  year  period.  See  "Description  of the
Certificates--Principal Distributions on the Senior Certificates" in this term sheet supplement.

                  ALLOCATION OF LOSSES; SUBORDINATION

         The  subordination  provided to the Senior  Certificates of any series by the related Class B Certificates and  Class M  Certificates  and the  subordination  provided to each class of Class M  Certificates  by the related
Class B Certificates  and by any class of Class M Certificates  subordinate  thereto will cover Realized  Losses on the mortgage loans included in the trust  established  for that series that are Defaulted  Mortgage  Losses,  Fraud
Losses,  Bankruptcy  Losses and Special  Hazard Losses.  Any Realized  Losses on the mortgage loans included in the trust  established  for any series and, in the case of an Excess  Transaction,  which are not Excess Special Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

-        first, to the Class B Certificates;

-        second, to the Class M-3 Certificates;

-        third, to the Class M-2 Certificates; and

-        fourth, to the Class M-1 Certificates

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and
thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the Class A-P Certificates in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the  Certificate  Principal
Balance of the Class A-P  Certificates  has been  reduced to zero,  and the  remainder  of the  Realized  Losses on
Discount  Mortgage Loans and the entire amount of Realized Losses on Non-Discount  Mortgage Loans will be allocated among all the  remaining  classes of Senior  Certificates  of that series on a pro rata basis;  provided,  however, that all or any portion of such losses for any series  otherwise  allocable to any class or classes of Super Senior
Certificates  of that series will be allocated to the related class or classes of Senior  Support  Certificates  of that series until the Certificate  Principal  Balance of the related Senior Support  Certificates  has been reduced to zero, as and to the extent  described in the prospectus  supplement  for that series.  Subject to any applicable limitations,  Realized  Losses on the mortgage loans included in the trust  established for any series with a class of  Insured  Certificates  that are  allocated  to that  class  of  Insured  Certificates  will be  covered  by the applicable financial guaranty insurance policy.

         On any  distribution  date,  Realized Losses will be allocated as described in this term sheet  supplement after distributions of principal as described in this term sheet supplement.

         Any allocation of a Realized Loss, other than a Debt Service  Reduction,  to a certificate will be made by reducing:

-        its  Certificate  Principal  Balance,  in the case of the principal  portion of the Realized Loss, in each case until the Certificate  Principal  Balance of that class has been reduced to zero,  provided that no reduction shall reduce the aggregate  Certificate  Principal  Balance of the certificates for any series below the aggregate  Stated  Principal  Balance of the mortgage loans included in the trust  established for that series; and

-        the Accrued  Certificate  Interest  thereon,  in the case of the interest portion of the Realized Loss, by the amount so allocated  as of the  distribution  date  occurring  in the month  following  the calendar month in which the Realized Loss was incurred.

         In addition,  any  allocation of a Realized  Loss to a Class M Certificate  of any series may also be made by operation of the payment  priority to the Senior  Certificates of that series  described  under  "Description of the  Certificates--Principal  Distributions  on the Senior  Certificates"  and any class of Class M Certificates  of that series with a higher payment priority.

         As used in this term sheet  supplement,  subordination  refers to the provisions  discussed  above for the sequential  allocation of Realized  Losses on the mortgage loans included in the trust  established  for any series among the various classes of certificates for that series,  as well as all provisions  effecting those  allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

         In  instances  in which a mortgage  loan is in default or if  default is  reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders  of the related series, the master  servicer or subservicer  may permit  servicing  modifications  of the mortgage loan rather than  proceeding with foreclosure,  as described under "Description of the  Certificates--Collection and Other Serving Procedures" in
the related base prospectus.  However,  the master  servicer's and the  subservicer's  ability to perform servicing modifications  will be subject to some  limitations,  including  but not  limited to the  following.  Advances  and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan. Any amounts added to the principal  balance of the mortgage  loan, or capitalized  amounts added to the mortgage  loan,  will be required to be fully  amortized  over the  remaining  term of the mortgage  loan.  All capitalizations  are  to be  implemented  in  accordance  with  Residential  Funding's  program  guide  and  may be implemented  only by  servicers  that have  been  approved  by the  master  servicer  for that  purpose.  The final maturity of any mortgage loan  included in the trust  established  for any series shall not be extended  beyond the final  scheduled  distribution  date for that series.  No servicing  modification  with respect to a mortgage  loan will have the  effect of  reducing  the  mortgage  rate below  one-half  of the  mortgage  rate as in effect on the applicable  cut-off date,  but not less than the  applicable  servicing fee rate.  Further,  the aggregate  current principal  balance of all mortgage loans included in the trust  established for any series subject to modifications can be no more  than five  percent  (5%) of the  aggregate  principal  balance  of those  mortgage  loans as of the cut-off  date for that  series,  but this  limit may  increase  from time to time with the  consent  of the  rating agencies rating that series of certificates.

         Any Advances  made on any  mortgage  loan will be reduced to reflect any related  servicing  modifications previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the  calculation  of Accrued  Certificate  Interest  payable on the  offered certificates of the related series, will not be affected by the servicing modification.

         Allocations  of the principal  portion of Debt Service  Reductions for any series to each class of Class M
Certificates  and Class B  Certificates  of that  series will result  from the  priority  of  distributions  of the
Available  Distribution  Amount for that series as described  in this term sheet  supplement,  which  distributions shall be made first to the Senior  Certificates,  second to the Class M Certificates  in the order of their payment priority  and third to the Class B  Certificates  of that  series.  An  allocation  of the  interest  portion  of a
Realized Loss as well as the principal  portion of Debt Service  Reductions on the mortgage  loans  included in the trust  established  for any series  will not reduce the level of  subordination  for that  series,  as that term is defined in this term sheet  supplement,  until an amount in respect  thereof  has been  actually  disbursed  to the
Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

         The holders of the offered  certificates  will not be entitled to any additional  payments with respect to
Realized Losses from amounts otherwise  distributable on any classes of certificates  subordinate  thereto,  except in  limited  circumstances  in  respect of any Excess  Subordinate  Principal  Amount,  or in the case of Class A-P
Collection  Shortfalls,  to the extent of Eligible Funds.  Accordingly,  the  subordination  provided to the Senior
Certificates  of any series,  other than the Class A-P  Certificates,  and to each class of Class M Certificates of that series by the  respective  classes of  certificates  subordinate  thereto with  respect to Realized  Losses on mortgage  loans in the related  mortgage  pool  allocated on any  distribution  date will be effected  primarily by increasing the Senior  Percentage,  or the respective Class M Percentage,  of future  distributions of principal of the  remaining  mortgage  loans in the related  mortgage  pool.  Because  the  Discount  Fraction of each  Discount
Mortgage Loan will not change over time,  the protection  from losses  provided to the Class A-P  Certificates  for any series by the Class M  Certificates  and Class B  Certificates  of that series is limited to the prior right of the Class A-P  Certificates  to receive  distributions  in respect of principal on the Discount  Mortgage Loans for that series as described in this term sheet  supplement.  Furthermore,  principal  losses on the mortgage  loans in the related  mortgage pool that are not covered by  subordination  will be allocated to the Class A-P  Certificates for that  series only to the extent  they occur on a Discount  Mortgage  Loan and only to the extent of the related
Discount  Fraction of those losses.  The allocation of principal  losses on the Discount  Mortgage Loans may result in those  losses  being  allocated  in an amount  that is  greater  or less than would have been the case had those losses been allocated in proportion to the Certificate  Principal  Balance of the Class A-P  Certificates  for that series.  Thus,  the Senior  Certificates  for that  series,  other than the Class A-P  Certificates,  will bear the entire  amount of losses  that are not  allocated  to the Class M  Certificates  and Class B  Certificates  of that series,  other than the amount  allocable to the Class A-P  Certificates,  which losses will be allocated among all classes of Senior  Certificates of that series,  other than the Class A-P  Certificates,  as described in this term sheet supplement.

         Because the Class A-P  Certificates  for any series are entitled to receive in  connection  with the Final
Disposition  of a Discount  Mortgage  Loan included in the related  mortgage  pool,  on any  distribution  date, an amount equal to all unpaid Class A-P  Collection  Shortfalls to the extent of Eligible  Funds on that  distribution date,  shortfalls in  distributions  of principal on any class of Class M Certificates  for that series could occur under some  circumstances,  even if that class is not the most  subordinate  class of  certificates  of that series then outstanding with a Certificate Principal Balance greater than zero.

         In the case of an Excess  Transaction,  any Excess  Special  Hazard  Losses,  Excess Fraud Losses,  Excess
Bankruptcy  Losses,  Extraordinary  Losses or other losses of a type not covered by  subordination  on Non-Discount
Mortgage Loans for any series will be allocated on a pro rata basis among the Senior  Certificates,  other than the
Class A-P  Certificates,  Class M Certificates  and Class B  Certificates  of that series.  Any Realized  Losses so allocated  to the  Senior  Certificates  of any  series,  other  than the  Class A-P  Certificates,  or the Class M
Certificates  or the Class B Certificates  will be allocated  without  priority among the various classes of Senior
Certificates,  other than the Class A-P  Certificates,  or the Class M Certificates  or the Class B Certificates of
that series;  provided,  however,  that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior  Certificates  of that series will be allocated to the related class or classes of
Senior Support  Certificates of that series until the Certificate  Principal  Balance of the related Senior Support
Certificates  has been  reduced to zero,  as and to the extent  described  in the  prospectus  supplement  for that series.  The principal  portion of these losses on Discount  Mortgage  Loans in any mortgage pool will be allocated to the Class A-P  Certificates  of that  series in an amount  equal to their  related  Discount  Fraction,  and the remainder of the losses on those Discount  Mortgage  Loans will be allocated  among the remaining  certificates  of that series on a pro rata basis;  provided,  however, that all or any portion of such losses otherwise allocable to any class or classes  Super Senior  Certificates  of that series will be allocated to the related  class or classes
Senior Support Certificates, as described in the preceding sentence.

         An allocation of a Realized  Loss on a "pro rata basis" among two or more classes of  certificates  of any series  means  an  allocation  to each of those  classes  of  certificates  on the  basis  of its then  outstanding
Certificate  Principal  Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal  portion of a Realized Loss on the related  mortgage  loans, or based on the
Accrued  Certificate  Interest  thereon in respect of that  distribution  date in the case of an  allocation of the interest  portion of a Realized Loss on the related  mortgage  loans;  provided that in determining the Certificate
Principal  Balance of any class of Accrual  Certificates of any series for the purpose of allocating any portion of a Realized Loss on the related mortgage loans to those  certificates,  the Certificate  Principal  Balance of those certificates shall be deemed to be the lesser of:

-        the original Certificate Principal Balance of those certificates, and

-        the Certificate  Principal  Balance of those  certificates  prior to giving effect to  distributions to be made on that distribution date.

         In order to maximize the likelihood of distribution in full of the Senior  Interest  Distribution  Amount,
Class A-P  Principal  Distribution  Amount and  Senior  Principal  Distribution  Amount  for each  series,  on each distribution  date,  holders of Senior  Certificates of each series have a right to  distributions of the Available
Distribution  Amount  that is  prior  to the  rights  of the  holders  of the  Class  M  Certificates  and  Class B
Certificates of that series,  to the extent  necessary to satisfy the Senior Interest  Distribution  Amount,  Class
A-P Principal  Distribution  Amount and Senior Principal  Distribution Amount for that series.  Similarly,  holders of the Class M  Certificates  of each series have a right to  distributions  of the Available  Distribution  Amount prior to the rights of holders of the Class B Certificates  and holders of any class of Class M  Certificates  with a lower  payment  priority  of that  series.  In  addition,  and except is  otherwise  set forth in the  prospectus supplement  for that class or those  classes,  holders of any class or classes of Super  Senior  Certificates  will have a right, on each  distribution  date occurring on or after the Credit Support  Depletion Date for that series, to that  portion of the  Available  Distribution  Amount  otherwise  allocable  to the related  class or classes of
Senior  Support  Certificates  to the extent  necessary  to satisfy the Accrued  Certificate  Interest on the Super
Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

         The application of the Senior  Accelerated  Distribution  Percentage for each series,  when it exceeds the
Senior  Percentage,  to determine the Senior  Principal  Distribution  Amount for that series will  accelerate  the amortization of the Senior  Certificates of that series,  other than the Class A-P  Certificates,  in the aggregate relative  to the  actual  amortization  of  the  mortgage  loans  in the  related  mortgage  pool.  The  Class  A-P
Certificates for each series will not receive more than the Discount  Fraction of any unscheduled  payment relating to a Discount  Mortgage  Loan  included in the trust  established  for that  series.  To the extent that the Senior
Certificates  for any series in the aggregate,  other than the Class A-P  Certificates,  are amortized  faster than the mortgage loans in the related  mortgage  pool, in the absence of offsetting  Realized  Losses  allocated to the
Class M Certificates  and Class B Certificates of that series,  the percentage  interest  evidenced by those Senior
Certificates  in that  trust  will be  decreased,  with a  corresponding  increase  in the  interest  in that trust evidenced by the Class M Certificates  and the Class B Certificates of that series,  thereby  increasing,  relative to their respective  Certificate  Principal Balances,  the subordination  afforded those Senior Certificates by the
Class M  Certificates  and the Class B  Certificates  of that series  collectively.  In addition,  if losses on the mortgage loans  included in the trust  established  for any series exceed the amounts  described in this term sheet supplement under "Description of the  Certificates--Principal  Distributions on the Senior  Certificates," a greater percentage of full and partial  mortgagor  prepayments will be allocated to the Senior  Certificates of that series in the aggregate,  other than the Class A-P Certificates,  than would otherwise be the case,  thereby  accelerating the  amortization of those Senior  Certificates  relative to the Class M Certificates  and the Class B Certificates
of that series.

         The priority of payments,  including  principal  prepayments  on the mortgage  loans included in the trust established  for any  series,  among the Class M  Certificates  of that  series,  as  described  in this term sheet supplement,  also has the effect  during some  periods,  in the  absence of  Realized  Losses,  of  decreasing  the percentage  interest  evidenced  by any  class of Class M  Certificates  with a higher  payment  priority,  thereby increasing,  relative to its Certificate  Principal Balance, the subordination  afforded to that class of the Class
M Certificates by the Class B Certificates  and any class of Class M Certificates  with a lower payment priority of that series.

         The Special  Hazard Amount for any series that is an Excess  Transaction  will be an amount  acceptable to each rating agency  rating any class of  certificates  of that series.  As of any date of  determination  following the cut-off date for any series,  the Special  Hazard  Amount  shall equal the initial  amount for that series less the sum of any amounts  allocated through  subordination  relating to Special Hazard Losses on the related mortgage pool.  In  addition,  the  Special  Hazard  Amount for any series will be further  reduced  from time to time to an amount,  if lower,  that is not less than the product of (x) the percentage  that the initial Special Hazard Amount for that series bears to the initial  aggregate stated principal  balance,  as of the cut-off date, of the mortgage loans included in the trust established for that series,  and (y) the current  outstanding  balance of the mortgage loans included in the trust established for that series.

         The Fraud Loss Amount for any series that is an Excess  Transaction  will be an amount  acceptable to each rating  agency  rating any class of  certificates  of that  series.  The Fraud Loss  Amount for any series  will be reduced  over the first five years  after the related  closing  date in  accordance  with the term s of the related pooling  and  servicing  agreement.  After the first five years  after the  related  closing  date,  the Fraud Loss
Amount for any series will be zero.

         The Bankruptcy  Amount for any series that is an Excess  Transaction will be an amount  acceptable to each rating  agency  rating any class of  certificates  of that  series.  As of any date of  determination  prior to the first  anniversary  of the cut-off date for that series,  the  Bankruptcy  Amount will equal the initial amount for that  series  less the sum of any  amounts  allocated  through  subordination  for such  losses  up to such date of determination.  As of any date of  determination  on or after the first  anniversary  of the  cut-off  date for any series,  the Bankruptcy  Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next  preceding the most recent  anniversary of the cut-off date for that series and (b) an amount calculated  under the terms of the pooling and servicing  agreement,  which amount as calculated will provide for a reduction in the Bankruptcy  Amount,  over (2) the aggregate  amount of Bankruptcy  Losses  allocated solely to the
Class M Certificates or the Class B Certificates of that series through subordination since that anniversary.

         Notwithstanding  the  foregoing,  the  provisions  relating to  subordination  will not be  applicable  in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

-        the  master  servicer  is  diligently  pursuing  any  remedies  that  may  exist  in  connection  with the representations and warranties made regarding the related mortgage loan; and

-        either:

-        the related mortgage loan is not in default with regard to payments due thereunder; or

-        delinquent  payments of principal  and interest  under the related  mortgage  loan and any premiums on any applicable  standard hazard insurance  policy and any related escrow payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

         In the case of an Excess Transaction,  the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount
for any series may be further  reduced as described in the related base  prospectus  under  "Description  of Credit
Enhancement--Subordination."

         Notwithstanding  the  foregoing,  with  respect to any class of Insured  Certificates  of any series,  the related financial guaranty insurance policy,  subject to any applicable  limitations set forth therein,  will cover the  interest  and  principal  portions  of all  Realized  Losses  on the  mortgage  loans  included  in the  trust established  for that  series  and  allocated  thereto.  If such  payments  are not  required  to be made under the related  financial  guaranty  insurance  policy or are not made as required  under the policy for any series,  such
Realized  Losses  allocated  to the  Insured  Certificates  of that  series  will be borne by the  holders  of such certificates.

                  ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not  received  by the  business  day next preceding the related determination date.

         These  Advances are required to be made on mortgage loans  included the trust  established  for any series only to the extent  they are  deemed by the master  servicer  to be  recoverable  from  related  late  collections,
Insurance  Proceeds,  Liquidation  Proceeds or amounts otherwise payable to the holders of the Class B Certificates or the Class M Certificates  of that series.  Recoverability  is determined in the context of existing  outstanding arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged property.  The  purpose of making  these  Advances is to  maintain a regular  cash flow to the  certificateholders, rather than to guarantee or insure against  Realized  Losses.  The master servicer will not be required to make any
Advances  with  respect to  reductions  in the amount of the  monthly  payments on the  mortgage  loans due to Debt
Service  Reductions or the  application  of the Relief Act or similar  legislation or  regulations.  Any failure by the master  servicer to make an Advance as required  under the pooling and servicing  agreement for any series will constitute  an event of default  thereunder,  in which case the trustee,  as  successor  master  servicer,  will be obligated  to make any  Advance,  in  accordance  with the terms of the pooling and  servicing  agreement  for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the  master  servicer  on a first  priority  basis  from  either  (a)  late  collections,  Insurance  Proceeds  and
Liquidation  Proceeds  from the  mortgage  loan as to which  such  unreimbursed  Advance  was made or (b) as to any
Advance that remains  unreimbursed  in whole or in part  following the final  liquidation  of the related  mortgage loan, from any amounts  otherwise  distributable  on any of the Class B Certificates or the Class M Certificates of
that series;  provided,  however,  that,  in the case of an Excess  Transaction,  any Advances  that were made with respect to  delinquencies  which  ultimately  were  determined to be Excess  Special  Hazard  Losses,  Excess Fraud
Losses,  Excess Bankruptcy Losses or Extraordinary  Losses are reimbursable to the master servicer out of any funds in the  Custodial  Account for that series  prior to  distributions  on any of the  certificates  and the amount of those losses will be allocated as described in this term sheet supplement.

         The  effect of these  provisions  on any class of the Class M  Certificates  of any  series is that,  with respect to any Advance which remains  unreimbursed  following the final  liquidation of the related  mortgage loan, the  entire  amount  of the  reimbursement  for that  Advance  will be borne  first by the  holders  of the Class B
Certificates  or any class of Class M  Certificates  of that series having a lower  payment  priority to the extent that the reimbursement is covered by amounts otherwise  distributable to those classes,  and then by the holders of that  class of Class M  Certificates  of that  series,  except as  provided  above,  to the  extent of the  amounts otherwise  distributable to them. In addition,  if the Certificate  Principal  Balances of the Class M Certificates
and the Class B  Certificates  of any series have been  reduced to zero,  any  Advances  previously  made which are deemed by the  master  servicer  to be  nonrecoverable  from  related  late  collections,  Insurance  Proceeds  and
Liquidation  Proceeds may be reimbursed to the master  servicer out of any funds in the Custodial  Account prior to distributions on the Senior Certificates of that series.

         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which  provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series, although no such facility will reduce or otherwise affect the master  servicer's  obligation to fund these Advances and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any
Advances and/or  Servicing  Advances made by an advancing  person would be reimbursed to the advancing person under the same  provisions  pursuant to which  reimbursement  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any  successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                  RESIDUAL INTERESTS

         Holders of the Class R  Certificates  will be entitled to receive any residual cash flow from the mortgage pool,  which is not  expected to be  significant.  The Class R  Certificates  will not be entitled to any  payments other than their  Certificate  Principal  Balance and Accrued  Certificate  Interest on that Certificate  Principal
Balance unless the aggregate  amount  received by the issuing entity with respect to the mortgage loans exceeds the aggregate  amount  payable  to the  other  certificateholders,  which  is  highly  unlikely.  A  holder  of Class R
Certificates  will not have a right to alter the structure of this  transaction.  The Class R  Certificates  may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or another party.

                                             CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         GENERAL

         The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

-        the rate and timing of principal  payments on the mortgage  loans  included in the trust  established  for that series,  including  prepayments,  defaults and  liquidations,  and  repurchases  due to breaches of representations or warranties;

-        the allocation of principal payments among the various classes of offered certificates of that series;

-        Realized Losses and interest  shortfalls on the mortgage loans included in the trust  established for that series;

-        the pass-through rate on the offered certificates of that series;

-        to the extent  provided in the  prospectus  supplement  for a class of  certificates,  with respect to any class of certificates  intended to be the beneficiary of a yield  maintenance  agreement,  payments,  if any, made pursuant to such yield maintenance agreement;
-        with respect to any class of Insured Certificates of that series,  payments,  if any, made pursuant to the related financial guaranty insurance policy;

-        with  respect to any class of  Exchangeable  Certificates  of that  series,  the yield to  maturity of the related class of Exchanged Certificates; and

-        the purchase price paid for the offered certificates of that series.

         For  additional   considerations   relating  to  the  yield  on  the  offered  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PREPAYMENT CONSIDERATIONS

         The yields to maturity  and the  aggregate  amount of  distributions  on the offered  certificates  of any series will be affected by the rate and timing of principal  payments on the mortgage  loans  included in the trust established  for that series and the amount and timing of mortgagor  defaults  resulting in Realized  Losses on the mortgage  loans  included  in the trust for that  series.  These  yields may be  adversely  affected by a higher or lower  than  anticipated  rate of  principal  payments  on the  mortgage  loans in the trust  established  for that series.  The rate of  principal  payments  on the  mortgage  loans  will in turn be  affected  by the  amortization schedules of the mortgage  loans,  including any initial  interest  only periods,  the rate and timing of mortgagor prepayments on the mortgage  loans,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of  changes in the rate of  prepayments,  liquidations  and  purchases  of the  mortgage  loans included in the trust established for any series may  significantly  affect the yield to an investor in that series of  certificates,  even if the average rate of  principal  payments  experienced  over time is  consistent  with an investor's  expectation.  In  addition,  the rate of  prepayments  of the  mortgage  loans  included  in the  trust established  for any series and the yields to  investors  on the  certificates  of that  series may be  affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described  under  "Maturity  and
Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of  principal  payments on the  mortgage  loans will depend on future  events and on a variety of  factors,  as  described  in this term sheet supplement  and  in the  related  base  prospectus  under  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations",  no  assurance  can be given as to the rate or the timing of  principal  payments  on the  offered certificates of any series.

         The  mortgage  loans in most cases may be prepaid by the  mortgagors  at any time  without  payment of any prepayment  fee or penalty,  although a portion of the mortgage  loans  included in the trust  established  for any series  may  provide  for  payment  of a  prepayment  charge,  which may have a  substantial  effect on the rate of prepayment  of those  mortgage  loans.  Except as is  otherwise  set forth in any term  sheet for any  series,  the prepayment charges will not be available for distribution on the related offered certificates.

         Some state laws  restrict the  imposition  of prepayment  charges even when the mortgage  loans  expressly provide for the  collection  of those  charges.  It is possible  that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these  charges.  In any case,  these amounts will not  be  available  for  distribution  on  the  offered  certificates.  See  "Certain  Legal  Aspects  of  Mortgage
Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

         Prepayments,  liquidations and purchases of the mortgage loans included in the trust  established for that series will result in  distributions  to holders of the offered  certificates  of that series of principal  amounts which would otherwise be distributed  over the remaining  terms of the mortgage loans in the related pool.  Factors affecting  prepayment,  including  defaults and  liquidations,  of mortgage  loans include  changes in  mortgagors'
housing needs,  job transfers,  unemployment,  mortgagors' net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market  interest rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage rates fell  significantly  below the mortgage rates on the mortgage  loans,  the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing mortgage rates rose  significantly  above the mortgage rates on the mortgage loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage  loans. In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.  The rate of default on mortgage loans which are refinance or limited  documentation  mortgage  loans, and on mortgage  loans with high LTV ratios,  may be higher  than for other types of mortgage  loans.  Furthermore, the rate and timing of  prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties  are located.
The risk of  delinquencies  and  loss is  greater  and  prepayments  are less  likely  in  regions  where a weak or deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment  or falling property values.  See "Maturity and Prepayment Considerations" in the related base prospectus.

         Investors in the Class M  Certificates  of any series should also be aware that on any  distribution  date on which the Senior  Accelerated  Distribution  Percentage of that series equals 100%, the Class M Certificates  of that series will not be entitled to  distributions  of mortgagor  prepayments with respect to the mortgage loans in the related  mortgage pool for such  distribution  date and the weighted  average lives of the Class M Certificates of that series could be significantly affected thereby.

         Most  of the  mortgage  loans  contain  due-on-sale  clauses.  The  terms  of the  pooling  and  servicing agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any  due-on-sale  clause to the  extent it has  knowledge  of the  conveyance  or the  proposed  conveyance  of the underlying  mortgaged  property and to the extent  permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

                  ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity on the offered  certificates  of any series will be affected by the  allocation  of principal payments among the offered  certificates.  As described under "Description of the  Certificates--Principal
Distributions on the Senior  Certificates" and "--Principal  Distributions on the Class M Certificates" in this term sheet supplement,  during specified periods all or a disproportionately  large percentage of principal  prepayments on the  mortgage  loans  included  in the trust  established  for that series  will be  allocated  among the Senior
Certificates of that series,  other than the Interest Only Certificates and the Class A-P Certificates,  and during specified periods no principal  prepayments or, relative to the related pro rata share, a disproportionately  small portion of principal  prepayments on the mortgage loans included in the trust  established  for that series will be distributed  to each  class of Class M  Certificates  of that  series.  In  addition  to the  foregoing,  if on any distribution  date, the loss level  established for the Class M-2 Certificates or the Class M-3 Certificates of any
series is exceeded and a class of Class M  Certificates  of that series  having a higher  payment  priority is then outstanding  with a Certificate  Principal  Balance greater than zero, the Class M-2  Certificates or the Class M-3
Certificates of that series, as the case may be, will not receive  distributions  relating to principal prepayments on that distribution date.

         A portion of the  mortgage  loans  included  in the trust  established  for any  series  may have  initial interest only periods of varying  duration.  During this period,  the payment made by the related  borrower will be less than it would be if the mortgage loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly  payments during this period.  As a result,  no principal  payments will be made to the  certificates  of that series from these  mortgage  loans  during  their  interest  only period except in the case of a prepayment.

         After the initial  interest  only period,  the  scheduled  monthly  payment on these  mortgage  loans will increase,  which may result in increased  delinquencies  by the related  borrowers,  particularly if interest rates have  increased  and the  borrower is unable to  refinance.  In addition,  losses may be greater on these  mortgage loans as a result of the mortgage loan not  amortizing  during the early years of these  mortgage  loans.  Although the amount of principal  included in each scheduled  monthly payment for a traditional  mortgage loan is relatively small during the first few years after the  origination  of a mortgage  loan,  in the  aggregate  the amount can be significant.

         Mortgage loans with an initial  interest only period are relatively new in the mortgage  marketplace.  The performance of these  mortgage loans may be  significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher  expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage  loan,  in  particular  one with an  initial  interest  only  period,  which may result in higher or lower prepayment  speeds than would  otherwise  be the case.  In  addition,  the  failure to build  equity in the related mortgaged  property  by the  related  mortgagor  may affect the  delinquency  and  prepayment  experience  of these mortgage loans.

         Senior  Certificates:  The Senior  Certificates of any series,  other than the Class A-P  Certificates and
Interest Only  Certificates,  are entitled to receive  distributions  in  accordance  with various  priorities  for payment of principal as described in this term sheet  supplement  and the  prospectus  supplement  for that series.
Distributions  of  principal  on classes  having an earlier  priority  of payment  will be affected by the rates of prepayment  of the  mortgage  loans  early  in the  life of the  mortgage  pool  for that  series.  The  timing  of commencement of principal  distributions  and the weighted average lives of certificates of any series with a later priority  of payment  will be affected  by the rates of  prepayment  of the  mortgage  loans  included in the trust established  for that series both before and after the  commencement of principal  distributions  on those classes.
Holders of any class of Senior  Certificates of any series with a longer weighted  average life bear a greater risk of loss than  holders of Senior  Certificates  of that  series with a shorter  weighted  average  life  because the
Certificate  Principal  Balances of the Class M  Certificates  and Class B  Certificates  of that  series  could be reduced to zero before the Senior Certificates are retired.

         Accretion  Directed  Certificates and Accrual  Certificates:  Prior to the Accretion  Termination Date for
any  series,  any class or classes of  Accretion  Directed  Certificates  of that  series  will  receive as monthly principal  distributions of the related Accrual  Distribution Amount in accordance with the priority of payment for these  amounts  set  forth  in the  prospectus  supplement  for  each  applicable  class.  Prior  to the  Accretion
Termination Date for any series,  interest shortfalls  allocated to any class or classes of Accrual Certificates of that series will reduce the amount added to the Certificate  Principal  Balance of those  certificates  relating to interest  accrued thereon and will result in a corresponding  reduction of the amount  available for  distributions relating to principal on the related  class or classes of Accretion  Directed  Certificates.  Furthermore,  because these  interest  shortfalls  will result in the  Certificate  Principal  Balance of any class or classes of Accrual
Certificates  being less than they would  otherwise  be, the amount of  interest  that will accrue in the future on those  Accrual  Certificates  and be available  for  distributions  relating to  principal on the related  class or classes of  Accretion  Directed  Certificates  will be reduced.  Accordingly,  the  weighted  average  lives of the related class or classes of Accretion Directed Certificates would be extended.

         In addition,  investors in any Accrual  Certificates  and any Accretion  Directed  Certificates  should be aware that the  applicable  Accretion  Termination  Date may be later,  or earlier,  than otherwise  assumed.  As a result, the applicable Accretion Termination Date could be different from that assumed at the time of purchase.

         Because any Accrual  Certificates  are not  entitled to receive any  distributions  of interest  until the occurrence of the applicable  Accretion  Termination Date, those  certificates will likely experience greater price and yield  volatility  than would  mortgage  pass-through  certificates  that are  otherwise  similar but which are entitled to current  distributions  of interest.  Investors  should consider whether this volatility is suitable to their investment needs.

         Companion  Certificates:  Investors in any Companion  Certificates  of any series should be aware that the stabilization  provided by that class of  Companion  Certificates  for any  related  planned  principal,  scheduled principal or targeted  principal  classes of that series is sensitive to the rate of mortgagor  prepayments  on the mortgage loans included in the trust  established  for that series,  and the Certificate  Principal  Balance of any
Companion Certificates may be reduced to zero significantly earlier than anticipated.

         Any Companion  Certificates of any series will generally  receive  monthly  principal  distributions  from amounts included in the Senior  Principal  Distribution  Amount for that series only after  distribution of amounts sufficient to reduce the Certificate  Principal Balance of the related planned  principal,  scheduled  principal or targeted  principal  classes of that series to the planned,  scheduled and/or targeted amount,  as applicable.  Due to the companion nature of any Companion  Certificates,  these  certificates will likely experience price and yield volatility.  Investors should consider whether such volatility is suitable to their investment needs.

         Component  Certificates:  A class of Component  Certificates  of any series may consist of components with different principal and interest payment  characteristics.  As each component of a class of Component  Certificates may  be  identified  as  falling  into  one  or  more  of  the  categories  described  under  "Description  of  the
Certificates-General"  in the related base  prospectus,  that class of Component  Certificates may bear the special yield and prepayment  considerations and price and yield volatility  associated with the categories of certificates described  in this term  sheet  supplement  to the extent of each  applicable  component.  Investors  in a class of
Component  Certificates  should consider whether such  considerations and volatility  associated with any component of that class is suitable to their investment needs.

         Insured  Certificates:  IN ADDITION  TO THE  CONSIDERATIONS  DESCRIBED  ABOVE,  INVESTORS  IN ANY CLASS OF
INSURED  CERTIFICATES  SHOULD  BE AWARE  THAT  THOSE  CERTIFICATES  MAY NOT BE AN  APPROPRIATE  INVESTMENT  FOR ALL
PROSPECTIVE INVESTORS.

         Investors  in any class of Random  Lot  Insured  Certificates  of any  series  also  should be aware  that distributions  of principal to that class of Random Lot Insured  Certificates  may be allocated by DTC according to a random lot  procedure.  Due to this random lot  procedure,  there can be no  assurance  that on any  distribution date, any holder of a class of Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions  in reduction of the Certificate  Principal  Balance with respect to any particular  Random
Lot Insured Certificate,  even if a request for distribution has been made by an investor,  is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

         For these reasons,  any class of Random Lot Insured  Certificates  would not be an appropriate  investment for any investor  requiring a  distribution  of a particular  amount of principal or interest on a specific date or dates  or an  otherwise  predictable  stream  of cash  payments.  The  timing  of  those  distributions  may have a significant  effect on an investor's  yield on those  certificates if the certificate is purchased at a discount or a premium.

         Furthermore,  investors in the Insured  Certificates of any series should be aware that because that class of Insured  Certificates  may have a later  priority  of payment  with  respect to a  substantial  portion of their principal  payments in relation to other  classes of Senior  Certificates  of that  series,  and in this case,  the effect on the market  value of that class of Insured  Certificates  of changes in market  interest  rates or market yields for similar  securities  would be greater than would be the effect of such changes on other  classes of that series or Senior  Certificates  of that  series  entitled  to  principal  distributions.  Furthermore,  this  later payment  priority  would make any class of Insured  Certificates  particularly  sensitive to the rate and timing of principal  prepayments on the mortgage  loans.  If  prepayments on the mortgage loans in the related  mortgage pool occur at a higher rate than  anticipated,  the weighted  average life of any class of Insured  Certificates  may be shortened.  Conversely,  if prepayments  on the mortgage  loans in the related  mortgage pool occur at a lower rate than anticipated, the weighted average life of any class of Insured Certificates may be extended.

         Lockout  Certificates:  Investors  in any class of  Lockout  Certificates  of any  series  should be aware that,  unless the Credit Support  Depletion Date for that series has occurred,  that class of Lockout  Certificates may not be expected to receive  distributions of principal  prepayments on the mortgage loans included in the trust established  for that  series for a period of time and may not be expected to receive  distributions  of  scheduled principal  payments on these  mortgage  loans for a period of time, as described in the  prospectus  supplement for that class.  In addition,  after the  expiration of this initial period for any class of Lockout  Certificates  for any series,  that class of Lockout  Certificates  will  receive a  distribution  of  principal  prepayments  on the mortgage loans included in the trust  established  for that series that is smaller than that class's pro rata share and will receive a  distribution  of scheduled  principal  payments on the related  mortgage  loans that is smaller than  that  class's  pro rata  share,  as  described  in the  prospectus  supplement  for that  class,  unless  the
Certificate  Principal Balances of the Senior Certificates of that series,  other than any Lockout Certificates and
Class A-P  Certificates,  have been  reduced to zero.  Consequently,  the  weighted  average  lives of any class of
Lockout  Certificates  of any series  will be longer  than would  otherwise  be the case.  The effect on the market value of any class of Lockout  Certificates  of any series of changes in market interest rates or market yields for similar  securities  will be greater  than for other  classes of Senior  Certificates  of that  series  entitled to earlier principal distributions.

         PAC  Certificates:  Any  class of PAC  Certificates  of any  series  will  have  been  structured  so that principal  distributions  will be made in the amounts  determined  by using the schedule  for that class,  assuming that  prepayments  on the mortgage loans  included in the trust  established  for that series occur each month at a constant level within the applicable PAC targeted range, and based on some other assumptions.

         There  can be no  assurance  that  funds  available  for  distribution  of  principal  on any class of PAC
Certificates  will result in the Certificate  Principal  Balance thereof equaling the planned principal balance for any  distribution  date. To the extent that  prepayments on the mortgage  loans in the related  mortgage pool occur at a level below the applicable PAC targeted range,  the funds available for principal  distributions  on any class of PAC  Certificates on each  distribution  date may be insufficient  to reduce the Certificate  Principal  Balance thereof to the planned  principal  balance for that  distribution  date and the weighted  average  lives of the PAC
Certificates  may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related mortgage  pool  occur at a level  above the  applicable  PAC  targeted  range,  after the  amounts  of any  related
Companion  Certificates  have  been  reduced  to  zero,  the  Certificate  Principal  Balance  of any  class of PAC
Certificates may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment  rates, even if the average  prepayment  level is within the applicable PAC targeted range,  will not ensure the  distributions  on any class of PAC Certificates of an amount that will result in the Certificate  Principal  Balance thereof equaling its planned  principal  balance on any  distribution  date  because  the balance of the Senior  Principal  Distribution
Amount for that series remaining after  distribution on any class of PAC  Certificates  will be distributed on each distribution  date  and  therefore  will  not  be  available  for  subsequent  distributions  on any  class  of PAC
Certificates.

         Investors  in any  class of PAC  Certificates  should  be aware  that the  stabilization  provided  by any
Companion  Certificates is sensitive to the rate of the mortgagor  prepayments on the mortgage loans in the related mortgage pool, and that the  Certificate  Principal  Balance of any Companion  Certificates  may be reduced to zero significantly earlier than anticipated.

         Scheduled Principal  Certificates:  Any class of Scheduled Principal  Certificates of any series will have been structured so that principal  distributions  will be made in the amounts  determined by using the schedule for that class,  assuming that  prepayments  on the mortgage loans  included in the trust  established  for that series occur each month at the rate or rates assumed in developing the schedule, and based on other assumptions.

         There can be no assurance  that funds  available for  distribution  of principal on any class of Scheduled
Principal  Certificates will result in the Certificate  Principal Balance thereof equaling the scheduled  principal balance for any  distribution  date. To the extent that  prepayments on the mortgage loans in the related  mortgage pool  occur at a level  below the rate or rates  assumed  in  developing  the  schedule,  the funds  available  for principal  distributions  on any  class  of  Scheduled  Principal  Certificates  on each  distribution  date may be insufficient  to reduce the  Certificate  Principal  Balance  thereof to the scheduled  principal  balance for that distribution  date and the  weighted  average  lives  of the  Scheduled  Principal  Certificates  may be  extended.
Conversely,  to the extent that  prepayments  on the mortgage  loans in the related  mortgage pool occur at a level above  the rate or  rates  assumed  in  developing  the  schedule,  after  the  amounts  of any  related  Companion
Certificates  have been reduced to zero,  the  Certificate  Principal  Balance of any class of Scheduled  Principal
Certificates may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment  rates, even if the average  prepayment  level is at the rate or  rates  assumed  in  developing  the  schedule,  will not  ensure  the distributions  on any class of Scheduled  Principal  Certificates  of an amount that will result in the Certificate
Principal  Balance thereof equaling its scheduled  principal  balance on any distribution  date because the balance of the  Senior  Principal  Distribution  Amount  for that  series  remaining  after  distribution  on any  class of
Scheduled  Principal  Certificates  will be  distributed  on each  distribution  date  and  therefore  will  not be available for subsequent distributions on any class of Scheduled Principal Certificates.

         Investors  in any  class of  Scheduled  Principal  Certificates  should  be aware  that the  stabilization provided by any  Companion  Certificates  is sensitive  to the rate of the  mortgagor  prepayments  on the mortgage loans in the related mortgage pool, and that the Certificate  Principal  Balance of any Companion  Certificates may
be reduced to zero significantly earlier than anticipated.

         Senior Support  Certificates:  If the Certificate  Principal  Balances of the Class M Certificates and the
Class B Certificates  of any series are reduced to zero,  the yield to maturity of any Senior Support  Certificates of that series will be extremely  sensitive to losses on the mortgage loans included in the trust  established  for that  series,  and the timing  thereof,  because  certain  amounts of losses that would be allocable to the related class or classes of Super Senior  Certificates  will be allocated to the related class or classes of Senior Support
Certificates,  as and to the  extent  described  in the  prospectus  supplement  for that  class or those  classes.
Investors in a class of Senior Support  Certificates  should consider whether such sensitivity is suitable to their investment needs.

         TAC  Certificates:  Any  class of TAC  Certificates  of any  series  will  have  been  structured  so that principal  distributions  will be made in the amounts determined by using the schedule and the cash flow allocation provisions for that class,  assuming that  prepayments on the mortgage loans included in the trust  established for that series occur each month at the constant  level  assumed in developing  the targeted  principal  balances,  and based on certain other assumptions.

         There  can be no  assurance  that  funds  available  for  distribution  of  principal  on any class of TAC
Certificates will result in the Certificate  Principal Balance thereof equaling its targeted  principal balance for any  distribution  date. To the extent that  prepayments on the mortgage  loans in the related  mortgage pool occur at a level below the constant  level  assumed in developing  the targeted  principal  balances for that class,  the funds  available for principal  distributions  on any class of TAC  Certificates on each  distribution  date may be insufficient  to reduce the  Certificate  Principal  Balance  thereof to its  targeted  principal  balance for that distribution  date and the weighted  average  lives of that class may be extended.  Conversely,  to the extent that prepayments  on the mortgage  loans in the related  mortgage pool occur at a level above the constant level assumed in developing  the targeted  principal  balances for that class,  after the  Certificate  Principal  Balance of any
Companion  Certificate  has  been  reduced  to  zero,  the  Certificate  Principal  Balance  of  any  class  of TAC
Certificates may be reduced below its targeted  principal  balance and the weighted average lives of that class may be reduced.

         Investors in any class of TAC Certificates  should be aware that the  stabilization  provided by any class of Companion  Certificates  is sensitive to the rate of the mortgagor  prepayments on the related  mortgage  loans, and that the  Certificate  Principal  Balance  of any  class  of  Companion  Certificates  may be  reduced  to zero significantly earlier than anticipated.

         Certificates  with  Subordination  Features:  After  the  Certificate  Principal  Balances  of the Class B
Certificates  of any series have been reduced to zero,  the yield to maturity on the class of Class M  Certificates of that series with a Certificate  Principal  Balance  greater than zero with the lowest  payment  priority will be extremely  sensitive to Realized  Losses on the mortgage  loans included in the trust  established  for that series and the timing of those  Realized  Losses  because the entire  amount of such  Realized  Losses that are covered by subordination  will be allocated to that class of Class M  Certificates.  See "--Class M-2 and Class M-3 Certificate
Yield  Considerations"  below. If the Certificate  Principal  Balances of the Class M Certificates  and the Class B
Certificates  of any series are reduced to zero, the yield to maturity of any Senior Support  Certificates  of that series will be extremely  sensitive  to losses on the mortgage  loans  included in the trust  established  for that series,  and the timing thereof,  because certain amounts of losses that would be allocable to any class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support  Certificates,  as and to the extent  described in the prospectus  supplement for that class or those  classes.  Furthermore,  because principal  distributions  are paid to some  classes of Senior  Certificates  and Class M  Certificates  before some other related  classes,  holders of classes having a later priority of payment bear a greater risk of losses on the mortgage loans than holders of classes having earlier priority for distribution of principal.

                  REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity  and the  aggregate  amount of  distributions  on the offered  certificates  of any series will be affected by the timing of mortgagor  defaults  resulting in Realized  Losses on the mortgage  loans.
The timing of Realized  Losses on the related  mortgage loans and the allocation of Realized  Losses to the related offered  certificates could significantly affect the yield to an investor in the related offered  certificates.  In addition,  Realized Losses may affect the market value of the offered  certificates,  even if these Realized Losses are not allocated to those offered certificates.

         After the  Certificate  Principal  Balances of the related Class B Certificates  of any series are reduced to zero, the yield to maturity on the class of related Class M  Certificates  then  outstanding  with a Certificate
Principal  Balance  greater than zero with the lowest  payment  priority  will be  extremely  sensitive to Realized
Losses on the related  mortgage  loans for that series and the timing of those  Realized  Losses because the entire amount  of  Realized  Losses  that  are  covered  by  subordination  will be  allocated  to that  class  of Class M
Certificates.  See "--Class M-2 Certificate  and Class M-3 Certificate  Yield  Considerations"  below.  Furthermore, because  principal  distributions  are paid to some classes of Senior  Certificates and Class M Certificates of any
series  before some other  classes,  holders of classes  having a later  priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

         As  described  under   "Description  of  the   Certificates--Allocation   of  Losses;   Subordination"  and
"--Advances,"  amounts otherwise  distributable to holders of one or more classes of the Class M Certificates of any series  may be made  available  to  protect  the  holders of the  Senior  Certificates  and  holders of any Class M
Certificates  with a higher payment  priority of that series against  interruptions  in  distributions  due to some mortgagor  delinquencies  on the  mortgage  loans in the  related  mortgage  pool,  to the  extent  not  covered by
Advances.  These  delinquencies  may affect the yields to investors on those  classes of the Class M  Certificates, and, even if  subsequently  cured,  may affect the timing of the receipt of  distributions  by the holders of those classes of Class M  Certificates.  Similarly,  if the  Certificate  Principal  Balances of the Class M Certificates
and the Class B  Certificates  of any  series are  reduced  to zero,  delinquencies  on the  mortgage  loans in the related  mortgage  pool to the extent not covered by  Advances  will  affect the yield to  investors  on the Senior
Certificates  of that  series,  particularly  any Senior  Support  Certificates  of that series  because all or any portion of the amount of any shortfall  resulting from such  delinquencies and otherwise  attributable to any class or classes of Super  Senior  Certificates  of that  series  will be borne by the  related  class or classes  Senior
Support  Certificates to the extent those  certificates  are then  outstanding,  as and to the extent  described in this term  sheet  supplement.  Furthermore,  the Class A-P  Certificates  will  share in the  principal  portion of
Realized  Losses on the mortgage loans in the related  mortgage pool only to the extent that they are incurred with respect to Discount  Mortgage  Loans and only to the extent of the  related  Discount  Fraction  of those  Realized
Losses.  Consequently,  after the Class B Certificates  and the Class M  Certificates  of any series are retired or in the case of Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses and  Extraordinary
Losses,  the Senior  Certificates  of that  series,  other than the Class A-P  Certificates,  may be  affected to a greater extent by Realized  Losses on Non-Discount  Mortgage Loans than Realized Losses on Discount  Mortgage Loans in the related  mortgage pool. In addition,  a higher than expected rate of  delinquencies  or Realized Losses will also affect the rate of principal  payments on one or more classes of the Class M Certificates  of any series if it delays the scheduled  reduction of the Senior  Accelerated  Distribution  Percentage for that series or affects the allocation of prepayments among the Class M Certificates and Class B Certificates of that series.

         The amount of  interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any interest  shortfalls on the mortgage loans included in the trust  established for that series to the extent not covered by  subordination or the master  servicer,  or, solely with respect to any Insured  Certificates of that series,  by the related  policy and any applicable  reserve fund as described in the prospectus  supplement for  that  series,  including  Prepayment  Interest  Shortfalls  and,  in the  case of each  class  of the  Class M
Certificates  of that  series,  the  interest  portions  of  Realized  Losses  allocated  solely  to that  class of certificates.  These  shortfalls  will not be offset by a reduction  in the  servicing  fees  payable to the master servicer or  otherwise,  except as described in this term sheet  supplement  with  respect to  Prepayment  Interest
Shortfalls.   See   "Yield   Considerations"   in  the   related   base   prospectus   and   "Description   of  the
Certificates--Interest  Distributions"  in this term sheet  supplement  for a discussion  of the effect of principal prepayments  on the  mortgage  loans on the yields to maturity of the related  offered  certificates  and  possible shortfalls in the  collection  of interest.  Certain  interest  shortfalls  on the mortgage  loans  included in the trust  established  for any series  allocable  to the  Insured  Certificates  of that series will be covered by the related policy and any  applicable  reserve fund, as and to the extent  described in the prospectus  supplement for that series.

         The yields to investors in the offered  certificates  will be affected by Prepayment  Interest  Shortfalls on the mortgage loans allocable  thereto on any distribution  date to the extent that those  shortfalls  exceed the amount offset by the master servicer.  See "Description of the  Certificates--Interest  Distributions"  in this term sheet  supplement.  The financial  guaranty  insurance  policy for any class of Insured  Certificates of any series does not cover  Prepayment  Interest  Shortfalls  or  shortfalls  caused  by  application  of the  Relief  Act,  as applicable, on those Insured Certificates.

         The  recording  of mortgages  in the name of MERS is a  relatively  new  practice in the mortgage  lending industry.  While  the  depositor  expects  that the  master  servicer  or  applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged  properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry,  however,  may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in  commencing,  prosecuting  and  completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage loans included in the trust  established  for any series could in turn delay the distribution of liquidation proceeds to the  certificateholders  of that series and increase the amount of Realized
Losses on those  mortgage  loans.  In  addition,  if,  as a result  of MERS  discontinuing  or  becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes  necessary  to remove any  mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the class or classes of certificates of that series with Certificate  Principal  Balances greater than zero with the lowest  payment  priorities.  For  additional  information  regarding the recording of mortgages in the name of
MERS,  see   "Description  of  the  Mortgage  Pool"  in  this  term  sheet   supplement  and  "Description  of  the
Certificates--Assignment of Trust Assets" in the related base prospectus.

                  PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates will depend on, among other things,  the price paid by the holders of the offered  certificates and the related  pass-through  rate. The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased  at a premium and  principal  distributions  thereon  occur at a rate faster than  assumed at the time of purchase,  the  investor's  actual  yield to  maturity  will be lower  than  anticipated  at the time of  purchase.
Conversely,  if a class of offered  certificates  is purchased at a discount and  principal  distributions  thereon occur at a rate slower than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than  anticipated  at the time of  purchase.  For  additional  considerations  relating  to the yields on the offered certificates,  see "Yield Considerations" and "Maturity and Prepayment  Considerations" in the related base prospectus.

                  PASS-THROUGH RATES

         The  yields  to  maturity  on the  offered  certificates  of any  series  other  than the  Principal  Only
Certificates  will be affected by their  pass-through  rates.  Because the  mortgage  rates on the  mortgage  loans included in the trust  established for any series and the  pass-through  rates on the offered  certificates of that series,  other than the Variable Strip  Certificates,  any Floating Rate Certificates and any Inverse Floating Rate
Certificates,  are fixed,  these rates will not change in response to changes in market  interest  rates.  The pass through rate on the Variable Strip  Certificates  for any series is based on the weighted average of the pool strip rates on the  mortgage  loans in the related  mortgage  pool and these pool strip rates will not change in response to  changes in market  interest  rates.  Accordingly,  if market  interest  rates or market  yields for  securities similar to such offered certificates were to rise, the market value of such offered certificates may decline.

                  FLOATING RATE CERTIFICATE AND INVERSE FLOATING RATE YIELD CONSIDERATIONS

         The  yields  to  investors  on  any  class  of  Floating  Rate  Certificates  and  Inverse  Floating  Rate
Certificates of any series will be sensitive to  fluctuations  in the level of the applicable  index for that class described in the  prospectus  supplement for that class of  certificates.  The  pass-through  rates on the Floating
Rate  Certificates  will vary with the applicable  index and the  pass-through  rates on the Inverse  Floating Rate
Certificates  will vary inversely  with the applicable  index.  The  pass-through  rates any class of Floating Rate
Certificates and Inverse Floating Rate  Certificates of any series are subject to maximum and minimum  pass-through rates,  to the extent set forth in the  prospectus  supplement  for that class of  certificates,  and are therefore limited  despite  changes in the  applicable  index in some  circumstances.  Changes in the level of the applicable index may not correlate  with changes in prevailing  mortgage  interest  rates or changes in other  indices.  It is possible that lower prevailing  mortgage interest rates,  which might be expected to result in faster  prepayments, could occur  concurrently  with an  increased  level of the  applicable  index.  Investors in any class of Floating
Rate  Certificates  and Inverse  Floating Rate  Certificates of any series should also fully consider the effect on the yields on those certificates of changes in the level of the applicable index.

         The  yields to  investors  on any class of  Inverse  Floating  Rate  Certificates  of any  series  will be extremely  sensitive to the rate and timing of principal  payments on the  mortgage  loans in the related  mortgage pool,  including  prepayments,  defaults and  liquidations,  which rate may  fluctuate  significantly  over time. A faster than expected  rate of principal  payments on the mortgage  loans in the related  mortgage pool will have an adverse  effect on the yields to such  investors  and could  result in the  failure of  investors  in that class of
Inverse Floating Rate Certificates to fully recover their initial investments.

         Because the rate of  distribution  of principal on the  certificates  of any series will be related to the actual  amortization,  including  prepayments,  of the  mortgage  loans in the related  mortgage  pool,  which will include  mortgage  loans that have  remaining  terms to maturity  shorter or longer than assumed and mortgage rates higher or lower than  assumed,  the  pre-tax  yields to maturity on any class of  Floating  Rate  Certificates  and
Inverse  Floating Rate  Certificates  of any series are likely to differ from those  assumed in any model,  even if all the  mortgage  loans in the  related  mortgage  pool  prepay  at the  constant  percentages  of the  prepayment assumption and the level of the applicable  index specified,  and the weighted  average  remaining term to maturity and the weighted  average  mortgage rate of the mortgage  loans in the related  mortgage  pool are as assumed.  Any differences  between the  assumptions and the actual  characteristics  and performance of the mortgage loans in the related  mortgage pool and of any class of Floating Rate  Certificates  and Inverse  Floating Rate  Certificates of
any series may result in yields being different from those assumed.

         There can be no  assurance  that the  mortgage  loans in the  related  mortgage  pool  will  prepay at any particular  rate or that  the  yield  on any  class  of  Floating  Rate  Certificates  and  Inverse  Floating  Rate
Certificates  of any series  will  conform to the yields  assumed at the time of  purchase.  Moreover,  the various remaining  terms to maturity and mortgage  rates of the mortgage  loans in the related  mortgage pool could produce slower  or  faster  principal  distributions  than  indicated  at  various  constant  percentages  of a  prepayment assumption,  even if the weighted  average  remaining  term to maturity and weighted  average  mortgage rate of the mortgage  loans  are  as  assumed.  Investors  are  urged  to  make  their  investment  decisions  based  on  their determinations  as to anticipated  rates of prepayment on the mortgage  loans in the related  mortgage pool under a variety of  scenarios.  Investors in any class of Inverse  Floating  Rate  Certificates  should fully  consider the risk that a rapid rate of  prepayments  on the  mortgage  loans in the related  mortgage  pool could  result in the failure of those investors to fully recover their investments.

         For  additional  considerations  relating to the yields on any class of  Floating  Rate  Certificates  and
Inverse  Floating  Rate  Certificates  of any series,  see "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the related base prospectus.

                  PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

         Because the Principal Only  Certificates of any series will be purchased at a discount,  the pre-tax yield on the  Principal  Only  Certificates  will be adversely  affected by slower than  expected  payments of principal, including  prepayments,  defaults,  liquidations  and  purchases  of the  mortgage  loans  included  in  the  trust established  for that  series  due to a breach of a  representation  and  warranty  with  respect  to the  Discount
Mortgage Loans included in the trust  established  for that series,  in the case of the Class A-P  Certificates  of that series,  and with respect to the mortgage  loans  included in the trust  established  for that series,  in the case of any other class of Principal Only Certificates of that series.

         The  pre-tax  yield to  maturity  on the  Interest  Only  Certificates  of any  series  will be  extremely sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments and defaults on the Non-Discount  Mortgage Loans included in the trust  established for that series in the case of the Class A-V
Certificates  of that series,  and with respect to the mortgage  loans included in the trust  established  for that series,  in the case of any other class of Interest  Only  Certificates  of that series,  which rate may  fluctuate significantly  over time.  Investors in the Interest  Only  Certificates  of any series  should fully  consider the risk that a rapid rate of prepayments on the applicable  mortgage loans included in the trust  established for that series could result in the failure of those investors to fully recover their investments.

         Any differences  between the assumptions  used in determining the purchase price for any class of Interest
Only Certificates and Principal Only Certificates of any series and the actual  characteristics  and performance of the  applicable  mortgage  loans  included  in the trust  established  for that  series and of the  Principal  Only
Certificates  and  Interest  Only  Certificates  of that  series may result in yields  being  different  from those expected based on these assumptions.

         A lower than  anticipated  rate of principal  prepayments  on the Discount  Mortgage Loans included in the trust  established  for any series  will have a material  adverse  effect on the  pre-tax  yield to maturity of the
Class A-P  Certificates  of that series.  The rate and timing of  principal  prepayments  on the Discount  Mortgage
Loans  included  in the  trust  established  for any  series  may  differ  from the rate and  timing  of  principal prepayments  on the mortgage  pool for that  series.  In addition,  because the  Discount  Mortgage  Loans have Net
Mortgage  Rates  that are lower  than the Net  Mortgage  Rates of the  Non-Discount  Mortgage  Loans,  and  because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates,  the Discount  Mortgage Loans included in the trust  established  for any series are likely to prepay  under most  circumstances  at a lower rate than the  Non-Discount  Mortgage  Loans included in the related  mortgage  pool. In addition,  holders of the Class
A-V  Certificates  of any series in most cases have rights to relatively  larger  portions of interest  payments on mortgage loans included in the trust  established for that series with higher  mortgage  rates;  thus, the yield on the Class A-V  Certificates  of any series will be materially  adversely  affected to a greater  extent than on the other offered  certificates of that series if the mortgage loans in the related  mortgage pool with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

         There can be no assurance that the mortgage loans  included in the trust  established  for any series will prepay  at  any  particular  rate.  Investors  are  urged  to  make  their  investment  decisions  based  on  their determinations  as to  anticipated  rates of prepayment on the applicable  mortgage  loans in the related  mortgage pool under a variety of  scenarios.  Investors in the Interest  Only  Certificates  should fully  consider the risk that a rapid rate of  prepayments on the  applicable  mortgage  loans in the related  mortgage pool could result in the failure of those investors to fully recover their investments.

         For  additional   considerations  relating  to  the  yields  on  the  offered  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the aggregate  Certificate  Principal  Balance of the Class B Certificates  of any series is reduced to zero,  the yield to maturity on the Class M-3  Certificates  of that series  will  become  extremely  sensitive  to
Realized  Losses on the mortgage  loans included in the trust  established  for that series and the timing of those
Realized  Losses that are covered by  subordination,  because the entire  amount of those  Realized  Losses will be allocated to the Class M-3 Certificates of that series.

         If the  Certificate  Principal  Balances of the Class B  Certificates  and Class M-3  Certificates  of any
series have been reduced to zero,  the yield to maturity on the Class M-2  Certificates  of that series will become extremely  sensitive to Realized  Losses on the mortgage  loans included in the trust  established  for that series and the timing of those  Realized  Losses that are  covered by  subordination,  because the entire  amount of those
Realized Losses will be allocated to the Class M-2 Certificates of that series.

         Notwithstanding the assumed  percentages of defaults,  loss severity and prepayment assumed in determining the price on the Class M-2 and Class M-3  Certificates  of any  series,  it is highly  unlikely  that the  mortgage loans included in the trust  established  for that series will be prepaid or that Realized  Losses will be incurred according  to one  particular  pattern.  For this  reason,  and  because  the timing of cash flows is  critical  to determining  yields,  the  actual  pre-tax  yields to  maturity  on the Class  M-2  Certificates  and the Class M-3
Certificates  of any series are likely to differ from those  assumed.  There can be no assurance  that the mortgage loans in the related  mortgage pool will prepay at any particular  rate or that Realized Losses will be incurred at any particular  level or that the yields on the Class M-2  Certificates or the Class M-3 Certificates of any series will conform to the yields  assumed.  Moreover,  the various  remaining terms to maturity and mortgage rates of the mortgage  loans in the related  mortgage pool could produce  slower or faster  principal  distributions  than those assumed,  even if the  weighted  average  remaining  term to maturity  and weighted  average  mortgage  rate of the mortgage loans are as assumed.

         Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated rates of  prepayment  and Realized  Losses under a variety of  scenarios.  Investors in the Class M-2  Certificates and  particularly  in the Class M-3  Certificates of any series should fully consider the risk that Realized Losses on the  mortgage  loans  included in the trust  established  for that series  could  result in the failure of those investors  to fully  recover  their  investments.  For  additional  considerations  relating  to the  yields on the offered certificates,  see "Yield Considerations" and "Maturity and Prepayment  Considerations" in the related base prospectus.

                  ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the  Residual  Certificates  of that series.
Holders  of  Residual  Certificates  of any  series  may have  tax  liabilities  with  respect  to  their  Residual
Certificates  during the early  years of the trust for that  series  that  substantially  exceed any  distributions payable thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax liabilities  with respect to their  Residual  Certificates  the present  value of which  substantially  exceeds the present  value of  distributions  payable  thereon and of any tax  benefits  that may arise with  respect  thereto.
Accordingly,  the  after-tax  rate of return on the  Residual  Certificates  of any series may be  negative  or may otherwise  be  significantly  adversely  affected.  The timing and amount of  taxable  income  attributable  to the
Residual  Certificates of any series will depend on, among other things,  the timing and amounts of prepayments and
Realized Losses experienced on the mortgage pool.

         The  Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the  receipt of any  payments  made to those  holders in  connection  with the  purchase of the
Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal Income
Tax  Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences"  in the related base prospectus.

                                                   POOLING AND SERVICING AGREEMENT

         GENERAL

         The  certificates  for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series,  to the standard terms of pooling and servicing  agreement,  dated as of November
1, 2006,  together referred to as the pooling and servicing  agreement,  among the depositor,  the master servicer, and the trustee for that series.  Reference is made to the related base  prospectus  for important  information  in addition to that described  herein  regarding the terms and  conditions of the pooling and servicing  agreement and the  offered  certificates  for each  series.  The offered  certificates  of any series  will be  transferable  and exchangeable  at an office of the  trustee,  which will  serve as  certificate  registrar  and  paying  agent.  The depositor  will  provide a  prospective  or actual  certificateholder  of any  series  without  charge,  on written request,  a copy,  without  exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to the President,  Residential  Funding  Mortgage  Securities I, Inc.,  8400  Normandale  Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and  servicing  agreement  of any series,  transfers  of Residual  Certificates  of that series are prohibited to any non-United  States person.  Transfers of the Residual  Certificates  are  additionally restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal Income Tax
Consequences"  in this term sheet  supplement  and "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of
Owners of REMIC Residual  Certificates--Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain
Organizations" and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and  Servicing  Agreement--The  Trustee" in the related base prospectus.

                  CUSTODIAL ARRANGEMENTS

         The trustee  will be directed to appoint  Wells Fargo Bank,  N.A. to serve as  custodian  of the  mortgage loans.  The custodian is not an affiliate of the depositor,  the master  servicer or the sponsor.  No servicer will have custodial  responsibility  for the mortgage notes.  Residential  Funding is required to deliver only the notes
(and,  with respect to any mortgage  loan that is not  registered  with MERS,  the  assignment  of mortgage) to the custodian.  The mortgage  notes and the  assignment  of mortgages  (and any other  contents of a mortgage loan file delivered  to the  custodian)  may be  maintained  in vaults at the  premises of the sponsor or an affiliate of the sponsor.  If these  documents  are  maintained  at the  premises  of the  sponsor  or an  affiliate,  then only the custodian  will have access to the vaults,  and a shelving and filing system will  segregate the files  relating to the mortgage loans from other assets serviced by the sponsor.

                  THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be  responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

-        receiving funds from subservicers;
-        reconciling servicing activity with respect to the mortgage loans;
-        calculating remittance amounts to certificateholders;
-        sending remittances to the trustee for distributions to certificateholders;
-        investor and tax reporting;
-        coordinating loan repurchases;
-        oversight of all servicing activity, including subservicers;
-        following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
-        approval of loss mitigation strategies;
-        management  and  liquidation  of  mortgaged  properties  acquired  by  foreclosure  or  deed  in  lieu  of foreclosure; and
-        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will  not  relieve  the  master  servicer  of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general  description of the master  servicer and its activities,  see "Sponsor and Master  Servicer"
in this term sheet  supplement.  For a general  description  of material  terms  relating to the master  servicer's removal or  replacement,  see "The  Pooling and  Servicing  Agreement--Rights  Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o        communicating with borrowers;
o        sending monthly remittance statements to borrowers;
o        collecting payments from borrowers;
o        recommending a loss  mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan, modification, foreclosure, etc.);
o        accurate and timely  accounting,  reporting  and  remittance  of the  principal  and interest  portions of monthly  installment  payments  to the  master  servicer,  together  with any other  sums paid by borrowers that are required to be remitted;
o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o        accurate and timely reporting of negative amortization amounts, if any;
o        paying escrows for borrowers, if applicable;
o        calculating and reporting payoffs and liquidations;
o        maintaining an individual file for each loan; and
o        maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

         Homecomings  Financial,  LLC The subservicing  agreement provides that Homecomings will provide all of the
services  described in the preceding  paragraph.   Homecomings is a Delaware limited liability company and has been servicing  mortgage  loans  secured  by first  liens on one-to  four-family  residential  properties  since  1996.
Homecomings  was formed as a wholly-owned  subsidiary of Residential  Funding  Company,  LLC in 1995 to service and originate mortgage loans.  In 1996,  Homecomings  acquired American Custody Corporation to begin servicing subprime mortgage  loans,  and in 1999  Homecomings  acquired  Capstead  Inc. to focus on servicing  prime loans such as the mortgage loans  described  herein.  After Capstead Inc. was acquired,  Homecomings  total  servicing  portfolio was
164,000 loans with an aggregate  principal balance of approximately $25 billion with 20% being subprime.  The three servicing  locations  were  integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the
first  servicing  operations to service all loan products on one servicing  system.   The operations of each of the
acquired  companies have been integrated into  Homecomings'  servicing  operations.   Approximately 85% of mortgage
loans  currently  master  serviced by Residential  Funding  Company,  LLC are  subserviced by  Homecomings.   As of
December 31, 2006,  Homecomings serviced  approximately  881,000 mortgage loans with an aggregate principal balance of  approximately  $128  billion.  In addition to servicing  mortgage  loans secured by first liens on  one-to-four family  residential  properties,  Homecomings  services  mortgage  loans  secured  by second  liens on  residential properties,  mortgage loans made to borrowers with imperfect credit histories,  and subprime mortgage loans.  As of
December 31, 2006,  Homecomings  serviced  approximately  267,000  mortgage  loans  secured by second liens with an
aggregate  principal  balance  of  approximately  $11.4  billion.   Homecomings  also  performs  special  servicing
functions where the servicing  responsibilities  with respect to delinquent  mortgage loans that have been serviced
by third parties is transferred to  Homecomings.   Homecomings'  servicing  activities have included the activities specified above under "--Subservicer responsibilities".

         Homecomings may, from time to time,  outsource certain of its subservicing  functions,  such as contacting delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any  such
outsourcing  will not relieve  Homecomings of any of its  responsibilities  or liabilities  as a  subservicer.   If
Homecomings  engages any subservicer to subservice 10% or more of the mortgage  loans, or any subservicer  performs the  types of  services  requiring  additional  disclosures,  the  issuing  entity  will  file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

         See "The  Agreements--Events  of  Default;  Rights  Upon Event of  Default"  and  "--Certain  Other  Matters
Regarding  Servicing"  in  the  accompanying  prospectus  for  a  discussion  of  material  removal,   replacement,
resignation and transfer provisions relating to the master servicer.

         The following  tables set forth the aggregate  principal  amount of mortgage loans serviced by Homecomings for the past five years. The percentages  shown under  "Percentage  Change from Prior Year" represent the ration of
(a) the difference between the current and prior year volume over (b) the prior year volume.

                              HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

FIRST LIEN MORTGAGE LOANS
                                                                  YEAR ENDED DECEMBER 31,
VOLUME BY OUTSTANDING PRINCIPAL
BALANCE                                  2002             2003            2004             2005              2006

Prime Mortgages(1)                  $27,343,774,000  $29,954,139,212 $31,943,811,060  $44,570,851,126  $  67,401,832,594

Non-Prime Mortgages(2)              $27,384,763,000  $39,586,900,679 $44,918,413,591  $52,102,835,214  $  49,470,359,806

Total                               $54,728,537,000  $69,541,039,891 $76,862,224,651  $96,673,686,340  $ 116,872,192,400

Prime Mortgages(1)                           49.96%          43.07%           41.56%           46.10%               57.67%

Non-Prime Mortgages(2)                       50.04%          56.93%           58.44%           53.90%               42.33%

Total                                       100.00%         100.00%          100.00%          100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                            7.09%           9.55%            6.64%           39.53%             51.22%

Non-Prime Mortgages(2)                       60.71%          44.56%           13.47%           15.99%            (5.05)%

Total Based on Average
Outstanding Principal Balance                28.55%          27.07%           10.53%           25.78%             20.89%

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS
                                                                  YEAR ENDED DECEMBER 31,
VOLUME BY OUTSTANDING
 PRINCIPAL BALANCE                       2002             2003            2004             2005              2006

Prime Mortgages(1)                  $7,627,424,000   $7,402,626,296  $7,569,300,685   $7,442,264,087   $11,418,858,741

Non-Prime Mortgages(2)                          -                -               -                 -                -

Total                               $7,627,424,000   $7,402,626,296  $7,569,300,685   $7,442,264,087   $11,418,858,741

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%            100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%              0.00%

Total                                       100.00%         100.00%          100.00%          100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                          (4.94)%         (2.95)%            2.25%          (1.68)%             53.43%

Non-Prime Mortgages(2)                            -               -                -                -                  -

Total Based on Average
Outstanding Principal Balance               (4.94)%         (2.95)%            2.25%          (1.68)%             53.43%

===================================================================================================================
FIRST LIEN MORTGAGE LOANS
                                                                  YEAR ENDED DECEMBER 31,
VOLUME BY NUMBER OF LOANS                2002             2003            2004             2005              2006

Prime Mortgages(1)                          125,209         143,645          150,297          187,773        252,493

Non-Prime Mortgages(2)                      257,077         341,190          373,473          394,776        361,125

Total                                       382,286         484,835          523,770          582,549        613,618

Prime Mortgages(1)                           32.75%          29.63%           28.70%           32.23%             41.15%

Non-Prime Mortgages(2)                       67.25%          70.37%           71.30%           67.77%             58.85%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                          (6.30)%          14.72%            4.63%           24.93%          34.47%

Non-Prime Mortgages(2)                       52.85%          32.72%            9.46%            5.70%          (8.52)%

Total Based on Average Number of
Loans                                        26.66%          26.83%            8.03%           11.22%           5.33%

===================================================================================================================
JUNIOR  LIEN MORTGAGE LOANS
                                                                  YEAR ENDED DECEMBER 31,
VOLUME BY PERCENTAGE
OF NUMBER OF LOANS                       2002             2003            2004             2005              2006

Prime Mortgages(1)                          217,031         211,585          210,778          199,600       266,900

Non-Prime Mortgages(2)                         -                -               -                -                -

Total                                       217,031         211,585          210,778          199,600       266,900

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%           0.00%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                          (5.20)%         (2.51)%          (0.38)%          (5.30)%          33.72%

Non-Prime Mortgages(2)                            -               -                -                -                  -

Total Based on Average Number of
Loans                                       (5.20)%         (2.51)%          (0.38)%          (5.30)%          33.72%
_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         GMAC  Mortgage,  LLC.  GMAC  Mortgage,  LLC is a Delaware  limited  liability  company,  an  affiliate  of
Residential  Funding and a  wholly-owned  subsidiary  of GMAC  Residential  Holding,  LLC,  which is a wholly owned subsidiary of Residential  Capital,  LLC  ("ResCap").  ResCap is a wholly-owned  subsidiary of GMAC Mortgage Group,
LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

         GMACM  began  acquiring,  originating  and  servicing  residential  mortgage  loans  in 1985  through  its acquisition  of  Colonial  Mortgage  Service  Company,  which  was  formed  in 1926,  and the loan  administration, servicing  operations and portfolio of Norwest  Mortgage,  which entered the residential  mortgage loan business in
1906.  These businesses formed the original basis of what is now GMACM.

         GMACM maintains its executive and principal offices at 100 Witmer Road,  Horsham,  Pennsylvania 19044. Its
telephone number is (215) 682-1000.

         In addition,  GMACM purchases  mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance
Holding  Company,  LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM.  Formerly known as
GMAC  Automotive  Bank,  GMAC Bank, a Utah  industrial  bank, was organized in 2001. As of November 22, 2006,  GMAC
Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

         The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                                                   -------------------------------
                                                              GMAC LLC
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      Residential Capital, LLC
                                                               (ResCap)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
                                 |                                                             |
                                 |                                                             |
                   --------------------------                                   ----------------------------
                        GMAC Mortgage,LLC                                                  GMAC Bank
                         (Subservicer)
                   -------------------------                                    ----------------------------

         GMACM  generally  retains the  servicing  rights with respect to loans it sells or  securitizes,  and also occasionally  purchases  mortgage  servicing rights from other servicers or acts as a subservicer of mortgage loans
(and does not hold the corresponding mortgage servicing right asset).

         As of December 31, 2006, GMACM acted as primary servicer and owned the  corresponding  servicing rights on
approximately   2,219,029  of  residential   mortgage  loans  having  an  aggregate  unpaid  principal  balance  of approximately  $276 billion,  and GMACM acted as subservicer (and did not own the  corresponding  servicing rights)
on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

         The following  tables set forth the mortgage  loans serviced by GMACM for the periods  indicated,  and the annual  average  number of such loans for the same period.  GMACM was the servicer of a  residential  mortgage loan portfolio of  approximately  $150.4 billion,  $12.5 billion,  $21.2 billion and $6.67 billion during the year ended
December 31, 2002 backed by prime  conforming  mortgage loans,  prime  non-conforming  mortgage  loans,  government mortgage loans and  second-lien  mortgage  loans,  respectively.  GMACM was the servicer of a residential  mortgage loan portfolio of  approximately  $200.39 billion,  $32.2 billion,  $18.8 billion and $21.0 billion during the year ended  December  31,  2006  backed  by prime  conforming  mortgage  loans,  prime  non-conforming  mortgage  loans, government  mortgage loans and second-lien  mortgage loans,  respectively.  The percentages shown under "Percentage
Change from Prior Year"  represent the ratio of (a) the  difference  between the current and prior year volume over
(b) the prior year volume.

                                  GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                                  ($ IN MILLIONS)

                                     --------------------------------------------------------------------------------
                                                             FOR THE YEAR ENDED DECEMBER 31,

                                          2006             2005             2004            2003            2002
Prime conforming mortgage loans
     No. of Loans..................    1,455,919        1,392,870       1,323,249       1,308,284       1,418,843
     Dollar Amount of Loans........     $203,894         $186,364        $165,521        $153,601        $150,421
     Percentage Change
          from Prior Year..........       9.41%            12.59%           7.76%           2.11%            N/A
Prime non-conforming mortgage loans
     No. of Loans........................ 67,462           69,488          53,119          34,041          36,225
     Dollar Amount of Loans..........    $32,220          $32,385         $23,604         $13,937         $12,543
     Percentage Change
          from Prior Year..........      (0.51)%           37.20%          69.36%          11.12%             N/A
Government mortgage loans
     No. of Loans....................... 181,563          181,679         191,844         191,023         230,085
     Dollar Amount of Loans..........    $18,843          $18,098         $18,328         $17,594         $21,174
     Percentage Change
          from Prior Year..........       4.12%           (1.25)%           4.17%          (16.91)%          N/A
Second-lien mortgage loans
     No. of Loans........................514,085          392,261         350,334         282,128         261,416
     Dollar Amount of Loans..........    $20,998          $13,034         $10,374          $7,023          $6,666
     Percentage Change
          from Prior Year..........       61.10%           25.64%          47.71%           5.36%            N/A
Total mortgage loans serviced
     No. of Loans........................2,219,029        2,036,298       1,918,546       1,815,476       1,946,569
     Dollar Amount of Loans..........    $275,955         $249,881        $217,827        $192,155        $190,804
     Percentage Change
          from Prior Year..........      10.43%           14.72%          13.36%           0.71%            N/A

         As servicer,  GMACM collects and remits mortgage loan payments,  responds to borrower inquiries,  accounts for  principal  and  interest,  holds  custodial  and escrow  funds for  payment of  property  taxes and  insurance
premiums,   counsels  or  otherwise  works  with  delinquent  borrowers,   supervises   foreclosures  and  property
dispositions  and  generally  administers  the loans.  GMACM  sends  monthly  invoices  or annual  coupon  books to borrowers to prompt the  collection of the  outstanding  payments.  Borrowers may elect for monthly  payments to be deducted  automatically  from bank  accounts  on the same day every  month or may take  advantage  of on demand ACH payments  made over the internet or via phone.  GMACM may,  from time to time,  outsource  certain of its servicing
functions,   such  as  contacting   delinquent   borrowers,   property  tax  administration  and  hazard  insurance
administration,  although  any  such  outsourcing  will  not  relieve  GMACM  of  any of  its  responsibilities  or liabilities as servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing  fees for each mortgage loan are payable out of the interest  payments on that mortgage loan prior to payments to  certificateholders.  Except as is set forth in the  prospectus  supplement  for that  series, the  servicing  fees  relating  to each  mortgage  loan  included in the trust  established  for any series will be generally  be at least 0.28% per annum and not more than 0.33% per annum of the  outstanding  principal  balance of that mortgage  loan.  The servicing  fees consist of (a) servicing  fees payable to the master  servicer in respect of  its  master  servicing  activities  and  (b)  subservicing  and  other  related  compensation  payable  to  the subservicer,  including any payment due to prepayment  charges on the related mortgage loans and such  compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         Except as is set forth in the prospectus  supplement for that series, the primary  compensation to be paid to the master  servicer  for its master  servicing  activities  will  generally be at least 0.03% per annum and not more than  0.08% per annum of the  outstanding  principal  balance  of each  mortgage  loan  included  in the trust established  for any series.  As described in the related base  prospectus,  a subservicer is entitled to servicing compensation  in a minimum amount equal to 0.25% per annum of the  outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated with the trust for any series and incurred by the master  servicer in connection with its  responsibilities  under the related pooling and  servicing  agreement.  The master  servicing fee may be changed if a successor  master  servicer is appointed, but it will  not  exceed  the  rate  currently  paid  to the  master  servicer.  See  "The  Pooling  and  Servicing
Agreement--Servicing  and Other Compensation and Payment of Expenses" in the related base prospectus for information regarding  other possible  compensation  to the master  servicer and  subservicers  and for  information  regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are payable out of payments on the  mortgage loans,  prior to payments of interest  and  principal  to the  certificateholders,  except as may  otherwise be set forth in the prospectus supplement for any series:

        ------------------------------------- ----------------------------------- -----------------------------------
        Description                           Amount                              Receiving Party
        ------------------------------------- ----------------------------------- -----------------------------------
        ------------------------------------- ----------------------------------- -----------------------------------
        Master Servicer Fee                   0.03% or 0.08% per annum of the     Master Servicer
                                              principal balance of each
                                              mortgage loan, depending on the
                                              type of mortgage loan
        ------------------------------------- ----------------------------------- -----------------------------------
        ------------------------------------- ----------------------------------- -----------------------------------
        Subservicer Fee                       0.25% per annum of the principal    Subservicers
                                              balance of each mortgage loan
                                              serviced by a subservicer
        ------------------------------------- ----------------------------------- -----------------------------------

         In addition,  the master servicer or any applicable  subservicer may recover from payments on the mortgage loans or withdraw from the Custodial  Account the amount of any Advances and Servicing  Advances  previously  made, interest and  investment  income,  foreclosure  profits,  indemnification  payments  payable  under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

         On each  distribution  date for any series,  a distribution  date statement will be made available to each certificateholder  of that series setting forth certain  information with respect to the composition of the payment being made,  the  Certificate  Principal  Balance or Notional  Amount of an  individual  certificate  following the payment and certain other  information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the  distribution  date statement,  and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders of that series and other parties to the  pooling  and  servicing  agreement  via the  trustee's  internet  website.  See  also  "Description  of the
Certificates--Reports  to  Certificateholders"  in the related base  prospectus  for a more detailed  description of certificateholder reports.

VOTING RIGHTS

         There are actions  specified in the related base  prospectus  that may be taken by holders of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting  rights.  Except as is set forth in the  prospectus  supplement for any series,  1.0% of all voting rights will be allocated  among holders of each class of Interest  Only  Certificates  of that  series,  if any,  1.0% of all voting  rights will be allocated among the holders of all Residual  Certificates of that series,  and the remaining  voting rights will be allocated among all  holders  of any other  classes  of that  series in  proportion  to their  then  outstanding  Certificate
Principal  Balances.  The pooling and servicing  agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

         Notwithstanding  the foregoing,  so long as there does not exist a failure by the  Certificate  Insurer to make a  required  payment  under  any  financial  guaranty  insurance  policy  related  to  any  class  of  Insured
Certificates for any series,  the  Certificates  Insurer shall have the right to exercise all rights of the holders of the Insured  Certificates of that series under the related pooling and servicing  agreement  without any consent of such holders,  and such holders may exercise such rights only with the prior written  consent of the Certificate
Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

         The  circumstances  under which the  obligations  created by the pooling and  servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and
Servicing  Agreement--Termination;  Retirement of Certificates" in the related base prospectus.  The master servicer will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage loans included in the trust  established for any series is less than 10% of the aggregate  principal balance of the mortgage  loans  included in the trust  established  for that series as of the cut-off date for that series,  after deducting  payments of principal  due during the month of the cut-off  date  (whether or not  received),  either to purchase  all  remaining  mortgage  loans and other assets in the trust for that series,  thereby  effecting  early retirement  of the offered  certificates  or to  purchase,  in whole but not in part,  the  certificates.  Any such purchase of  mortgage  loans and other  assets of the trust for that  series  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair  market  value of the related underlying  mortgaged  properties  with respect to  defaulted  mortgage  loans as to which title to such  mortgaged properties  has been acquired if such fair market value is less than such unpaid  principal  balance as of the date of repurchase plus (b) accrued  interest  thereon at the mortgage rate to, but not including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include  certain  amounts owed by  Residential  Funding as seller of the mortgage  loans  included in the trust  established for that series,  under the terms of the agreement  pursuant to which  Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates  of any series  relating  to any  optional  termination  will be paid, first,  to the Senior  Certificates,  second,  to the Class M Certificates  in the order of their payment  priority and,  third,  to the  Class B  Certificates  of that  series.  The  proceeds  of any such  distribution  may not be sufficient  to distribute  the full amount to each class of  certificates  of that series if the purchase  price is based in part on the fair market  value of the  underlying  mortgaged  property  and the fair market  value is less than 100% of the unpaid principal  balance of the related mortgage loan.  Subject to any applicable  limitation set forth therein,  the financial  guaranty  insurance policy for any class of Insured  Certificates of any series will cover any such  shortfall  on that  series  allocated  to those  Insured  Certificates.  Any such  purchase  of the certificates  will be made at a price  equal to 100% of their  Certificate  Principal  Balance  plus,  except  with respect to the Principal  Only  Certificates,  the Accrued  Certificate  Interest  thereon,  or with respect to the
Interest Only  Certificates  of that series,  on their Notional  Amount,  for the  immediately  preceding  Interest
Accrual Period at the  then-applicable  pass-through rate and any previously unpaid Accrued  Certificate  Interest.
Promptly after the purchase of such  certificates of any series,  the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

         Upon  presentation  and surrender of the offered  certificates  in connection  with the termination of the trust or a  purchase  of  certificates  for any  series  under the  circumstances  described  in the two  preceding paragraphs,  the holders of the offered  certificates of that series will be entitled to receive an amount equal to the  Certificate  Principal  Balance of that class plus,  except in the case of the Principal Only  Certificates of that series,  Accrued  Certificate  Interest thereon for the immediately  preceding  Interest Accrual Period at the then-applicable  pass-through  rate,  or, with  respect to the  Interest  Only  Certificates,  Accrued  Certificate
Interest for the  immediately  preceding  Interest  Accrual  Period on their Notional  Amount,  plus any previously unpaid Accrued  Certificate  Interest.  However,  any Prepayment Interest  Shortfalls  previously  allocated to the certificates  of that  series  will not be  reimbursed.  In  addition,  distributions  to the  holders  of the most subordinate  class of certificates of that series  outstanding  with a Certificate  Principal  Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the  termination  of the trust for that series resulting from a purchase of all the assets of the trust.

TRUSTEE

         Unless an event of default has occurred and is continuing under the pooling and servicing  agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to  exercise  such of the rights and powers  vested in it by the pooling and  servicing  agreement,  such as either acting as the master  servicer or  appointing  a  successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would  exercise or use under the  circumstances  in the conduct of such  investor's  own  affairs.  Subject to certain  qualifications  and  exceptions  specified  in the pooling and servicing  agreement,  the trustee will be liable for its own negligent  action,  its own negligent  failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting funds from the master  servicer to  distribute  to  certificateholders  at the  direction  of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such  default,  appointing a successor  master  servicer,  and  effecting  any optional  termination  of the trust.

         The  initial  master  servicer  will pay to the  trustee  reasonable  compensation  for its  services  and reimburse the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions  of the  pooling  and  servicing  agreement,  except any such  expense  as may arise from the  trustee's negligence  or bad  faith.  The  master  servicer  has also  agreed to  indemnify  the  trustee  for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's  part arising out of the acceptance and administration of the trust.

         The  trustee  may  resign at any time,  in which  event  the  depositor  will be  obligated  to  appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and  appointment  of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                        LEGAL PROCEEDINGS

         There are no material  pending  legal or other  proceedings  involving the mortgage  loans or  Residential
Funding as sponsor and master servicer,  Residential  Funding Mortgage  Securities I, Inc. as depositor,  the Trust as the issuing  entity,  Homecomings,  as  subservicer,  or GMACM,  as  subservicer,  that,  individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential  Funding,  Homecomings and GMACM are currently  parties to various legal  proceedings  arising from time to time in the ordinary  course of their  businesses,  some of which purport to be class  actions.  Based on information  currently  available,  it is the opinion of  Residential  Funding,  Homecomings  and GMACM that the eventual  outcome of any currently  pending legal  proceeding,  individually  or in the aggregate,  will not have a material  adverse  effect on their  ability to perform  their  obligations  in relation to the mortgage  loans.  No assurance,  however,  can be given that the final  outcome  of these  legal  proceedings,  if  unfavorable,  either individually or in the aggregate,  would not have a material adverse impact on Residential Funding,  Homecomings or
GMACM.  Any such  unfavorable  outcome could  adversely  affect the ability of Residential  Funding  Company,  LLC,
Homecomings  or GMACM to perform its servicing  duties with respect to the mortgage loans and  potentially  lead to the replacement of Residential Funding, Homecomings or GMACM with a successor servicer.

                            MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of, Mayer,  Brown, Rowe & Maw LLP, counsel to the depositor,  assuming  compliance with all provisions of the pooling and servicing agreement and other governing  documents,  for federal income tax purposes, the portion of the trust  consisting of the mortgage loans and certain other  segregated  assets,  exclusive of the yield  maintenance  agreement,  the yield  maintenance  reserve fund and the Initial  Monthly  Payment  Fund,  will qualify as two REMICs under the Internal Revenue Code.

         In addition, in the opinion of Mayer, Brown, Rowe& Maw LLP, for federal income tax purposes:

-        any Class R Certificates of a series will constitute a class of "residual interests" in a REMIC; and

-        each class of Senior Certificates,  other than the Class R Certificates,  and the Class M Certificates and
           the Class B Certificates  of any series will represent  ownership of "regular  interests" in a REMIC and will generally be treated as debt instruments of a REMIC.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For  federal  income tax  purposes,  each class of  offered  certificates  of any series may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original issue  discount,  market  discount and premium,  if any, on any class of any series for federal income tax purposes will be based on the assumption that,  subsequent to the date of any  determination the mortgage  loans  included in the trust  established  for that series will prepay at a rate equal to the  prepayment speed  assumption  set forth in the  prospectus  supplement  for that series.  No  representation  is made that the mortgage  loans  included in the trust  established  for that series will prepay at that rate or at any other rate.
See  "Material  Federal  Income  Tax  Consequences--General"  and  "--REMICs--Taxation  of  Owners  of  REMIC  Regular
Certificates--Original Issue Discount" in the related base prospectus.

         The  holders of offered  certificates  will be  required to include in income  interest  and any  original issue discount on their certificates in accordance with the accrual method of accounting.

         The Internal Revenue Service,  or IRS, has issued original issue discount  regulations under sections 1271 to 1275 of the  Internal  Revenue Code (the "OID  regulations")  that  address the  treatment  of debt  instruments issued with original  issue  discount.  The OID  regulations  suggest that original  issue discount with respect to securities  similar to the Variable  Strip  Certificates  that  represent  multiple  uncertificated  REMIC  regular interests,  in which ownership interests will be issued  simultaneously to the same buyer, should be computed on an aggregate  method.  In the absence of further  guidance from the IRS,  original  issue discount with respect to the uncertificated  regular interests  represented by the Variable Strip Certificates of any series will be reported to the IRS and the related  certificateholders  on an aggregate  method based on a single  overall  constant yield and the prepayment assumption stated above,  treating all uncertificated  regular interests as a single debt instrument as described in the OID regulations.

         If the method for computing  original issue discount  described in the term sheet supplement  results in a negative  amount for any period  with  respect  to a  certificateholder,  the  amount of  original  issue  discount allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original issue  discount  under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible that the  holder of a  certificate  of any series may be able to select a method  for  recognizing  original  issue
discount   that   differs  from  that  used  by  the  master   servicer  in   preparing   reports  to  the  related
certificateholders and the IRS.

         Some of the classes of offered  certificates  of any series may be treated for federal income tax purposes as having been  issued at a premium.  Whether any holder of one of those  classes of  certificates  will be treated as holding a certificate with amortizable  bond premium will depend on the  certificateholder's  purchase price and
the   distributions   remaining  to  be  made  on  the   certificate  at  the  time  of  its   acquisition  by  the
certificateholder.  Holders of those  classes of any  series of  certificates  should  consult  their tax  advisors regarding  the  possibility  of making an election to amortize  such  premium.  See  "Material  Federal  Income Tax
Consequences--REMICs--Taxation  of  Owners  of  REMIC  Regular  Certificates"  and  "--Premium"  in the  related  base prospectus.

         The offered  certificates of any series will be treated as assets described in Section  7701(a)(19)(C)  of the  Internal  Revenue  Code and "real estate  assets"  under  Section  856(c)(4)(A)  of the Internal  Revenue Code generally in the same  proportion  that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates  of any  series,  exclusive  of any  interest  payable  to a  certificate  related to a yield maintenance agreement,  if any, in respect of amounts received pursuant to such yield maintenance  agreement,  will be treated as "interest on obligations  secured by mortgages on real property"  under Section  856(c)(3)(B)  of the
Internal  Revenue Code  generally to the extent that the offered  certificates  are treated as "real estate assets"
under Section  856(c)(4)(A) of the Internal Revenue Code.  Moreover,  the offered certificates of any series, other than any Residual  Certificates  and, in the case of a certificate  related to a yield  maintenance  agreement,  if any,  exclusive of the portion thereof  representing the right to receive payments  received pursuant to such yield maintenance  agreement,  will be  "qualified  mortgages"  within the meaning of Section  860G(a)(3) of the Internal
Revenue Code if  transferred  to another  REMIC on its startup day in exchange  for a regular or residual  interest therein.  However,  prospective  investors in offered  certificates of any series that will be generally treated as assets  described  in Section  860G(a)(3)  of the  Internal  Revenue  Code should note that,  notwithstanding  that treatment,  any  repurchase  of a  certificate  of that  series  pursuant  to the right of the master  servicer  to repurchase  the  offered  certificates  of that  series may  adversely  affect  any REMIC  that  holds the  offered certificates if the repurchase is made under  circumstances  giving rise to a Prohibited  Transaction Tax. See "The
Pooling and  Servicing  Agreement--Termination"  in this term sheet  supplement  and  "Material  Federal  Income Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the related base prospectus.

         For  further  information   regarding  federal  income  tax  consequences  of  investing  in  the  offered certificates of any series,  see "Material  Federal Income Tax  Consequences--REMICs"  in this term sheet supplement and in the related base prospectus.

                  SPECIAL TAX CONSIDERATIONS APPLICABLE TO CERTIFICATES RELATED TO ANY YIELD MAINTENANCE AGREEMENT

         Each  holder of a  certificate  related  to a yield  maintenance  agreement,  if any,  is deemed to own an undivided  beneficial  ownership interest in two assets, a REMIC regular interest and an interest in payments to be made, if any, under the yield  maintenance  agreement.  Under the REMIC  regulations,  each holder of a certificate related to a yield  maintenance  agreement,  if any, must allocate its purchase price for that certificate  between its undivided  interest in the REMIC regular interest  component and the undivided interest in the right to receive payments,  if any,  under the yield  maintenance  agreement in  accordance  with the relative fair market values of each  property  right.  The master  servicer  intends to treat  payments  made to the  holders of any  certificates related to a yield  maintenance  agreement,  if any,  with  respect to the  payments  under such yield  maintenance agreement as includible in income based on the tax regulations  relating to notional principal  contracts.  The OID regulations  provide  that the trust's  allocation  of the issue price is binding on all holders  unless the holder explicitly  discloses on its tax return that its  allocation is different  from the trust's  allocation.  Under the
REMIC  regulations,  the master  servicer is required to account for the REMIC  regular  interest  and the right to receive  payments  under a yield  maintenance  agreement  as discrete  property  rights.  Holders of a  certificate related to a yield  maintenance  agreement,  if any, are advised to consult  their own tax advisors  regarding  the allocation of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their  certificates.  Treasury  regulations have been  promulgated  under Section 1275 of the Internal Revenue Code generally  providing for the integration of a "qualifying  debt instrument" with a hedge if the combined cash flows of the  components  are  substantially  equivalent to the cash flows on a variable rate debt  instrument.  However, such  regulations  specifically  disallow  integration  of debt  instruments  subject to Section  1272(a)(6) of the
Internal Revenue Code. Therefore,  holders of certificates related to a yield maintenance  agreement,  if any, will be unable to use the integration method provided for under such regulations with respect to such  certificates.  If the master  servicer's  treatment of payments under a yield  maintenance  agreement is respected,  ownership of the right to the payments  under a yield  maintenance  agreement  will  nevertheless  entitle the owner to amortize the separate  price paid for the right to the  payments  under  such yield  maintenance  agreement  under the  notional principal contract regulations.

         In the event that the right to receive the payments under a yield  maintenance  agreement is characterized as a "notional  principal  contract" for federal income tax purposes,  upon the sale of a certificate  related to a yield maintenance agreement, the amount of the sale allocated to the selling  certificateholder's  right to receive payments under such yield  maintenance  agreement  would be considered a  "termination  payment" under the notional principal contract regulations  allocable to the related certificate.  A holder of a certificate related to a yield maintenance  agreement would have gain or loss from such a termination of the right to receive  payments in respect of the  payments  under the yield  maintenance  agreement  equal to (i) any  termination  payment it received or is deemed  to have  received  minus  (ii)  the  unamortized  portion  of any  amount  paid,  or  deemed  paid,  by the certificateholder  upon entering into or acquiring  its interest in the right to receive  payments  under the yield maintenance agreement.

         Gain or loss realized upon the  termination  of the right to receive  payments  under a yield  maintenance agreement  will  generally  be  treated  as  capital  gain or  loss.  Moreover,  in the  case  of a bank or  thrift institution,  Internal  Revenue Code  Section  582(c) would likely not apply to treat such gain or loss as ordinary income.

         For  further  information   regarding  federal  income  tax  consequences  of  investing  in  the  offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

                  SPECIAL TAX CONSIDERATIONS APPLICABLE TO EXCHANGEABLE CERTIFICATES

         For a discussion of special tax  considerations  applicable to any class of Exchangeable  Certificates for any series see "Federal Income Tax  Consequences--Taxation  of Classes of Exchangeable  Certificates" in the related base prospectus.

                  SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The  IRS  has  issued  REMIC   regulations  under  the  provisions  of  the  Internal  Revenue  Code  that significantly  affect holders of Residual  Certificates of any series.  The REMIC regulations  impose  restrictions on the transfer or acquisition of some residual  interests,  including the Residual  Certificates.  The pooling and servicing  agreement for any series includes other  provisions  regarding the transfer of Residual  Certificates of that series, including:

-        the requirement that any transferee of a Residual  Certificate provide an affidavit  representing that the transferee

-        is not a disqualified organization;

-        satisfies the  requirement  that the  transferor is not acquiring the Residual  Certificate on behalf of a disqualified organization; and

-        satisfies  the  requirement  that the  transferor  will  maintain  that  status and will  obtain a similar affidavit  from  any  person  to whom the  transferee  shall  subsequently  transfer  a  Residual
                  Certificate;

-        a provision that any transfer of a Residual  Certificate to a disqualified  organization shall be null and void; and

-        a grant to the master  servicer of the right,  without  notice to the holder or any prior holder,  to sell to a  purchaser  of its choice  any  Residual  Certificate  that shall  become  owned by a  disqualified organization despite the first two provisions above.

In addition,  under the pooling and servicing  agreement for any series,  the Residual  Certificates of that series may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual interests  will be  disregarded  for all  federal  income  tax  purposes,  and that  the  purported  transferor  of
"noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no significant purpose of the transfer was to impede the assessment or collection of tax."  Based on the REMIC  regulations,  the  Residual  Certificates  of any series may  constitute  noneconomic residual  interests  during some or all of their  terms for  purposes of the REMIC  regulations  and,  accordingly, unless no  significant  purpose of a transfer is to impede the  assessment or  collection of tax,  transfers of the
Residual  Certificates of any series may be disregarded  and purported  transferors may remain liable for any taxes due relating to the income on the related  Residual  Certificates.  All transfers of the Residual  Certificates  of any series will be restricted in accordance  with the terms of the pooling and servicing  agreement for that series that are intended to reduce the  possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual  Certificates  constitute  noneconomic  residual  interests.  See "Material Federal Income
Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC   Residual   Certificates--Noneconomic   REMIC   Residual
Certificates" in the related base prospectus.

         The IRS has  issued  final  REMIC  regulations  that add to the  conditions  necessary  to  assure  that a transfer of a noneconomic  residual interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual,  the  transferee  represent  that it will not cause the income
"to be attributable to a foreign permanent  establishment or fixed base (within the meaning of an applicable income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable domestic  corporations  in  transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and circumstances known to the transferor at the time of transfer  not indicate to a reasonable  person that the taxes with  respect to the  residual  interest  will not be paid,  with an  unreasonably  low cost  for the  transfer  specifically  mentioned  as  negating  eligibility.  The regulations  generally  apply to  transfers  of residual  interests  occurring on or after  February 4,  2000.  See
"Material  Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC  Residual  Certificates--Noneconomic
REMIC Residual Certificates" in the related base prospectus.

         The Residual  Certificateholders  of any series may be required to report an amount of taxable income with respect to, in particular,  the earlier  accrual periods of the term of the REMICs that  significantly  exceeds the amount of cash  distributions  received by the  Residual  Certificateholders  from the REMICs with respect to those periods.  Furthermore,  the tax on that income may exceed the cash  distributions  with  respect to those  periods.
Consequently,  Residual  Certificateholders  of any series should have other sources of funds sufficient to pay any federal  income taxes due in the earlier years of each REMIC's term as a result of their  ownership of the Residual
Certificates.  In addition,  the required  inclusion of this amount of taxable  income  during the REMICs'  earlier accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the "wash sale" rules of
Section 1091 of the Internal Revenue Code, may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the Residual  Certificateholders'  pre-tax  rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         Effective  August 1, 2006,  temporary  regulations  issued by the Internal Revenue Service (the "Temporary regulations")  have  modified  the general  rule that excess  inclusions  from a REMIC  residual  interest  are not includible in the income of a foreign person (or subject to  withholding  tax) until paid or  distributed.  The new regulations  accelerate the time both for reporting of, and withholding tax on, excess inclusions  allocated to the foreign equity holders of partnerships  and certain other  pass-through  entities.  The new rules also provide that excess  inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign person,  if the first  allocation of income from the residual  interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

         Under  the  Temporary  regulations,  in the case of REMIC  residual  interests  held by a  foreign  person through a  partnership,  the amount of excess  inclusion  income  allocated to the foreign  partner is deemed to be received by the foreign  partner on the last day of the  partnership`s  taxable  year except to the extent that the excess  inclusion  was  required to be taken into account by the foreign  partner at an earlier time under  section
860G(b) of the Code as a result of a distribution  by the  partnership  to the foreign  partner or a disposition in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC residual interest may occur as a result of a termination  of the REMIC, a disposition of the  partnership's  residual  interest in the REMIC, a disposition of the foreign partner's  interest in the partnership,  or any other reduction in the foreign  partner's  allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

         Similarly,  in the case of a residual  interest held by a foreign person as a shareholder of a real estate investment  trust or regulated  investment  company,  as a participant  in a common trust fund or as a patron in an organization  subject to part I of subchapter T  (cooperatives),  the amount of excess  inclusion  allocated to the foreign  person must be taken into  income at the same time that other  income from the trust,  company,  fund,  or organization would be taken into account.

         Under the Temporary  regulations,  excess  inclusions  allocated to a foreign person (whether as a partner or holder of an interest in a  pass-through  entity) are expressly  made subject to  withholding  tax. In addition, in the case of excess inclusions  allocable to a foreign person as a partner, the Temporary  regulations  eliminate an important  exception to the  withholding  requirements  under which a withholding  agent unrelated to a payee is obligated  to withhold  on a payment  only to the extent that the  withholding  agent has control  over the payee's money or property and knows the facts giving rise to the payment.

         An individual,  trust or estate that holds,  whether directly or indirectly  through certain  pass-through entities,  a Residual  Certificate,  may have  significant  additional  gross  income  with  respect to, but may be limited  on the  deductibility  of,  servicing  and  trustee's  fees and  other  administrative  expenses  properly allocable to each REMIC in computing the  certificateholder's  regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the  certificateholder's  alternative minimum tax liability.  See
"Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners of REMIC  Residual  Certificates--Possible
Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued final  regulations  relating to the federal income tax treatment of  "inducement  fees"
received by transferees of non-economic  REMIC residual  interests.  The regulations  provide tax accounting  rules for the inclusion of such fees in income over an appropriate  period,  and clarify that  inducement  fees represent income  from  sources  within the United  States.  These rules  apply to taxable  years  ending on or after May 11,
2004. On the same date, the IRS issued  administrative  guidance  addressing the procedures by which transferees of such REMIC  residual  interests may obtain  consent to change the method of  accounting  for REMIC  inducement  fee income to one of the methods provided in the  regulations.  Prospective  purchasers of REMIC residual  certificates should consult with their tax advisors  regarding the effect of these  regulations  and the related  administrative guidance.

         Residential  Funding will be designated as the "tax matters  person" with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of the Residual Certificates.

         Purchasers  of the  Residual  Certificates  of any series are  strongly  encouraged  to consult  their tax advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the Residual
Certificates  of any series,  see "Certain  Yield and  Prepayment  Considerations--Additional  Yield  Considerations
Applicable  Solely to the Residual  Certificates"  in this term sheet  supplement and "Material  Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

                                                  STATE AND OTHER TAX CONSEQUENCES

         In  addition  to  the  federal  income  tax  consequences   described  in  "Material  Federal  Income  Tax
Consequences,"  potential  investors  should  consider  the state and local tax  consequences  of the  acquisition, ownership,  and disposition of the  certificates  of any series.  State tax law may differ  substantially  from the corresponding  federal tax law,  and the  discussion  above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective  investors should consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                                           USE OF PROCEEDS

         The net  proceeds  from the sale of the  offered  certificates  of any  series to the  underwriter  or the underwriters  for any series will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes.

                                                       METHOD OF DISTRIBUTION

         In accordance  with the terms and conditions of any related  underwriting  agreement for any series,  each underwriter  set  forth  in the  prospectus  supplement  for that  series  with  respect  to any  class of  offered certificates  of that series will serve as an  underwriter  for each  applicable  class set forth in the prospectus supplement  for that series and will agree to purchase  and the  depositor to sell each  applicable  class of those
Senior  Certificates  and Class M Certificates,  except that a de minimis  portion of the Residual  Certificates of that series will be retained by Residential  Funding.  Each  applicable  class of  certificates of any series being sold to an  underwriter  are referred to as the  underwritten  certificates  for that series.  It is expected  that delivery of the underwritten  certificates for any series, other than the Residual Certificates,  will be made only in  book-entry  form  through the Same Day Funds  Settlement  System of DTC,  and that the delivery of the Residual
Certificates  for any series,  other than the de minimis portion retained by Residential  Funding,  will be made at the offices of the  applicable  underwriter  on the  closing  date for that  series,  against  payment  therefor in immediately available funds.

         In  connection  with the  underwritten  certificates  of any  series,  each  underwriter  has  agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable class of the  underwritten  certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each  applicable  class of the  underwritten  certificates of that series is subject to, among  other  things,  the  receipt of legal  opinions  and to the  conditions,  among  others,  that no stop order suspending  the  effectiveness  of  the  depositor's  registration  statement  shall  be in  effect,  and  that  no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the  underwritten  certificates  of any series by any applicable  underwriter may be effected  from  time  to time in one or more  negotiated  transactions,  or  otherwise,  at  varying  prices  to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.

         The  underwriter  for any class of any series may effect  these  transactions  by selling  the  applicable underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates of any series, the underwriter for any class of that  series  may be  deemed  to have  received  compensation  from the  depositor  in the form of  underwriting compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the underwritten  certificates  of any series are also  underwriters  of that series under the  Securities Act of 1933.
Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement  for  any  series  will  provide  that  the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances  the  underwriter  will indemnify the  depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         Unless  purchased by an underwriter as described in the prospectus  supplement for that series,  the Class
A-V  Certificates  and Class A-P  Certificates  of any series may be  offered  by the  depositor  from time to time directly or through an  underwriter  or agent in one or more  negotiated  transactions,  or  otherwise,  at varying prices  to be  determined  at the  time  of  sale.  Proceeds  to the  depositor  from  any  sale of the  Class  A-V
Certificates  or Class A-P  Certificates of any series will equal the purchase price paid by their  purchaser,  net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         There is currently no secondary  market for the offered  certificates.  The underwriter for any series may make a secondary  market in the  underwritten  certificates of that series but is not obligated to do so. There can be no  assurance  that a secondary  market for the offered  certificates  of any series will develop or, if it does develop, that it will continue.  The offered certificates will not be listed on any securities exchange.

         The primary  source of  information  available to investors  concerning  the offered  certificates  of any series  will be the  monthly  statements  discussed  in the  related  base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term  sheet  supplement  under  "Pooling  and  Servicing
Agreement--Reports to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional  amount of the offered  certificates  of that  series.  There can be no assurance  that any  additional information  regarding  the offered  certificates  of any series will be  available  through any other  source.  In addition,  the depositor is not aware of any source through which price information about the offered  certificates will be available on an ongoing basis.  The limited nature of this information  regarding the offered  certificates may  adversely  affect the  liquidity  of the  offered  certificates,  even if a  secondary  market for the offered certificates for any series becomes available.

                                                           LEGAL OPINIONS

         Certain legal  matters  relating to the  certificates  of any series will be passed upon for the depositor and Residential Funding  Securities,  LLC, if it is an underwriter of that series, by Mayer, Brown, Rowe & Maw LLP,
New York, New York and for any  underwriters  of that series other than  Residential  Funding  Securities,  LLC, by
Sidley Austin LLP, New York, New York.

                                                               RATINGS

         It is a condition  of the  issuance of the offered  certificates  of any series that each class of offered certificates  of that series be assigned at least the ratings  designated  in the  prospectus  supplement  for that class  of  certificates  by one or more  rating  agencies  including  by  Standard  &  Poor's,  a  division  of The
McGraw-Hill  Companies,  Inc., or Standard & Poor's,  Moody's Investors Service, Inc. or Moody's, or Fitch Ratings,
or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders  of payments  required  under the related  pooling and  servicing  agreement.  Standard & Poor's ratings take into  consideration  the credit  quality of the related  mortgage  pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is adequate to make payments  required  under the related  certificates.  Standard & Poor's  ratings on the offered certificates  of any series will not,  however,  constitute a statement  regarding  frequency of prepayments on the related mortgage loans.  See "Certain Yield and Prepayment Considerations" in this term sheet supplement.

         The ratings  assigned by Moody's to  mortgage  pass-through  certificates  address the  likelihood  of the receipt by  certificateholders  of all  distributions  to which they are  entitled  under the  related  pooling and servicing  agreement.  Moody's ratings reflect its analysis of the riskiness of the related  mortgage loans and the structure of the  transaction  as described in related  pooling and  servicing  agreement.  Moody's  ratings do not address the effect on the  certificates'  yield  attributable to prepayments or recoveries on the related  mortgage loans.  Further,  the ratings on the Interest  Only  Certificates  of any series do not address  whether  investors therein will recoup their initial  investments.  The rating on the Principal Only  Certificates  of any series only addresses the return of its Certificate  Principal Balance.  The rating on the Residual  Certificates of any series only addresses the return of its  Certificate  Principal  Balance and interest on the Residual  Certificates at the related pass-through rate.

         The  ratings  assigned by Fitch to  mortgage  pass-through  certificates  address  the  likelihood  of the receipt by  certificateholders  of all  distributions  to which they are entitled under the transaction  structure.
Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the transaction  as  described  in  the  operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the certificates'  yield  attributable  to prepayments or recoveries on the underlying  mortgage  loans.  Further,  the ratings on any Interest  Only  Certificates  do not address  whether  investors  therein will recoup their  initial investments.  The  rating  on any  Principal  Only  Certificates  only  addresses  the  return  of its  Certificate
Principal  Balance.  The rating on any class of Residual  Certificates only addresses the return of its Certificate
Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

         Except as is  otherwise  set forth in the  prospectus  supplement  for that  series,  the  ratings by each rating  agency  rating a class of Insured  Certificates  of any series  will be  determined  without  regard to the related financial guaranty insurance policy.

         There can be no assurance as to whether any rating  agency other than the rating  agencies  designated  in the  prospectus  supplement  for a  class  of  certificates  will  rate  the  Senior  Certificates  or the  Class M
Certificates  of any series,  or, if it does,  what rating would be assigned by any other rating  agency.  A rating on the  certificates  of any series by another  rating  agency,  if assigned at all,  may be lower than the ratings assigned to the  Certificates of that series by the rating agency or rating agencies  requested by the depositor to rate those certificates.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other security  rating.  The ratings of any Interest Only  Certificates  of any series do not address  the  possibility  that  the  holders  of  those  certificates  may fail to  fully  recover  their  initial investments.  The  ratings  of any  certificates  related  to a yield  maintenance  agreement  do not  address  the likelihood  that payments will be received from the yield  maintenance  agreement  provider.  In the event that the ratings initially  assigned to the offered  certificates of any series are subsequently  lowered for any reason, no person or entity is obligated to provide any additional  support or credit  enhancement with respect to the offered certificates.

         The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                          LEGAL INVESTMENT

         The  prospectus  supplement  for any series will set forth the offered  certificates  of that series which will  constitute  "mortgage  related  securities"  for  purposes of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating  agencies,  and,  as such,  are legal  investments  for some entities to the extent  provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking statutory action on or prior to October 3, 1991.  Some states have enacted  legislation  which  overrides the preemption  provisions of SMMEA. The remaining  classes of certificates  will not constitute  "mortgage  related  securities" for purposes of SMMEA.

         The  depositor  makes no  representations  as to the proper  characterization  of any class of the offered certificates  of any series for legal  investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.
These  uncertainties  may  adversely  affect the  liquidity  of any class of offered  certificates  of any  series.
Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and regulations, regulatory  capital  requirements or review by regulatory  authorities  should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                                        ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts, or any other person  investing  ERISA plan assets of any ERISA plan,  as defined  under "ERISA  Considerations--Plan
Asset  Regulations" in the related base  prospectus,  should  carefully  review with its legal advisors whether the purchase or holding of the offered  certificates  of any series could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal  Revenue  Code.  The purchase or holding of the
Class A  Certificates,  as well as the Class M Certificates  of any series,  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for  exemptive  relief  under the RFC  exemption,  as  described  under "ERISA
Considerations--Considerations  for ERISA  Plans  Regarding  the  Purchase  of  Certificates--Prohibited  Transaction
Exemptions"  in the  related  base  prospectus  provided  those  certificates  are  rated at least  "BBB-"  (or its equivalent)  by Standard & Poor's,  Moody's or Fitch at the time of purchase.  The RFC exemption  contains a number of other  conditions  which must be met for the RFC exemption to apply,  including the  requirement  that any ERISA plan must be an "accredited  investor" as defined in Rule  501(a)(1) of Regulation D under the Securities  Act. The depositor  expects that the  specific  conditions  of the RFC  exemption  should be  satisfied  with respect to the offered  certificates of any series so that the RFC exemption should provide an exemption,  from the application of the prohibited  transaction  provisions of Sections  406(a),  406(b) and 407(a) of ERISA and Section 4975(c) of the
Internal  Revenue Code, for  transactions in connection with the servicing,  management and operation of the assets held by the trust  established  for that series,  provided  that the general  conditions  of the RFC  exemption are satisfied.

         Each  beneficial  owner of Class M Certificates  of any series or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of such  certificate  or any interest  therein,  that either (i) it is not an ERISA plan or an ERISA plan  investor,  (ii) it has  acquired  and is holding  such Class M
Certificates  in reliance on the RFC exemption,  and that it understands  that there are certain  conditions to the availability  of the RFC  exemption,  including  that  the  Class M  Certificates  must be  rated,  at the  time of purchase,  not lower than "BBB-" (or its  equivalent) by Standard & Poor's,  Moody's or Fitch or (iii) (1) it is an
insurance  company,  (2) the source of funds used to acquire or hold the certificate or any interest  therein is an
"insurance  company  general  account",  as such term is defined in Section V(e) of  Prohibited  Transaction  Class
Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Class M Certificate  of any series or any interest  therein is acquired or held in violation of the conditions described in the preceding  paragraph,  the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate,  retroactive to the date of transfer to the purported  beneficial owner.  Any  purported  beneficial  owner whose  acquisition  or holding of any such  certificate  or any  interest therein was effected in violation of the conditions  described in the preceding  paragraph shall indemnify and hold harmless the depositor,  the trustee,  the master  servicer,  any  subservicer,  the underwriters and the trust for that series from and against any and all  liabilities,  claims,  costs or expenses  incurred by those  parties as a result of that acquisition or holding.

         Because  the  exemptive  relief  afforded by the RFC  exemption  or any  similar  exemption  that might be available  will not likely  apply to the  purchase,  sale or holding of the  Residual  Certificates  of any series, transfers  of those  certificates  to any ERISA plan  investor  will not be  registered  by the trustee  unless the transferee  provides the depositor,  the trustee and the master  servicer with an opinion of counsel  acceptable to and in form and  substance  satisfactory  to those  entities,  which  opinion  will not be at the  expense of those entities, that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

-        is permissible under applicable law;

-        will not constitute or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the
           Internal Revenue Code (or comparable provisions of any subsequent enactments); and

-        will not subject  the  depositor,  the  trustee or the master  servicer  to any  obligation  or  liability
           (including  obligations  or  liabilities  under ERISA or Section 4975 of the Internal  Revenue  Code) in
           addition to those undertaken in the related pooling and servicing agreement.

         As discussed in greater detail above under "Description of the Mortgage  Pool--Sharia  Mortgage Loans", the
trust will include certain  residential  financing  transactions,  referred to as Sharia  Mortgage Loans,  that are structured so as to be permissible  under Islamic law utilizing  declining  balance  co-ownership  structures.  The
DOL has not  specifically  considered  the  eligibility  or  treatment  of  Sharia  Mortgage  Loans  under  the RFC exemption,  including  whether  they  would be  treated  in the same  manner  as other  single  family  residential mortgages.  However,  since the  remedies  in the event of  default  and  certain  other  provisions  of the Sharia
Mortgage  Loans held by the trust are similar to the  remedial and other  provisions  in the  residential  mortgage loans  contemplated  by the DOL at time the RFC  exemption  was granted,  the  depositor  believes  that the Sharia
Mortgage Loans  should be treated as other single family residential mortgages under the RFC exemption.

         Any  fiduciary  or other  investor  of ERISA plan  assets  that  proposes  to acquire or hold the  offered certificates  of any series on behalf of or with  ERISA  plan  assets of any ERISA  plan  should  consult  with its counsel  with  respect to: (i)  whether the general  conditions  and the other  requirements  in the RFC  exemption
(including  the terms  applicable to any yield  maintenance  agreement)  would be  satisfied,  or whether any other prohibited  transaction  exemption  would apply,  and (ii) the  potential  applicability  of the general  fiduciary responsibility  provisions  of ERISA and the  prohibited  transaction  provisions  of ERISA and Section 4975 of the
Internal Revenue Code to the proposed investment.  See "ERISA Considerations" in the related base prospectus.

         The  sale  of any of the  offered  certificates  of  any  series  to an  ERISA  plan  is in no  respect  a representation  by the  depositor  or the  underwriters  of that  Certificate  that  such an  investment  meets all relevant  legal  requirements  relating to investments  by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                  RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                               MORTGAGE PASS-THROUGH CERTIFICATES FOR THE S PROGRAM

                                               (ISSUABLE IN SERIES)

                                               TERM SHEET SUPPLEMENT

YOU SHOULD RELY ONLY ON THE INFORMATION  CONTAINED OR INCORPORATED BY REFERENCE IN THIS TERM SHEET SUPPLEMENT,  THE
PROSPECTUS  SUPPLEMENT FOR THE RELEVANT SERIES AND THE RELATED BASE  PROSPECTUS.  WE HAVE NOT AUTHORIZED  ANYONE TO
PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.